Pre-qualification Amendment Number 1: Form 1A/A for the Offering Circular first filed on April 3, 2023, for SciMar Ltd. This Amendment incorporates twelve (12) changes: (1) updated Legal Proceedings to confirm that Company is not party to any litigation; (2) updated annual MD&A re: receipt of tax credits and loan repayments; (3) updated and reformatted Securities Being Offered; (4) provided a new Subscription Agreement as exhibit; (5) added disclosure and Risk Factor re: contractual right of rescission; (6) replaced the broker-dealer with Texture Capital, Inc.; (7) corrected typographical errors and error in the maximum number of Bonus Shares; (8) added interim financial statements and MD&A for the six months ended March 31, 2023; (9) added the Canadian Offering Memorandum Wrapper as Exhibit 99; (10) updated the salary information for Compensation for Directors and Executives; (11) corrected an error in the Selling Shareholders table; (12) added a disclosure for concurrent negotiation for potential financing from Strategic Investors from outside the United States and Canada.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

THE SECURITIES OFFERED HAVE NOT BEEN APPROVED OR DISAPPROVED BY ANY STATE REGULATORY AUTHORITY NOR HAS ANY STATE REGULATORY AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THE OFFERING OR THE ACCURACY OR ADEQUACY OF THIS OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

Form 1-A/A

Amendment #1

Offering Circular

Regulation A Tier 2 Offering

Offering Circular

For

SCIMAR LTD.

A Manitoba, Canada Corporation

December 12, 2023

SECURITIES OFFERED	:	Up to 12,522,150 Shares of Class A Common Voting Stock, composed of up to 10,000,000 Shares of Class A Common Voting Stock for cash consideration and up to 2,522,150 Bonus Shares [1]
PRICE PER SHARE	:	$5.50
MAXIMUM OFFERING AMOUNT	:	$55,000,000.00
MINIMUM OFFERING AMOUNT	:	N/A
MINIMUM INVESTMENT	:	$99.00
CONTACT INFORMATION	:	SciMar Ltd. 119 Main St., S. Dauphin, Manitoba. R7N 1K4 CANADA (204) 701-2000 Investors@scimar.ca

1 The Company is offering up to 10,000,000 of Class A Common Voting Stock for cash consideration, plus up to 2,522,150 additional shares of Class A Common Voting Stock eligible to be issued as bonus shares (the “Bonus Shares”) to investors based upon an investor’s investment level and a friends-and-family program. No additional consideration will be received by the Company for the issuance of Bonus Shares and the Company will absorb the cost of the issuance of the Bonus Shares. No fractional shares will be issued by the Company through this Offering. See “Plan of Distribution” for further details.

Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than ten (10%) percent of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons, and additional rules specifically apply to Canadian residents. Before making any representation that your investment does not exceed applicable thresholds, Investors are encouraged to review rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, Investors are encouraged to refer to www.investor.gov.

SciMar Ltd. (the “Company” or the “Issuer”) is a Manitoba, Canada corporation, formed on December 8, 2009, by filing of a Certificate and Articles of Incorporation with the Manitoba Companies Office and subsequently amended by Certificate and Articles of Amendment dated January 24, 2018, March 25, 2021 and March 11, 2022 (collectively, the “Articles”). (See Exhibit 2 “Articles of Incorporation and Other Corporate Documents”).

The Company is offering (the “Offering”) by means of this offering circular (the “Offering Circular”) Company equity in the form of Class A Common Voting Shares, denominated in shares (the “Shares”) on a “best-efforts” and ongoing basis to investors who meet the Investor Suitability standards as set forth herein (“Investors"). (See “Investor Suitability” below.) The Company will offer the Shares through an Investor portal on the Company’s website, https://scimar.ca/invest/ (the “Platform”), and through Texture Capital, Inc. (“Texture”), a FINRA-registered broker-dealer. The offering of Shares to Canadian residents pursuant to the Offering is being made in accordance with National Instrument 45-106 – Prospectus Exemptions (“NI 45-106”), which sets out additional eligibility requirements and restrictions applicable to Canadian residents. Pursuant to the terms of NI 45-106, the Company has provided additional disclosure and granted certain additional rights to all investors, as described in Exhibit 99 (the “Canadian Offering Memorandum Wrapper”), which forms part of this Offering Circular.

The minimum investment amount per Investor is $99 representing (18) Shares at $5.50 per Share. The Company is run by a board of directors, comprised of a total of up to ten (10) directors (the “Board” collectively, and “Director” when referring to a single director). As of the date of this Offering Circular, the Company has five (5) Directors sitting on the Board. The day-to-day management and investment decisions of the Company are vested in the Board and in the officers of the Company (the “Officers”). The Company intends to use the proceeds from this Offering (the “Proceeds”) to fund research of the hormone "hepatalin" and development of three "NuPa" products and for general working capital purposes. See “Use of Proceeds” below.

Sales of the Shares pursuant to the Offering will commence following qualification of the Offering by the SEC (the “Effective Date”) and will terminate at the discretion of the Board or twelve (12) months following the Effective Date, whichever is earlier. The Company has set the maximum offering amount at $55,000,000 (“Maximum Offering Amount”). The Company may increase the Maximum Offering Amount at its sole and absolute discretion, subject to qualification by the SEC of a post-qualification amendment. However, the Maximum Proceeds from this Offering shall not exceed $75,000,000.00 in any twelve (12) month period in accordance with Tier II of Regulation A as set forth under the Securities Act of 1933, as amended, (“Reg A Tier II” or “Tier II”). The Company intends to offer the Shares described herein on a continuous and ongoing basis pursuant to Rule 251(d)(3)(i)(F). Further, the acceptance of Investor subscriptions may be briefly paused at times to allow the Company to effectively and accurately process and settle subscriptions that have been received. See “Terms of the Offering” below.

The Offering price of the Shares offered through this Offering was determined by the Board and may not bear any direct correlation to the value of the assets of the Company.

Investors who purchase Shares will become shareholders of the Company (“Investors” or “Shareholders”) subject to the terms of the Articles and Bylaws of the Company (see Exhibits 2A and 2B, respectively) once the Company deposits the Investor’s investment into the Company’s main operating account. There are thirty six (36) selling shareholders in this Offering. (See “Selling Shareholders” below.)

The Directors and Officers may receive compensation from the Company as Directors, and/or employees. See “Compensation of Directors and Officers” below. Investing in the Shares is speculative and involves substantial risks, including risk of complete loss of investment. Prospective Investors should purchase the Shares only if they can afford a complete loss of their investment. See “Risk Factors” below.

As of the date of this Offering Circular, the Company has engaged KoreTransfer USA LLC as transfer agent for this Offering and North Capital Private Securities Corporation as the Escrow Facilitator.

Concurrently with the Offering, the Company is pursuing additional investment outside of the United States and Canada from certain institutional investors, accredited syndicates, and the family offices of high-net-worth individuals (“Strategic Investors”). Investment from these Strategic Investors would not be part of this Offering but would be completed pursuant to applicable private placement exemptions under relevant securities legislation.  Any such investment would provide the Company with additional proceeds in the short term which would accelerate research and development progress.  The Company may choose to negotiate investment terms with these Strategic Investors during the same period of this Offering. In this case, the Company may choose to offer equity at a reduced price to institutions or syndicates investing at least $2,000,000.

RULE 251(D)(3)(I)(F) DISCLOSURE. RULE 251(D)(3)(I)(F) PERMITS REGULATION A OFFERINGS TO CONDUCT ONGOING CONTINUOUS OFFERINGS OF SECURITIES FOR MORE THAN THIRTY (30) DAYS AFTER THE QUALIFICATION DATE IF: (1) THE OFFERING WILL COMMENCE WITHIN TWO (2) DAYS AFTER THE QUALIFICATION DATE; (2) THE OFFERING WILL BE MADE ON A CONTINUOUS AND ONGOING BASIS FOR A PERIOD THAT MAY BE IN EXCESS OF THIRTY (30) DAYS OF THE INITIAL QUALIFICATION DATE; (3) THE OFFERING WILL BE IN AN AMOUNT THAT, AT THE TIME THE OFFERING CIRCULAR IS QUALIFIED, IS REASONABLY EXPECTED TO BE OFFERED AND SOLD WITHIN ONE (1) YEAR FROM THE INITIAL QUALIFICATION DATE; AND (4) THE SECURITIES MAY BE OFFERED AND SOLD ONLY IF NOT MORE THAN THREE (3) YEARS HAVE ELAPSED SINCE THE INITIAL QUALIFICATION DATE OF THE OFFERING, UNLESS A NEW OFFERING CIRCULAR IS SUBMITTED AND FILED BY THE COMPANY PURSUANT TO RULE 251(D)(3)(I)(F) WITH THE SEC COVERING THE REMAINING SECURITIES OFFERED UNDER THE PREVIOUS OFFERING; THEN THE SECURITIES MAY CONTINUE TO BE OFFERED AND SOLD UNTIL THE EARLIER OF THE QUALIFICATION DATE OF THE NEW OFFERING CIRCULAR OR THE ONE HUNDRED EIGHTY (180) CALENDAR DAYS AFTER THE THIRD ANNIVERSARY OF THE INITIAL QUALIFICATION DATE OF THE PRIOR OFFERING CIRCULAR. THE COMPANY INTENDS TO OFFER THE SHARES DESCRIBED HEREIN ON A CONTINUOUS AND ONGOING BASIS PURSUANT TO RULE 251(D)(3)(I)(F). THE COMPANY INTENDS TO COMMENCE THE OFFERING IMMEDIATELY AND NO LATER THAN TWO (2) DAYS FROM THE INITIAL QUALIFICATION DATE. THE COMPANY REASONABLY EXPECTS TO OFFER AND SELL THE SECURITIES STATED IN THIS OFFERING CIRCULAR WITHIN ONE (1) YEAR FROM THE INITIAL QUALIFICATION DATE.

NOTICE TO FOREIGN INVESTORS

IF A PURCHASER OF SHARES IN THIS OFFERING LIVES OUTSIDE THE UNITED STATES, IT IS THE PURCHASER’S RESPONSIBILITY TO FULLY OBSERVE THE LAWS OF ANY RELEVANT TERRITORY OR JURISDICTION OUTSIDE THE UNITED STATES IN CONNECTION WITH THE PURCHASE OF SUCH SHARES, INCLUDING OBTAINING REQUIRED GOVERNMENTAL OR OTHER CONSENTS OR OBSERVING ANY OTHER REQUIRED LEGAL OR OTHER FORMALITIES. THE COMPANY RESERVES THE RIGHT TO DENY THE PURCHASE OF SHARES IN THIS OFFERING BY ANY FOREIGN PURCHASER. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, CANADIAN RESIDENT INVESTORS MUST COMPLY WITH THE RELEVANT ELIGIBILITY REQUIREMENTS SET OUT IN NI 45-105.

The Company will commence sales of the Shares following qualification of the Offering by the SEC. The Company approximates sales will commence during Q4 of the calendar year 2023.

	Price to Public*	Commissions**	Proceeds to Other Persons***	Proceeds to the Issuer****
Amount to be Raised per Share	$5.50	$0.36	$0.57	$4.57
Minimum Investment Amount	$99.00	$6.39	$10.33	$82.28
Maximum Offering Amount	$55,000,000	$3,550,000	$5,739,657	$45,710,343

*The Offering price of the Shares offered through this Offering is determined by the Board and may not bear any relationship to the value of the assets of the Company.

** The Company has engaged Texture to act as the broker-dealer of record in connection with this Offering (but not for underwriting services) in exchange for a maximum possible commission of $3,550,000. Specifically, Texture will receive a 1% commission of the gross Proceeds, for a maximum of $550,000. The Company will pay Texture an additional 1% of the gross Proceeds from the sale of shares sold to any Investors that Texture contacts directly to assist in closing sales and/or receiving funds, up to a maximum of $1,000,000. Additionally, Texture will perform investor outreach services where it will introduce the Offering to its network of investors, in exchange for an additional 3% on amounts raised, up to a maximum of $2,000,000. These commissions do not include a one-time consulting fee payable by the Company to Texture totaling $10,000, nor expenses associated with FINRA filing fees and Blue-Sky filing fees. To the extent any such expenses are not actually incurred, the balance of this one-time fee will be reimbursed to the Issuer, pursuant to FINRA Rule 5110(g)(4)(A).  See “Plan of Distribution” for more details. To the extent that the Company’s officers and directors make any communications in connection with the Offering they intend to conduct such efforts in accordance with an exemption from registration contained in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, therefore, none of them is required to register as a broker-dealer.

*** The Company intends to have selling shareholders as part of this Offering. See Plan of Distribution and Selling Shareholders, below. 1,077,762 Class A Common Shares are being offered for the accounts of selling shareholders through this Offering.

 ****Net deployable proceeds to the Company only reflect an approximation of the Proceeds.

SUMMARY OF THE OFFERING

The following information is only a brief summary of, and is qualified in its entirety by, the detailed information appearing elsewhere in this Offering. This Offering Circular, together with the exhibits attached including, but not limited to, the Company Articles and Bylaws, copies of which are attached hereto as Exhibits 2A and 2B, respectively, and should be carefully read in their entirety before any investment decision is made. If there is a conflict between the terms contained in this Offering Circular and these documents, the Articles and Bylaws shall prevail and control, and no Investor should rely on any reference herein to the Articles and Bylaws without consulting the actual underlying documents.

COMPANY INFORMATION AND BUSINESS	SciMar Ltd. is a Manitoba, Canada corporation. The principal place of business is located at 119 Main St. S., Dauphin, Manitoba, R7N 1K4, Canada.
MANAGEMENT	The Company is managed by a Board of five (5) Directors. The Company has four (4) Officers. See “Directors, Officers, and Significant Employees” below.
THE OFFERING	The Company is selling equity in the form of 12,522,150 Shares of Class A Common Voting Stock, composed of up to 10,000,000 Shares of Class A Common Voting Stock for cash consideration and up to 2,522,150 Bonus Shares for a Maximum Offering Amount of $55,000,000. The Company will use the Proceeds of this Offering to fund the research of the hormone "hepatalin" and development of three "NuPa" products, as well as for working capital. See “Use of Proceeds” below.
SECURITIES BEING OFFERED

The Shares are being offered at a purchase price of $5.50 per Share. The Minimum Investment Amount for any Investor is $99.00 (18 shares).

For a complete summary of the rights granted to holders of Common Stock see “Description of the Securities” below.

COMPENSATION TO DIRECTORS

The Company currently pays four (4) of its Directors $10,000.00 each per year, and the Chair of the Board, $30,000.00 per year. For more information see “Compensation of the Directors and Officers” section below.

The Director, Officers, and employees of the Company will not be compensated through commissions for the sale of the Shares through this Offering.

PRIOR EXPERIENCE OF COMPANY MANAGEMENT	The Directors and Officers have extensive experience in vital aspects of the Company’s business. See “Directors, Officers, and Significant Employees” below.
INVESTOR SUITABILITY STANDARDS

The Shares will not be sold to any person unless they are a “Qualified Purchaser”. A Qualified Purchaser includes: (1) an “Accredited Investor” as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933 (the “Securities Act”); or (2) all other Investors who meet the investment limitations set forth in Rule 251(d)(2)(i)(C) of Regulation A. Such persons as stated in (2) above must conform with the “Limitations on Investment Amount” as described in the next section. Shares will not be sold to any person who is a Canadian resident unless they are additionally either: (1) an “Accredited Investor” or (2) an “Eligible Investor,” each as defined under Section 1.1 of NI 45-106.

Each person acquiring Shares may be required to represent that he, she, or it is purchasing the Shares for his, her, or its own account for investment purposes and not with a view to resell or distribute the securities.

Each prospective purchaser of Shares may be required to furnish such information or certification as the Company may require determining whether any person or entity purchasing Shares is an Accredited Investor if such is claimed by the Investor.

LIMITATIONS ON INVESTMENT AMOUNT

For Qualified Purchasers who are Accredited Investors, there is no limitation as to the amount invested through the purchase of Shares. For non-Accredited Investors, the aggregate purchase price paid to the Company for the purchase of the Shares cannot be more than 10% of the greater of the purchaser’s (1) annual income or net worth if purchaser is a natural person; or (2) revenue or net assets for the purchaser’s most recently completed fiscal year if purchaser is a non-natural person. For Canadian resident investors who are not Accredited Investors, they must also be Eligible Investors and must comply with the restrictions of Section 2.9 of NI 45-106. (Please refer to Exhibit 99, the Canadian Offering Memorandum Wrapper, for additional requirements applicable to Canadian resident investors.)

Different rules apply to Accredited Investors and non-natural persons. Each Investor should review 251(d)(2)(i)(C) of Regulation A before purchasing the Shares.

COMMISSIONS FOR SELLING SHARES

The Shares will be offered and sold directly by the Company, the Board, the Officers, and Company’s employees. No commissions for selling the Shares will be paid to the Company, the Board, the Officers, or the Company’s employees.

The Company has engaged Texture to act as the broker-dealer of record in connection with this Offering (but not for underwriting services) in exchange for a commission of 1% of the Offering Proceeds, up to a maximum of $550,000. Texture will receive an additional 1% of the Offering Proceeds from the sale of Shares sold to any Investors that Texture contacts directly to assist in closing sales and/or receiving funds, up to a maximum of $1,000,000. Additionally, Texture will perform investor outreach services where it will introduce the Offering to its network of prospective Investors, in exchange for an additional 3% on amounts raised only through Texture’s direct introductions, up to a maximum of $2,000,000. These commissions do not include a consulting fee of $10,000 payable by the Company to Texture. To the extent any such expenses are not actually incurred, the balance of this one-time fee will be reimbursed to the Issuer, pursuant to FINRA Rule 5110(g)(4)(A).

SELLING SECURITYHOLDERS	The Company anticipates there will be thirty-six (36) Selling Shareholders in this Offering. This represents $5,927,691 of the gross Proceeds. See “Plan of Distribution” and “Selling Shareholders” below.
COMPANY EXPENSES	Except as otherwise provided herein, the Company shall bear all costs and expenses associated with the Offering, the operation of the Company, including, but not limited to, the annual tax preparation of the Company’s tax returns, any state and federal income tax due, accounting fees, filing fees, and independent audit reports.

FORWARD LOOKING STATEMENTS

Investors should not rely on forward-looking statements because they are inherently uncertain. Investors should not rely on forward-looking statements in this Offering Circular. This Offering Circular contains forward-looking statements that involve risks and uncertainties. The use of words such as “anticipated,” “projected,” “forecasted,” “estimated,” “prospective,” “believes,” “clams”, “expects,” “plans,” “future,” “intends,” “should,” “can,” “could,” “might,” “potential,” “continue,” “may,” “will,” and similar expressions identify these forward-looking statements. Investors should not place undue reliance on these forward-looking statements, which may apply only as of the date of this Offering Circular.

INVESTOR SUITABILITY STANDARDS

All persons who purchase the Shares of the Company pursuant to the form of subscription agreement (the “Subscription Agreement”), attached hereto as Exhibit 4, must comply with the Investor Suitability Standards as provided below. It is the responsibility of the purchaser of the Shares to verify compliance with the Investor Suitability Standards. The Company may request that Investor verify compliance, but the Company is under no obligation to do so. By purchasing Shares pursuant to this Offering, the Investor self-certifies compliance with the Investor Suitability Standards. If, after the Company receives Investor’s funds and transfers ownership of the Shares, the Company discovers that the Investor does not comply with the Investor Suitability Standards as provided, the transfer will be deemed null and void ab initio and the Company will return Investor’s funds to the purported purchaser. The amounts returned to the purported purchaser will be equal to the purchase price paid for the Shares less any costs incurred by the Company in the initial execution of the null purchase and any costs incurred by the Company in returning the Investor’s funds. These costs may include any transfer fees, sales fees/commissions, or other fees paid to transfer agents or brokers.

The Company’s Shares are being offered and sold only to “Qualified Purchasers” as defined in Regulation A.

Qualified Purchasers include:

(i) “Accredited Investors” defined under Rule 501(a) of Regulation D (as explained below); and

(ii) All other Investors so long as their investment in the Company’s Shares does not represent more than 10% of the greater of the Investor’s, alone or together with a spouse or spousal equivalent, annual income, or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons).

The Shares are offered hereby and sold to Investors that meet one of the two categories above. To qualify as an Accredited Investor, for purposes of satisfying one of the tests in the Qualified Purchaser definition, an Investor must meet one of the following conditions:

1) An Accredited Investor, in the context of a natural person, includes anyone who

(i) Earned income that exceeded $200,000 (or $300,000 together with a spouse or spousal equivalent) in each of the prior two years, and reasonably expects the same for the current year or

(ii) Has a net worth over $1 million, either alone, or together with a spouse or spousal equivalent (excluding the value of the person’s primary residence), or

(iii) Holds in good standing a Series 7, 65, or 82 license.

2) Additional Accredited Investor categories include

 (i) Any bank as defined in Section 3(a)(2) of the Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to Section 15 of the Securities and Exchange Act of 1934 (the “Exchange Act”); any insurance company as defined in Section 2(13) of the Exchange Act; any investment company registered under the Investment Fund Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; any Small Business Investment Fund (SBIC) licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5 million any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment advisor, or if the employee benefit plan has total assets in excess of $5 million or, if a self-directed plan, with investment decisions made solely by persons who are Accredited Investors;

(ii) Any private business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940;

(iii) Any organization described in Section 501(c)(3)(d) of the Internal Revenue Code of 1986, as amended (the “Code”), corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5 million;

(iv) Any director or executive officer, or Fund of the issuer of the securities being sold, or any director, executive officer, or Fund of a Fund of that issuer;

(v) Any trust, with total assets in excess of $5 million, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Section 506(B)(b)(2)(ii) of the Code; or

(vi) Any entity in which all of the equity owners are Accredited Investors as defined above.

To subscribe for Shares, residents of Canada must also meet certain additional categories of eligibility and comply with additional restrictions, depending upon in which Province the investor resides. Please refer to the Canadian Offering Memorandum Wrapper, Exhibit 99, for details of those restrictions.

RISK FACTORS

An investment in this company’s securities involves a high degree of risk. You should carefully consider the risks described below, together with all of the other information included in this Offering Circular, before making an investment decision. If any of the following risks actually occur, the Company’s business, financial condition or results of operations could suffer, and you may lose all or part of your investment. See “Forward Looking Statements” above for a discussion of forward-looking statements and the significance of such statements in the context of this Offering Circular.

Risks listed in this item are separated into the following subsections:

1.	Industry Risk

2.	Capital Risk

3.	Clinical Risks

4.	Business Risks

5.	Third-Party Risks

6.	Offering Risks

1.	INDUSTRY RISK

Biotech research industry businesses are speculative and subject to numerous risks and uncertainties. The research and development of new proposed products may not succeed in creating any commercial products or value due to formulation, supply chain limitations, preclinical evidence, clinical trial failure, lack of acceptance or demand from the marketplace, technological inefficiencies, competition, or other reasons. There is no assurance that any biotech company will earn revenue or a profit.

There is no assurance that research and development activities will result in any proprietary technology or commercial products.

Research and development efforts for biotech products may fail to result in any commercial products, or any proprietary or patentable technology. Biotech products may not work, competitors may develop and sell superior products performing the same function, or industry participants may not accept or desire those products. Biotechnology companies may not be able to protect their proprietary rights, if any, from infringement or theft by third parties. Government regulation may delay, suppress, or prevent marketing and sales of products, even if products can be commercialized. Biotech companies may have inadequate capital to successfully execute key aspects of their business plan, particularly as it relates to the capital-intensive drug approval processes, which take years to complete.

Biotechnology products require regulatory approvals, and the issuance of regulatory approvals is uncertain and subject to a number of risks. These risks include, but are not limited to, regulatory authorities (Health Canada or FDA) or research Institutional Review Boards (“IRBs”) disagreeing with the design or implementation of clinical trial protocols; the results of clinical trials may not be efficacious or may not meet the level of statistical or clinical significance to receive marketing approval for any product. Regulatory authorities may fail to approve the manufacturing processes or facilities of third-party manufacturers and commercial suppliers. Without approvals from regulatory authorities a product cannot be sold.

Successful pharma products are dependent on numerous factors beyond the control of Company management.

Planned clinical study results may show a product to be less effective than expected or may demonstrate harmful or problematic side effects to the user, which would prohibit a company from launching a product. Additionally, there are multiple opportunities for delays to occur during the process of undertaking clinical studies. These delays may be caused by the time needed for regulatory approvals by the IRB(s) and/or government; recruitment challenges (i.e., slow enrollment in clinical investigations); the length of time needed to measure biomarkers and reach investigational endpoints; additional time needed for data analysis; time needed for additional preclinical or clinical data or unexpected safety or manufacturing issues; manufacturing costs and/or supply chain delays; or other factors that render the product not economical. Competing products and technologies may also prevent a product from being economical. Any of these events could significantly harm business results.

Undesirable side effects can delay or prevent regulatory approval of pharmaceutical products.

Side effects related to study investigational products could impact IRBs and/or government regulatory approvals; the ability of enrolled participants to complete the study protocol; and/or could result in potential liability claims. If undesirable side effects are being caused by the product, a number of potentially significant negative consequences could result including regulatory authorities withdrawing approval to continue research; or a requirement for cautionary warning statements be printed on product labels and the biotech company could be held liable for harm caused. Any of these events could prevent a company from achieving or maintaining market acceptance of the product and could significantly harm business results.

Product liability could cause extensive losses if a product is found to be unsafe.

All biotech and pharmaceutical companies are subject to strict product liability laws. A product liability lawsuit could cause substantial losses. Under certain circumstances distributors or retailers of a product may be required to recall or withdraw the product from the marketplace. Even if a situation does not necessitate a recall or market withdrawal, product liability claims may be asserted. If the consumption of any of a product causes, or is alleged to have caused, a health-related illness, a biotech or pharmaceutical company may become subject to claims or lawsuits relating to such matters. Even if a product liability claim is unsuccessful, the negative publicity surrounding any assertion that the products caused illness or physical harm could adversely affect reputation and brand equity.

The industry is competitive with many new developments and competitors with vast resources.

The pharmaceutical industry is characterized by rapid technological developments and a high degree of competition. Biotech companies compete with other companies for lab space, clinical suites, and highly qualified personnel. Biotech companies must possess strong intellectual property (patents) and demonstrate the ability to commercialize technological developments, raise necessary capital, obtain necessary approvals, conduct large-scale trials, manufacture at scale, distribute abroad, and monetize products. During this time, other companies may develop products that are safer, more effective, or less costly rendering products under development noncompetitive or obsolete.

Success in preclinical and early clinical studies does not ensure success with large-scale investigations.

Many companies in the pharmaceutical and biotechnology industries have suffered significant setbacks in clinical trials after achieving positive results in preclinical development. Potential setbacks can include negative efficacy observations and/or a lack of replicability of results in clinical trials, as well as potential adverse events. Moreover, preclinical data can be susceptible to varying interpretations and analyses, and many companies that believed their product performed satisfactorily in preclinical studies nonetheless failed to obtain approval or a marketing authorization from regulatory authorities.

Prescribed products generally depend on third party payers and prescribers for revenues.

Successful commercialization of a medical product or service may be dependent on timely reimbursement from governmental authorities. Payers of healthcare costs like public health authorities or private healthcare insurers often limit payments or reimbursement for medical products and services. Unfavorable coverage and spending decisions from healthcare payers could prevent a company from achieving profitable access to a market, network or geographical region and could significantly harm business results. These same risks could adversely affect the Company’s plans and future profitability.

Prescribed products or services must achieve broad market acceptance in a highly regulated marketplace.

Even after regulatory approval is obtained, a new product must be accepted by physicians, patients, and payers. Market acceptance depends on consumer awareness of availability and benefits; the health indications/claims (and warnings) approved by regulatory authorities; continued demonstration of efficacy and safety in commercial use; perceptions by members of the health care community, including physicians' willingness to prescribe the product, reimbursement from third-party payors such as government healthcare systems and insurance companies; the per-unit price of the health product or therapeutic; health benefit(s) and cost-effectiveness relative to competing options; and successful marketing and distribution efforts. Any factors preventing or limiting market acceptance could significantly harm business results.

Regulatory approval processes are lengthy, time-consuming, and inherently unpredictable.

Biotech companies are not permitted to market products until they receive approval by specific jurisdictional regulatory authorities (i.e., Health Canada, United States Food and Drug Administration (“FDA”), the European Medicines Agency (“EMA”)). Collectively, these regulatory authorities will be referred to as “Regulatory Authorities” or a “Regulatory Authority” generally or in the singular. Prior to submitting a product to any Regulatory Authority for approval, a biotech company will need to complete years of extensive research, including clinical trials (i.e., human studies) and for pharmaceuticals, preclinical research studies (i.e., in vitro and animal studies) as well. All clinical trials require ethics approval from one or more research IRBs. Successfully completing a clinical research program and obtaining approval is a complex, lengthy, and expensive process. Upon completion, research data is used to support market access applications to government authorities. A regulatory authority may delay, limit, or deny approval of a product for many reasons, including not being able to demonstrate a product is safe and effective (i.e., poorly designed research studies; insufficient evidence from clinical trial data; lack of replicability of clinical research results; and/or adverse events associated with the investigational product). Regulatory authorities may also not approve product formulations for market if the product cannot demonstrate that it meets good quality standards (i.e., it cannot consistently meet set analytical specifications; the product cannot maintain a consistent shelf life; and/or the product contains adulterated or fraudulent materials).

Any of these factors could increase development costs and/or jeopardize the ability of a product to obtain regulatory approval, resulting in a significant impact on the viability of any biotechnology business.

Delays with regulators are common and beyond the control of company management.

Inadequate funding, COVID-related delays in review times, and an increase in the volume of new regulatory applications to government agencies have slowed review periods and approval processes. Average review times at these agencies have fluctuated in recent years (and are expected to continue to fluctuate), and therefore cannot be accurately predicted. Disruptions at regulatory agencies may increase the time necessary for regulatory applications (and in Canada, clinical trial applications) to be reviewed and/or approved, causing unpredictable delays which may prevent market access, leading to a negative impact on the product’s potential sales.

 2. CAPITAL RISKS

The Company has a history of net losses and negative cash flow from operations with anticipated net losses and negative cash flow from operations to continue for the foreseeable future.

Since inception, the Company has not generated material revenues, has incurred losses, and has an accumulated deficit of $31,010,202, CAD as of March 31, 2023  (approximately $22,801,619 USD). The Company expects to incur a net loss for the fiscal year ending September 30, 2023, and thereafter, primarily a result of increased operating expenses related to the product development and clinical work required for the Company’s products. The Company may not be able to achieve a level of revenues adequate to generate sufficient cash flow from operations or obtain funding from this Offering or additional financing through private placements, public offerings and/or bank financing necessary to support working capital requirements. If adequate working capital is not available, the Company may be forced to discontinue operations, which could cause investors to lose their entire investment.

The Company may require additional funding in the future and may have difficulty raising needed capital.

The Company does not generate sufficient revenues to meet future capital requirements, with no expectation that it will in the near future. The Company will continue to expend substantial funds to complete the research, development, and clinical trials for its products and may require additional funds for these purposes. Additional funds may not be available on acceptable terms, if at all. If adequate funds are unavailable from operations or additional sources of financing, the Company may be required to delay clinical trials or reduce the scope of one or more preclinical research programs, which could materially harm financial condition and results of operations.

The Company may consume capital more rapidly than planned if it can expand the clinical facilities.

The Company may consume available resources including the Proceeds more rapidly than currently anticipated, resulting in the need for additional funding. The Company may seek to raise any necessary additional funds through equity or debt financings, convertible debt financings, collaborative arrangements with corporate collaborators or other sources, which may be dilutive to existing shareholders and may cause the value of common stock to decline. If adequate funds are not available, the Company may be required to significantly reduce or refocus product development efforts, resulting in delays in generating future product revenue.

 3. CLINICAL RISKS

Previous preclinical and clinical results are not necessarily predictive of future results.

As described below, the Company’s Products are based on the prior research of Dr. Wayne Lautt. Any positive results obtained by Dr. Lautt during his preclinical work or from the Company’s two clinical studies of the Company’s diagnostic product (SciMar NuPa Test) may not be predictive of future results from planned clinical trials (i.e., a lack of research replicability can occur, diluting the significance of clinical data). Dr. Lautt’s interpretation of preclinical and/or clinical trial data may prove to be insufficient, and/or inaccurate. Additional risks include poor clinical trial design; study recruitment challenges; quality issues with study investigational products; and/or potential adverse events. If future clinical trials fail to produce positive results, the Company’s business and financial prospects, would be materially harmed.

The Company faces the risk of regulatory delays for each clinical trial.

The company has mapped out its clinical research and regulatory strategies for 2024, yet external factors could impact planned timelines. Regulatory Authorities could cause delay (i.e., due to extended application review times; changes in government regulations; and delays in reaching agreement on the design of a given trial). As well, delays obtaining authorization from research IRBs needed to conduct a clinical trial can impact planned study timelines. If future clinical trials are significantly delayed, the Company’s business, and financial prospects, could be materially harmed.

The Company could be asked to suspend or terminate a clinical trial by a Regulatory Authority (e.g., Health Canada and/or the FDA) or by research IRBs due to safety issues (e.g., in the event of multiple serious adverse events); failure to conduct the clinical trial in accordance with regulatory approvals and/or any significant operational deficiencies or violations which may require significant corrective action, including the imposition of a clinical hold. If clinical trials are delayed, or fail to show efficacy, the Company’s development costs may increase; approval process could be delayed; and the Company’s ability to commercialize products could be materially harmed. If future clinical trials fail to produce positive results, the Company’s business, and financial prospects, would be materially harmed.

The Company faces risk of supply chain delays for each product being tested during clinical trial.

Certain active ingredients, and/or packaging materials used in the Company’s products are purchased from specific global suppliers, as the Company is sourcing high quality ingredients for their products. However, this reliance on a limited number of suppliers could result in delays, and/or a possible inability to obtain an adequate supply of required components commercial products and/or clinical trials in a timely manner, and can impact control over product unit pricing, quality, and delivery times.

If the supply of any component of the Company’s products are interrupted, components from alternative suppliers may not be available in sufficient volumes or at acceptable quality levels within required timeframes. This could delay the Company’s ability to launch clinical trials (delaying future sales revenues) and negatively impact the Company’s business, and financial prospects.

The Company faces risk of clinical trial delay due to a lack of participation in each trial.

The Company’s history of exceeding recruitment goals and high completion rates, and a database of participants waiting to join future clinical trials, may not necessarily be an indicator of future success. The Company could fail to enroll enough participants in clinical trials due to population demographics; the proximity of participants to clinical trial sites; eligibility criteria for the clinical trial; the nature of the clinical trial protocol; the hours clinical facilities are open; and exclusion due to recent participation in other clinical trial programs for similar indications. The trials may have difficulties retaining participants who have enrolled in a clinical trial who may withdraw due to side effects, personal issues, or loss of interest. Failure to attract, recruit and retain enough participants could delay the Company’s ability to complete clinical trials (delaying future sales revenues) and negatively impact the Company’s business, and financial prospects.

The Company faces risk of clinical trial delay due to conflicts for clinical staff and clinical facilities.

The Company’s history of on-time clinical studies utilizing a custom-built clinical trial facility with a dedicated clinical staff, may not be an indicator of future success. Clinical trials are conducted by third party research organizations at certified facilities with special rooms (“clinical suites”) containing certified equipment staffed with qualified “clinicians” who are trained and certified to perform the clinical “protocol” approved by regulatory authorities. Clinical suites are a limited resource scheduled many months in advance and staffed by clinicians that must be trained and certified with the Company’s protocols and special equipment. Clinical facilities and trained staff are challenging to schedule and a common cause of delays for clinical trials. Any delay in scheduling clinical facilities or staff would delay the Company’s ability to launch clinical trials (delaying future sales revenues) and would negatively impact the Company’s business, and financial prospects.

The Company needs the results from current clinical trials before launching the next phase of trials.

Regulatory Authorities (i.e., Health Canada) can take months (or up to a year) to review a clinical trial application before approving a clinical trial. Proactive companies can compensate by writing their next clinical trial application before the results of the current trials provide confirmatory data. The risk of prematurely planning and submitting a flawed protocol could be a costly waste of time, while the risk of waiting for the data to arrive before applying would produce a much larger opportunity cost (delay to market), a balance must be maintained as either extreme would negatively impact the Company’s business, and financial prospects.

The Company faces risk of clinical trial delay due to the impact of previous or future COVID restrictions.

The Company’s history of completing clinical studies in compliance with recent pandemic-related restrictions may not be an indicator of similar future success. The Company may be adversely affected by potential medical pandemic/endemic issues, such as the novel coronavirus (COVID-19), and may result in potential related impact to employees, disruption to operations, supply chain delays, travel, and trade restrictions.  Such diseases represent a serious threat to maintaining a skilled workforce and could be a challenge for the Company. The Company's personnel could be impacted by these pandemic diseases and ultimately see its workforce productivity reduced. As well, there can be no assurance that the Company will not be impacted by future restrictions delaying the Company’s ability to launch clinical trials (delaying future sales revenues) and negatively impact the Company’s business, and financial prospects.

The Company plans to expand its leased space for clinical trials and research for studying synthetic hepatalin.

Within the first year, the Company plans to expand its leased space for preclinical research laboratory space relating to the development of synthetic hepatalin. In the event acceptable lease terms cannot be negotiated, or that the lease is terminated unexpectedly, the Company could incur delays in preclinical research. This in turn could result in losses which may cause the Company to (1) seek future financings to remedy; (2) lose future market share or partnerships; or (3) incur significant costs and delays to relocate its operations.

 4. BUSINESS RISKS

The Company’s products could be disruptive, attracting strong coordinated resistance by industries under threat.

The Company’s drug products will compete for market share against entrenched pharmaceutical companies. The pharmaceutical industry is competitive and has a history of filing lawsuits to obstruct or delay competitors from entering markets. Some companies may deliberately infringe on the intellection property of other companies.

If the Company has, in fact, discovered a hormone and a new paradigm of understanding of human metabolism and the Company’s products were made commercially available, it could cause a negative impact on many industries that sell products and provide private services to the diabetic community (e.g., medical transportation, chronic care, kidney dialysis, medical devices, specific surgeries etc.).

Furthermore, the Company’s diagnostic product (NuPa Test – a blood test designed to quantify hepatalin action) will likely indicate (with clinical evidence) a clear relationship between the consumption of refined sugar, a high-fat diet and/or a diet of highly-processed foods, and a rapid and significant (potentially permanent) harm to hepatalin production.

Large, powerful, established organizations with vast legal and marketing resources could attempt to slow, stop, or otherwise hinder the Company’s ability to commercialize, market and distribute products and could negatively impact the Company’s business and financial prospects.

The Company might not be able to attract a Big Pharma partner in order to commercialize the products.

Major Pharmaceutical/Biotechnology companies with an excess of capital (“Big Pharma”) acquisitions of biotech companies tend to happen either at the beginning (i.e., during early preclinical research) or near the end of the regulatory pathway to market (i.e., during final stages of clinical trials). The Company is currently developing four products, each at a different point through its path to market. The Company expects that no single Big Pharma company will be interested in commercializing all four products, and the Company may need to attract multiple large partners to commercialize all four products. Attracting, negotiating, and working with one or more Big Pharma companies would materially increase project complexity, slow progress, and increase delays. Regardless of these complexities, a Big Pharma partnership may be the best option to commercialize, market, and distribute products outside of Canada.

If the Company is not able to attract Big Pharma partners to support the Company with funding, collaborative research, and international distribution, then the Company would delay international expansion until domestic product revenues could support international expansion, slowing time to international markets and diverting profits from investor dividends to support international expansion.

Future collaborations with Big Pharma may result in contractual disputes.

If the Company enters into a collaborative agreement with one or more pharmaceutical companies, there will be a risk that contractual disputes may occur. These agreements are generally complex and contain provisions that could give rise to legal disputes, including potential disputes concerning ownership of intellectual property and data under collaborations. Such disputes can lead to lengthy, expensive litigation or arbitration and negatively impact the Company’s business, and financial prospects.

The Company relies on hiring and motivating qualified advisors, consultants and specialists required for success.

The Company’s performance will be largely dependent on the talents and efforts of highly skilled individuals. The loss of one or more members of the Company’s management team or other key employees or consultants could materially harm the prospects of the business. The Company’s continued success depends on a continuing ability to identify, hire, develop, motivate, and retain highly qualified personnel. The inability to retain their services could negatively impact the Company’s ability to execute its business strategy and could materially harm the business.

The Company depends on key employees and a third-party clinical research organization (“CRO”) for research and product development.

The Company depends on the contributions of key individuals in critical areas of scientific research and product development. Dr. Lautt and his science team are the only group currently researching hepatalin. If Dr. Lautt or any key member of the science team were to leave the Company, research in hepatalin would be significantly impaired, and would greatly reduce the likelihood of the Company commercializing synthetic hepatalin without outside assistance.

The Company’s three “NuPa” products (NuPa Test, NuPa Daily and NuPa Renew) have graduated to human clinical testing and now depend on the contributions of the Company’s CRO to conduct studies and work with regulatory authorities.

Loss of Dr. Lautt or key members of the Company’s science team would harm the development of a synthetic hepatalin product, while the loss of the Company’s CRO would harm the Company’s ability to commercialize the remaining three “NuPa” products, loss of either could negatively impact the Company’s financial prospects.

Some of the Company executives and Board Members are closely related to each other.

The participation and accomplishments of two generations of family members in key leadership roles over the past 13 years has established “founder authority” with each employee and consultant, providing a consistent vision for the Company’s future. However, family member participation could be perceived as nepotism (favoring relatives by giving them jobs), and family-run businesses have a reputation for echo chamber-thinking (where existing views are reinforced and alternative ideas are not considered). Family majority ownership and participation in leadership positions of the Company may have the effect of delaying or preventing a change in control and might adversely affect the market price of Common Shares. See “Directors, Officers, and Significant Employees” below.

Three of the Company’s Directors have majority voting control over the Company.

Three of the Company’s Directors hold, directly or indirectly, voting shares which provide them with majority control over the Company. The interests of these majority shareholders may differ from the interests of other shareholders. Currently, these majority shareholders, acting in concert, have the ability to exercise control over corporate actions requiring 50% or two thirds shareholder approval, irrespective of how other shareholders may vote, including the amendment of corporate bylaws; the repayment of shareholder loans; a change to the number of Directors on the Board; moving the company to a new jurisdiction; the approval of a corporate merger; the sale of assets; or the dissolution or termination of the corporation. The Company’s management team and Board have broad discretion over how to best allocate the Company’s limited cash funds, and their decisions may not always achieve the optimal, desired, or intended result.

The Company could face unfavorable global economic conditions.

Company prospects could be adversely affected by general conditions in the global economy and in global financial markets. A severe or prolonged economic downturn, such as the global financial crisis starting in 2008, could impair the Company’s ability to raise additional capital. A weak or declining economy could also strain materials suppliers or key service providers, possibly resulting in supply disruptions and production delays. The Company may be unable to mitigate or anticipate all of the ways in which the current economic climate and financial market conditions could adversely impact the Company’s business and financial prospects.

The Company must protect its intellectual property rights or risk loss of valuable assets and market share.

Commercial success depends significantly on the Company’s ability to obtain and maintain patents, maintain trade secret protection, and operate without infringing the proprietary rights of others.

The patent positions of pharmaceutical companies are uncertain and involve complex legal and factual questions. The coverage claimed in a patent application can be significantly reduced before a patent is issued. Issued patents may not provide protection against competitive technologies or may be held invalid if challenged. Competitors may also independently develop similar products or otherwise circumvent patents issued to the Company. In addition, the laws of some foreign countries may not protect proprietary rights to the same extent as Canadian, European or U.S. law.

Company success depends on trade secrets, technical know-how, and continuing technological innovation to develop and maintain a superior technology position. The Company requires all employees, consultants, advisors, and collaborators to execute appropriate confidentiality and assignment-of-inventions agreements. These agreements typically provide that all materials and confidential information made known to the individual during the course of the individual’s relationship with the Company is to be kept confidential and not disclosed to third parties except in specific circumstances, and that all inventions arising out of the individual’s relationship with the Company will be the Company’s exclusive property. These agreements may be breached, and in some instances, the Company may not have an appropriate remedy available for breach of the agreements. Furthermore, competitors may independently develop substantially equivalent proprietary information and techniques, reverse engineer the Company’s formulation, techniques, or otherwise gain access to the Company’s proprietary technology.

The Company may be unable to protect its patent rights, trade secrets, technical know-how and other non-patented technology. The Company may need to resort to litigation to protect intellectual property rights. Enforcing or defending intellectual proprietary rights is expensive and may be unsuccessful. Loss of patent protection could end or shorten the period of market exclusivity from a competitor developing or selling simpler product and could adversely impact the Company’s business, market position and financial prospects.

The Company must comply with ongoing manufacturing regulations for pharmaceutical products.

Manufacturers of drugs must comply with the applicable Good Manufacturing Practice (“GMP”) regulations from various Regulatory Authorities, which include production design controls; testing; quality control and quality assurance; requirements as well as the corresponding maintenance of records and documentation. Compliance with current GMP regulations is difficult and costly. Manufacturing facilities are subject to ongoing periodic inspection by Regulatory Authorities (such as Health Canada or the FDA) including unannounced inspections and must be licensed before they can be used for the commercial manufacture of the Company’s products. If the Company or the Company’s contract manufacturers, suppliers, shippers, warehousers or distributors are unable to comply with the applicable GMP regulations, the Regulatory Authorities may refuse or withdraw marketing clearance or require a product recall, which may cause interruptions or delays in the manufacture or shipping of products for use in clinical trials and could interrupt or delay future sales revenues.

Regulatory action or failure to obtain product approvals could delay commercialization or limit sales revenues.

Manufacturing, clinical testing, and marketing of pharmaceutical products are subject to extensive regulation for safety, efficacy, and quality by numerous government authorities in Canada and abroad. The Company and its third-party collaborators must obtain all clearances and approvals before performing clinical trials, marketing, or selling products, locally or internationally. Regulatory authorities focus on the safety of drug products at every stage of drug development and commercialization, from initial clinical trials to regulatory approval and beyond. The interpretation of regulatory applications can be subject to the interpretation of individual reviewers. The regulatory agencies in every jurisdiction may, at any time, halt the company’s development and commercialization activities due to safety concerns, which would limit the Company’s ability to generate revenues and materially harm the business.

Supply chains, manufacturing, and distribution must be managed, or the Company may not be viable.

The Company must manage supply chains, contract manufacturing, marketing, and distribution to be successful and profitable. The Company currently manages these responsibilities with internal project managers guided by the Company’s CRO and other trusted advisors. There are no assurances that the Company will establish adequate sales and distribution management capabilities for growth. If the Company cannot manage supply chains, manufacturing, marketing, and distribution it would limit the Company’s ability to generate revenues and could materially harm the business.

5. THIRD-PARTY RISK

Reliance on third-party service providers creates risks for the Company.

Some of the Company’s operations depend on third-party service providers to host and deliver products, services, and data. Any interruptions, delays, or disruptions of delivery of such products, services, security, or data, including any privacy breaches or failures in data collection, could expose the Company to liability and harm its reputation. Additionally, third-party manufacturers and suppliers are subject to numerous environmental, health and safety laws and regulations, including those governing laboratory procedures and the handling, use, storage, treatment and disposal of certain materials and wastes. The Company may incur substantial costs in order to comply with current or future environmental, health and safety laws and regulations. Current or future environmental laws and regulations may impair research, development, or production efforts and failure to comply with these laws and regulations may result in substantial fines, penalties, or other sanctions.

Company employees may engage in misconduct, regulatory noncompliance, or other improper activities.

The Company is exposed to the risk of employee fraud or other misconduct. Misconduct by employees could include intentional failures to comply with rules and specifications of regulatory authorities, or intentional delivery of inaccurate information to regulatory authorities. Misconduct by employees could include intentional failures to comply with certain manufacturing standards; intentional failures to comply with healthcare fraud and abuse laws enforced by regulatory authorities; intentional failure to report financial information or data accurately; or to disclose unauthorized activities to the Company. Sales, marketing, and business arrangements in the healthcare industry are subject to extensive laws and regulations intended to prevent fraud, kickbacks, self-dealing and other abusive practices. These laws and regulations may restrict or prohibit a wide range of pricing, discounting, marketing and promotion, sales commission, customer incentive programs and other business arrangements. Employee misconduct could also involve the improper use of information obtained in the course of clinical trials, which could result in regulatory sanctions and serious harm to company reputation. It is not always possible to identify and deter employee misconduct, and the precautions the Company takes to detect and prevent this activity may not be effective in controlling unknown or unmanaged risks or losses or in protecting the Company from governmental investigations or other actions or lawsuits stemming from a failure to follow such laws or regulations. If any such actions are instituted against the Company, it could have a significant impact on the business and results of operations, including the imposition of significant fines or other sanctions.

The Company is subject to foreign and domestic health and data protection laws.

Compliance with Canadian and U.S. data protection laws could restrict the Company’s ability to collect, use and disclose data, or in some cases, impact the Company’s ability to operate in certain jurisdictions. Failure to comply with these laws and regulations could result in government enforcement actions, private litigation, and could negatively affect operating results and business.

Claims that the Company violated individuals’ privacy rights, failed to comply with data protection laws, or breached contractual obligations, could be expensive and time-consuming to defend and could result in adverse publicity that could harm business.

The Company is subject to environmental regulations for R&D activities and the handling of regulated substances.

During research and development activities and when working with regulated pharmaceuticals, the Company could be subject to federal, provincial/state, and local laws, rules and regulations governing the use, generation, manufacture, storage, air emission, effluent discharge, handling and disposal of certain materials, biological specimens, and wastes. The Company believes it has complied with all applicable laws, regulations and policies in all material respects and the Company has never been required to correct any material noncompliance issues. The Company may incur significant costs to comply with environmental and health and safety regulations in the future.

The Company hires third parties to dispose of regulated substances and depends on these third parties to dispose of these regulated substances in compliance with all applicable laws and regulations. If these third parties do not properly dispose of these substances in compliance with applicable laws and regulations, the Company may be subject to legal action by governmental agencies or private parties for improper disposal of these substances. In the event the Company is subject to legal action or otherwise fails to comply with applicable laws, it could be held liable for any damages that result, and any such liability could exceed the resources of the Company.

6. OFFERING RISK

Shareholders could experience ownership dilution if the Company issues stock during a future offering.

The Company may choose to raise additional capital from the sale of its equity or may choose to incur borrowings from third parties to finance the business. The Company’s Board has the authority, without requiring consent of shareholders, to issue more Common Shares and/or preferred stock. Consequently, shareholders may experience additional dilution in their ownership of the Company in the future. The Board, with the approval of majority shareholders have the power to amend the Company’s Articles in order to effect forward and reverse stock splits, recapitalizations, and similar transactions without the consent of all other shareholders. This concentration of ownership may not be in the best interests of all shareholders.

There is no minimum capitalization required in this Offering.

The Company cannot assure that all or a significant number of Common Shares will be sold in this offering. Investors' subscription funds will be used by the Company as soon as they are received, and no refunds will be given if less than the Maximum Offering Amount of money is raised from this Offering. If the Company raises less than the Maximum Offering Amount of the Offering, then the Company may not have sufficient capital to meet operating requirements or to complete the planned research and development. The Board would, in such circumstances, modify or alter the proposed milestones set out under “Use of Proceeds” below. The Company might not be able to obtain additional financing or capital from any source. Under such circumstances, investors in Common Shares could lose their investment. Investors who subscribe for Common Shares in the earlier stages of the Offering will assume a greater risk than investors who subscribe for Common Shares later in the Offering as subscriptions approach the maximum amount.

Three of the Company’s Directors have majority voting control over the Company.

Three of the Company’s Directors are founding shareholders and hold, directly or indirectly, voting shares which provide them with majority control over the Company and will continue to hold majority control after completion of this Offering. These founding shareholders acquired their Common Shares in 2009, for a substantially lower price than the price of the Shares being offered in this Offering. These shareholders may have interests with respect to their Common Shares which may differ from those of investors in this Offering, and the concentration of voting power of these shareholders may have an adverse effect on the market price of Common Shares. This concentration of ownership may not be in the best interests of all shareholders.

There is no existing market for these Common Shares and a market for these Shares may never be established.

At present, there is no active trading market for the Company’s securities, and the Company cannot ensure that a trading market will develop. The Company’s Common Shares are not listed on an exchange and have no trading symbol. The Company cannot predict if a trading market will be established or how liquid that market might become. The Offering price of the Shares has been determined by management and certain advisors of the management and may not bear any direct correlation to the Company’s assets, book value, potential earnings, net worth, or any other recognized criteria of value. Such price may not be indicative of the price that will prevail in any trading market following this Offering, if any. If ever traded on public markets, the market price for these Common Shares could decline below the current Offering price and the stock price would likely be volatile.

In the event the Company becomes a publicly traded company, compliance and reporting costs will increase.

SEC reporting requirements under Regulation A+ will necessitate the Company to increase spending on reporting, auditing, and compliance efforts. If the Company elects to become a publicly traded company in the future, significant legal, accounting, and other expenses will be incurred that are not currently required as a private company reporting under the Regulation A+ exemption. In addition, additional rules and regulations exist for companies listed on stock exchanges that impose various requirements on public companies, including the establishment and maintenance of effective disclosure and financial controls, and corporate governance practices. Company management and other personnel would need to be devoted to these compliance initiatives. These rules and regulations would make some activities more time-consuming and costly.

The Company cannot ensure that dividends will be paid.

The Company does not currently produce meaningful revenue. Prospective investors seeking or needing dividend income or liquidity should not purchase these Common Shares. The Company cannot ensure that it will ever have sufficient earnings to declare and pay dividends to the holders of Common Shares, and in any event, a decision to declare and pay dividends is at the sole discretion of the Company’s board of directors.

The Company may terminate this Offering at any time during the Offering Period.

The Company reserves the right to terminate this Offering at any time, regardless of the number of Common Shares sold. In the event of early termination of this Offering prior to the sale of all the Common Shares offered, whatever amount of capital that has been raised at that time will have already been utilized by the Company and no funds will be returned to subscribers.

 Investors have a contractual right to cancel or rescind their purchase of Shares.

Pursuant to Section 18 of the Subscription Agreement, Investors shall have a contractual right to cancel the agreement to purchase Shares by sending a notice to the Company by midnight on the second business day after signing the Subscription Agreement. Also, additional contractual rights of action are available if the Investor is not a Canadian resident, or in the case of a Canadian Investor only if the applicable securities legislation in the jurisdiction in which the Investor resides does not provide statutory rights in the event of misrepresentation in an offering circular. If there is a misrepresentation in the offering circular, the Investor will have a contractual right to sue the Company (a) to cancel the Subscription Agreement to buy Shares or (b) for damages (see Subscription Agreement for details). In the event that a large number of Investors exercise their contractual or statutory rights to cancel or rescind their purchase of Shares, the Company may be forced to return a material amount of funds raised through this Offering, and that would have an adverse effect on the Company’s planned use of proceeds and its overall business plans.

DILUTION

Within the past year, Melanie Lautt, a Director, and Dr. Wayne Lautt, an Officer, together purchased 24,614 shares of Class A Series 2 Common Voting Shares, for a total of $79,995.50, at a price of $3.25 CAD ($2.58 USD, using a conversion rate of 1:1.36 foreign exchange rate) per Share, which was the fair market value for Shares sold during the Series A Offering. This represents a difference of $2.92 USD per Share of Class A Common Voting stock compared to what is being offered to the public through this current Offering.

The Company may engage in other financing including future equity raises. In the event the Company sells equity securities subsequent to an Investor’s purchase of Shares through this Offering or future offerings, the Investor’s proportionate ownership of the Company will be diluted.

 PLAN OF DISTRIBUTION

The Offering will be made through general solicitation, direct solicitation, and marketing efforts whereby Investors will be directed to the Portal (https://scimar.ca/invest) to invest. The Company has engaged Texture Capital, Inc. (“Texture”) to act as the broker-dealer of record in connection with this Offering (but not for underwriting services) in exchange for a commission of 1% of the Offering Proceeds up to a maximum of $550,000. Texture will receive an additional 1% of the Offering Proceeds from the sale of Shares sold to any Investors that Texture contacts directly to assist in closing sales and/or receiving funds, up to a maximum of $1,000,000. Additionally, Texture will perform investor outreach services where it will introduce the Offering to its network of prospective Investors, in exchange for an additional 3% on amounts raised only through Texture’s direct introductions, up to a maximum of $2,000,000. These commissions do not include a consulting fee of $10,000 payable by the Company to Texture (see below). To the extent any such expenses are not actually incurred, the balance of this one-time fee will be reimbursed to the Issuer, pursuant to FINRA Rule 5110(g)(4)(A).

The Offering is being conducted on a best-efforts basis. No commissions or any other remuneration for the Share sales will be paid to the Company, the Directors, any Officer, or any employee of the Company, relying on the safe harbor from broker-dealer registration set forth in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended.

The Company will not limit or restrict the sale of the Shares during this 12-month Offering. No market exists for the Shares and no market is anticipated or intended to exist in the near future, therefore there is no plan to stabilize the market for any of the securities to be offered.

Directors, Officers, and employees of the Company are primarily engaged in the Company’s business of developing pharmaceutical products, and none of them are, or have ever been, brokers nor dealers of securities. The Directors, Officers, and employees will not be compensated in connection with the sale of securities through this Offering. The Company believes that the Directors, Officers, and employees are associated persons of the Company not deemed to be brokers under Exchange Act Rule 3a4-1 because: (1) no Director, Officer, or employee is subject to a statutory disqualification, as that term is defined in section 3(a)(39) of the Exchange Act at the time of their participation; (2) no Director, Officer, or employee will be compensated in connection with his participation by the payment of commissions or by other remuneration based either directly or indirectly on transactions in connection with the sale of securities through this Offering; (3) no Director, Officer, or employee is an associated person of a broker or dealer; (4) the Directors, Officers, and employees primarily perform substantial duties for the Company other than the sale or promotion of securities; (5) no Director, Officer, or employee has acted as a broker or dealer within the preceding twelve months of the date of this Offering Circular; (6) no Director, Officer, or employee will participate in selling this Offering after more than twelve months from the Effective Date of the Offering.

Texture has agreed to act as broker of record and on-boarding agent to assist in connection with this Offering. Texture is not purchasing or selling any securities offered by this Offering Circular, nor is it required to arrange the purchase or sale of any specific number or dollar amount of securities. In exchange, the Company will pay Texture a commission of 1% of the Offering Proceeds, up to a maximum of $550,000. Texture will receive an additional 1% of the Offering Proceeds from the sale of Shares sold to any Investors that Texture contacts directly to assist in closing sales and/or receiving funds, up to a maximum of $1,000,000. Additionally, Texture will perform investor outreach services where it will introduce the Offering to its network of prospective Investors, in exchange for an additional 3% on amounts raised only through Texture’s direct introductions, up to a maximum of $2,000,000. The combined maximum commissions payable to Texture is $3,550,000. These commissions do not include a consulting fee of $10,000 payable by the Company to Texture (see below). To the extent any such expenses are not actually incurred, the balance of this one-time fee will be reimbursed to the Issuer, pursuant to FINRA Rule 5110(g)(4)(A).

The Company will also publicly market the Offering using general solicitation through methods that include emails to potential qualified Investors, the Internet, social media, and any other means of widespread communication.

This Offering Circular will be furnished to prospective investors via download 24 hours per day, 7 days per week on the Company’s website at https://scimar.ca/invest and via the EDGAR filing system.

The following table shows the total maximum commissions payable to Texture in connection with this Offering by the Company:

	Price Per Share	Total Offering
Public Offering Price	$5.50	$55,000,000
Broker-Dealer Commissions	$0.36	$3,550,000
Proceeds, Before Expenses and Selling Shareholders	$5.14	$51,450,000

Other Terms

 Texture has also agreed to perform the following services in exchange for the commission compensation discussed above:

 - Act as the Broker of Record for the Offering, for 1-A (SEC), 5110 (FINRA), and Blue-Sky (States & Territories) filings;

- Assist with the use of a Company-designated Platform website where potential and current investors begin the process of on-boarding and investing by entering their interest, required personal information and review and sign all Offering-related documentation;

- Coordinate with the registered transfer agent, escrow facilitator, and legal partners of the Company, as required;

- Perform AML/KYC checks on all Investors; and

- Provide other financial and coordination advisory services normal and customary for Regulation A offerings as may be mutually agreed upon by Texture and the Company.

In addition to the commission described above, the Company will also pay to Texture a one-time consulting fee of $10,000.00 for expenses anticipated to be incurred by Texture such as due diligence expenses, working with the Company’s counsel, and any other services that may be necessary prior to approval of the Offering. To the extent any such expenses are not actually incurred, the balance of this one-time fee will be reimbursed to the Company, pursuant to FINRA Rule 5110(g)(4)(A).

The Company will be responsible for all FINRA filing fees, estimated to be $8,750.00 (“FINRA Filing Fee”). The FINRA Filing Fee will be used for the purpose of coordinating filings with FINRA (Form 5110) and will be paid by the Company to Texture, which will submit it to FINRA.

The Company will also be responsible for any state Blue-Sky filing fees, estimated to be $15,000.00, and will pay such fees to Texture, which will forward the appropriate fees and required filings to the applicable states and territories.

SELLING SHAREHOLDERS

Name of Security Holder	# Shares Owned Prior to Offering	# Shares Offered for Sale via Offering	# Shares to be Owned / Retained After Offering
0235113 Manitoba Ltd.[1]	404,073	60,611	343,462
2759595 Manitoba Ltd.[2]	43,637	6,546	37,091
Beyette, Jason Patrick	143,782	21,567	122,215
Carefoot, Brad	87,273	13,091	74,182
Carefoot, Tyler B.	43,637	6,546	37,091
Cipryk, Pam	242,473	36,371	206,102
Coghill, Laura Lynn	109,091	16,364	92,727
Coghill, Robert Blair	211,027	45,039	165,988
Dr. T Jason P Scott Medical Corp.[3]	87,273	13,091	74,182
Duncan Family Trust[4]	581,819	87,273	494,546
Gardner, Brendan	78,400	11,760	66,640
Hedley, Ron (Thomas)	42,473	6,371	36,102
Hofer, Samuel	43,637	6,546	37,091
J.E. Holdings [5]	153,847	67,693	86,154
Kevin's Awesome Veterinary Corp.[6]	87,273	13,091	74,182
Kimelman, Dr. Perry	87,273	13,091	74,182
Kish, Scott	87,273	13,091	74,182
LaFleche, Charles	181,639	31,707	149,932
Linton, Patrick Bruce	123,637	18,546	105,091
Love, Luke	72,728	10,909	61,819
Melnyk, Gregg	153,846	67,692	86,154
Pernarowski, Marion	87,273	13,091	74,182
Pine Creek First Nation[7]	76,924	33,847	43,077
Plett, Roxane	15,385	6,769	8,616
Senechal, Richard	184,615	81,231	103,384
Sobering, Steven	87,273	13,091	74,182
Steiner, James R.	109,091	16,364	92,727
Stoez, James	43,637	6,546	37,091
Swanton, Clayton	87,273	13,091	74,182
Tetra Farms Ltd.[8]	635,620	165,492	473,128
TTJR Trust [9]	226,328	33,949	192,379
Vermette, Paul	87,273	13,091	74,182
Wolfenden, Carla Dee	87,273	13,091	74,182
Wyshynski, Melvin Victor	398,603	91,022	307,581
Yelooc Ent. Ltd.[10]	87,273	13,091	74,182

Total # Shares Offered for Sale by Security Holders:		1,077,762
% of Pre-Offering Outstanding Shares (same Class):		1.43%

Persons who have sole or shared voting or investment power for entities listed above:
[1]	Dave Angus
[2]	Myles Haverluk
[3]	Dr. Jason Scott
[4]	Susan Duncan
[5]	Jim Eidse
[6]	Kevin Steinbachs
[7]	Derek Nepinak
[8]	Terry Cholka
[9]	Todd Mazzei
[10]	Dean Cooley

If all of the Common shares tendered by Selling Shareholders are sold under the Offering, the Selling Shareholders will receive aggregate net Proceeds of $5,927,691. Selling Shareholders will only be permitted to sell Common Shares under the Offering in the event that more than 25% of the Shares are sold. See “Use of Proceeds” below.

BONUS SHARE PROGRAM

All Investors will be eligible to receive additional Shares at no additional cost (“Bonus Shares”) based upon the number of Shares they purchase, and whether their friends, family, or other acquaintances become Investors. The Company will issue the Bonus Shares from its authorized Shares, and to the extent Bonus Shares are issued, they will not reduce the Proceeds the Company anticipates receiving through this Offering. No fractional shares will be issued by the Company through this Offering.

The Investment Amount Bonus Shares and the “Friends and Family” Bonus Shares described below are cumulative – both types of Bonus Shares will be issued if the criteria are satisfied. All Bonus Shares will be issued immediately prior to the close of the Offering. Factoring in how both types of Bonus Shares are calculated, the maximum possible Bonus Shares is 2,522,150.

Investment Amount Bonus Shares

All Investors will be eligible to receive the number of Bonus Shares corresponding to the increments described in the following table. The maximum number of Investment Amount Bonus

Shares that may be issued is 2,499,930, assuming no “Friends and Family” Bonus Shares are issued.

Shares Purchased (Range)	Investment Amount (Range)	Bonus Shares Received
20 - 87	$110.00 - $478.50	2
88 - 199	$484.00 - $1,094.50	11
200 - 399	$1,100.00 - $2,194.50	30
400 - 899	$2,200.00 - $4,944.50	70
900 - 1799	$4,950.00 - $9,894.50	180
1,800 and above	$9,900.00 and above	450 Bonus Shares plus 5 additional Bonus Shares for every increment of $110.00 invested above $9,900.00

The effective price per Share equals the Investment Amount divided by the sum of the Shares Purchased and the Bonus Shares Received.

For illustration purposes:

• An Investor purchasing 300 Shares for an investment of $1,650.00 shall receive a combined total of 330 Shares consisting of 300 Shares that were purchased and 30 Bonus Shares, for an effective price per Share of $5.00 ($1,650.00 divided by 330 Shares).

• An Investor purchasing 1,000,000 Shares for an investment of $5,500,000.00 shall receive a combined total of 1,250,000 Shares consisting of the 1,000,000 Shares that were purchased and 250,000 Bonus Shares, for an effective price per Share of $4.40. The 250,000 Bonus Shares were calculated by starting with 450 Bonus Shares received for investing $9,900.00 pursuant to the table above. The additional Bonus Shares were calculated by subtracting $9,900.00 from $5,500,000.00 to produce the difference of $5,490,100.00, which was then divided by $110.00 to arrive at a total of 49,910 increments, which multiplied by 5 (pursuant to the table) equals 249,550 Bonus Shares. 450 + 249,550 = 250,000 Bonus Shares.

“Friends and Family” Bonus Shares

All Investors are also eligible to receive Bonus Shares based upon whether their friends, family, or other acquaintances invest in the Offering. An Investor that already has subscribed to the Offering (“Existing Investor”) shall receive three (3) Bonus Shares for each newly subscribing Investor (“New Investor”) who provides the Existing Investor’s e-mail address when prompted during the subscription process. Additionally, each such New Investor shall receive one (1) Bonus Share. To properly record and receive the “Friends and Family” Bonus Shares, when prompted by the online investment portal, the New Investor must provide the exact same e-mail address that the Existing Investor used when subscribing to the Offering. Investors are solely responsible for coordinating among each other as necessary to obtain the “Friends and Family” Bonus Shares. A New Investor can only be referred a single time – the same New Investor cannot claim different referrals across multiple transactions. The maximum number of “Friends and Family” Bonus Shares that may be issued is 2,222,218, assuming no Investment Amount Bonus Shares are issued.

 USE OF PROCEEDS

MILESTONES

The Proceeds of this Offering will be used to fund research and development, including the delivery of one or more of the milestones listed below as well as the working capital costs described below. Milestone completion is expected to be in 2025 or 2026 mainly depending on the Company’s ability to raise capital under this Offering.

Milestone A- NuPa Test approval with Health Canada, a clinical trial plan for the FDA.

Milestone B- NuPa Daily clinical trial data supporting new and marketable product claims.

Milestone C- NuPa Renew clinical trial data indicates acute renewal of hepatalin production.

Milestone D- NuPa Renew trial data strengthen, renew, and extend existing patent portfolio.

CAPITAL RAISE SCENARIOS

To the extent that the Company raises less than the Maximum Offering Amount, the Company will not be able to complete all of the above-noted research and development milestones, and other working capital costs will be reduced accordingly as well. The table below presents four scenarios for the Use of Proceeds in the event the Company were to sell up to 25%, 50% ,75% or all 100% of the Shares under this Offering.

	25%	50%	75%	100%
1 - Research and Development	$6,058,750	$6,500,000	$9,901,250	$16,000,000
2 - Expanded Infrastructure	$140,000	$1,400,000	$1,400,000	$1,400,000
3 - Facilities, Operations, Staff, and IP	$3,951,250	$7,902,500	$11,921,059	$15,872,309
4 – Cost of Capital	$2,200,000	$5,752,500	$6,600,000	$8,800,000
5 - Brand Building & Reporting	$1,000,000	$2,000,000	$4,500,000	$6,000,000
6 - Capital to Selling Shareholders	-	$3,545,000	$5,927,691	$5,927,691
7 - Reporting, Auditing and Accounting Expenses	$400,000	$400,000	$1,000,000	$1,000,000
Total	$13,750,000	$27,500,000	$41,250,000	$55,000,000

1.	Research and Development of the Company’s four products $16,000,000

Clinical Trials are a primary component of the Company’s mission, over the next two years the Company anticipates using approximately $16,000,000 of the Proceeds to fund clinical trials of NuPa Test, NuPa Daily, NuPa Renew, while researching synthetic forms of the hepatalin hormone in the laboratory. Successful clinical trials of NuPa Test are required before the product can be sold in Canada. Clinical trials allow NuPa Daily to expand the product’s health claims and reduce marketing costs. Data from clinical trials of NuPa Renew will demonstrate acute efficacy and establish potential market value of the Company’s pharmaceutical product.

2.	Expanded Infrastructure to Speed Research and Development - $1,400,000

The Company anticipates spending approximately $1,400,000 to expand leased space to accelerate delivery of clinical milestones (NuPa Test, NuPa Daily and, NuPa Renew) and expand the Company’s research facilities for studying synthetic hepatalin. Spending on expanded infrastructure must occur within the first year to deliver value to the project during the next two years. The Company’s plans are to expand the size of existing leased clinical research sites by a factor of 10 (upgrading from 2 participants per day to 20 participants per day) in order to accelerate the completion of clinical trials. The Company expects to lease this space from third parties and would furnish the space with specialized equipment tailored to meet the Company’s specific research objectives.

3.	Facilities, Operations, Staff, and Intellectual Property - $15,872,309

Product development and commercialization is a key component of the Company’s business model. Medical products require staff to carefully manage operations to: source raw materials, test manufacturing processes, test formulations, track years of stability testing, and gain permission from Regulatory Authorities. The Company anticipates spending approximately $15,872,309 over the next 2 years (approximately $662,000 per month) on payroll, professional services, leased office and laboratory space, insurance, patents, scientific equipment, information technology, general and administrative costs

4.	Cost of Capital - $8,800,000

The Company anticipates spending 16% of Proceeds (up to $8,800,00) on the cost of marketing this Offering, commissions, debt repayment, and fees. This spending will occur during the first year. This 16% cost projection is comprised of approximately 7% spent on direct advertising, 2% spent on commissions, 3% on debt repayment, and 4% credit card payment fees and the administrative costs for raising capital, including marketing campaign management and other professional and administrative services derived from the Offering. The Company intends to use 3% of proceeds for debt repayment incurred within the two proceeding financial years. None of the available funds will be used to repay shareholder loans (see section: Management Discussion & Analysis - Indebtedness).

5.	Brand Building, Investor Relations, and Progress Reporting - $6,000,000

The Company intends to invest approximately 11% of Proceeds (up to $6,000,000) to continue production of the Company’s award-winning podcast series and to expand production of a video documentary series. This spending will occur over two years. The Company intends to merge investor relations, product promotion and social media marketing by producing and marketing exceptional video content on social media platforms. The Company intends to publish weekly videos to engage stakeholders, attract future investors, and communicate progress towards the Company vision of a world where type 2 diabetes can be reversed through transformative science and by engaging individuals in their own wellness.

6.	Capital to Selling Shareholders - $5,927,691

The Company has 104 shareholders, as at September 30, 2023, 36 of these intend to sell a portion of their common shareholdings as part of this Offering, the total value of the common Shares being listed is $5,927,691. Nine shareholders plan to sell 44% of their Shares and 27 shareholders plan to sell 15% of their Shares. None of the Company’s founders, employees or their family members elected to sell Shares.

The investors listed in the Selling Shareholders section retain the option to not sell their Shares. If Selling Shareholders choose to retain (and not list or sell) their Shares, then the Company will fulfill this demand by selling Shares from treasury and will allocate the Proceeds to line-item 1 “Research and Development”.

7.	SEC Reporting, Auditing, Accounting costs and fees - $1,000,000

The Company anticipates spending approximately $1,000,000 over two years ($45,000 per month) on general and administrative expansion to hire vendors, consultants, or employees tasked with preparing disclosures for regulators and complying with the continuous disclosure requirements under Regulation A.

DESCRIPTION OF THE BUSINESS

The Company (“SciMar Ltd.”) was incorporated in Manitoba, Canada on December 8th, 2009. The Company was financially supported by the founders until investors were invited to join on May 4th, 2018. The Company has completed three investment rounds:

Seed round……...2018: $10.26 million raised at a Company valuation of $90 million
Bridge round…...2021: $4.35 million in preferred convertible shares
Series-A round…2022: $5.13 million raised at a Company valuation of $340 million

Total Raised as of September 30, 2023: $19.79 million with 104 private investors

*Above figures in Canadian Dollars

This item is separated into the following 8 subsections:

1.	Business Highlights of Issuer Company

2.	Principal Products

3.	Target Market: Type 2 Diabetes

4.	Distinctive Characteristics of Operations

5.	Distribution of the Company’s Products

6.	Special Characteristics of the Industry

7.	Total Number of Employees

8.	Legal Proceedings

1.	Business Highlights of Issuer Company

The Company is a Manitoba-based biotechnology company attempting to change the way the world prevents, detects, and treats type 2 diabetes. At the center of the Company’s work is the research of Dr. W. Wayne Lautt, Professor Emeritus, Pharmacology and Therapeutics, University of Manitoba.

In 1996, Dr. Lautt announced a significant discovery—the liver plays a central role in metabolic health, nutrient partitioning, and type 2 diabetes. Dr. Lautt discovered a previously unidentified hormone: hepatalin. The Company believes that this hormone will change medicine’s understanding of type 2 diabetes, a global scourge affecting nearly half a billion people.

Dr. Lautt’s research indicates there is more to the diabetes story than insulin, with over 60 articles about the science behind the hormone in peer-reviewed journals. The Company was founded to accelerate clinical research as Dr. Lautt and his team work to validate the hepatalin hormone as the foundation of a new paradigm in the prevention, detection, and treatment of type 2 diabetes. From the Company’s lab, research clinic, and offices in Manitoba, Canada, the Company advances its research, sponsors third party clinical trials, commercializes products, and engages community partners in a transformational, mission-driven enterprise.

Through the lens of hepatalin, the Company works to stop diabetes and related conditions including obesity, fatty liver disease, cardiac dysfunction, and other conditions that put quality of life—and life itself—at risk.

2.	Principal Products

The Company is commercializing a diagnostic product (NuPa Test), a preventative product (NuPa Daily), and a therapeutic (i.e., pharmaceutical drug - NuPa Renew) to address the underlying condition of type 2 diabetes and reverse the disease.

The Company also produces synthetic variations of the hepatalin molecule (hepatalin-S) in the laboratory for further preclinical study.

Product 1: NuPa Test – next clinical trial approved, to start in calendar year 2024

The Company’s diagnostic product (“NuPa Test”) was designed to quantify hepatalin action in the blood. The product’s diagnostic approach has the potential of predicting diabetes a decade earlier than current medical tests. The Company included the product in a Health Canada clinical trial in 2021 and directly tested the product in a “clinical pilot study” in 2022. The Company plans to further investigate the diagnostic test's capability in a 300-participant clinical trial, starting in 2024.

Scientific History - Measuring hepatalin: the origins of NuPa Test:

Dr. Lautt developed the rapid insulin sensitivity test (RISTest) in 1996 to observe the separate action of insulin and hepatalin. Preclinical testing continued for several years and human RISTest data were published in 2008. The Company was founded and incorporated in 2009 shortly after Dr. Lautt confirmed the hepatalin hypothesis in humans with the RISTest.

The RISTest is a proprietary test for measuring hepatalin, but administration of the test proved to be too complex and expensive for commercial use.

With the RISTest, Dr. Lautt observed hepatalin action providing two-thirds of total glucose absorption in people with healthy metabolisms. This means that when a metabolism is functioning optimally, hepatalin has nearly three times the firepower of insulin in the important metabolic process called Nutrient Partitioning (the basis of the Company’s NuPa brand name).

The figure above shows RISTest results in healthy humans in a fasted state and after a meal. After a period of fasting, insulin production is low. After a meal, hepatalin production is high. This two-thirds ratio between insulin-action and hepatalin-action is observed in healthy humans.

While the RISTest is an important laboratory tool, the Company set out to develop a testing tool that was more practical, affordable, and scalable. The result was NuPa Test, a calibrated powdered meal beverage designed to be taken by fasting individuals. Following consumption of the NuPa Test beverage, a person’s blood can be tested for signs of hepatalin production and other biomarkers.

Please see Item 5 Risk Factors – subsection 3. Clinical Risks, above, for a discussion of issues and risks pertaining to clinical trials and regulation as they relate to NuPa Test.

Product 2: NuPa Daily – licensed in US and Canada - clinical trials in 2024

The Company’s preventive product (“NuPa Daily”) is commercially available in the United States of America and was recently granted a NPN (Natural Product Number) to be sold in Canada as a Natural Health Product (NHP). This product is undergoing packaging improvements to maximize shelf life and potency before the Company conducts a set of clinical trials scheduled to begin in 2024.

Scientific History - Protecting the production of hepatalin: the origins of NuPa Daily:

In studying hepatalin production in rats, Dr. Lautt developed a formula that protects the liver’s production of the hormone.

NuPa Daily’s formula of S-Adenosyl-L-Methionine, Vitamin C, and Vitamin E is based on Dr. Lautt’s preclinical (animal) research, where he learned that this precise combination of ingredients works to protect the body’s production of hepatalin.

This figure shows the results of RISTests performed on a group of rats (on normal diets) tested three times: once when they were young (equivalent to human teenagers); again, in mid-life; and finally in old age.

The data show young healthy rats produce hepatalin and insulin in roughly a 2:1 ratio. As they age, their insulin levels remain stable, but their hepatalin levels decrease. This mirrors the human experience, as people age, they produce less hepatalin.

This figure shows what happens to hepatalin and insulin production in an identical cohort of rats when a 5% solution of refined sugar was introduced into their diets. This amount of refined sugar the rats received was half the 10% figure that the World Health Organization’s recommended maximum for sugar consumption, for humans.

Measured at the same intervals as the example above, rats produce even less hepatalin as they get older, resulting in the loss of one-third of their ability to absorb glucose by the time they enter old age. By mid-life, the sucrose-fed rats’ hepatalin levels (center green bar) are even lower than the very oldest rats that never consumed sucrose.

In this figure, another identical cohort of rats were given the three ingredients of NuPa Daily in their rat chow. NuPa Daily protected the hepatalin production throughout mid-life and old age. (Yellow bar).

Finally, another cohort of rats (purple bar), were given sugar and also received the ingredients of NuPa Daily. With this diet, rats in mid-life (26 weeks) produced almost as much hepatalin as they would have with no sugar in their diets. The oldest rats (52 weeks) produced even more hepatalin than they did with a sugarless diet. These RISTest results indicate in rats is that the formulation of NuPa Daily protects the production of hepatalin with age and counteracts the negative impacts of consuming sugar. Please see Item 5 Risk Factors – subsection 3. Clinical Risks, above, for a discussion of issues and risks pertaining to clinical trials and regulation as they relate to NuPa Daily.

Product 3: NuPa Renew – next clinical trial planned to begin 2025

The Company’s therapeutic product (“NuPa Renew”) is based on a formulation shown to restore hepatalin production in 100% of preclinical test subjects. In a clinical trial predating the Company, the formulation reduced “chronic biomarkers” (i.e., slowly changing risk indicators) of diabetes in human test subjects. The revised clinical protocols now include the use of NuPa Test as a diagnostic test to characterize “acute biomarkers” of diabetes. The Company has begun designing its clinical research protocols in conjunction with the Company’s third-party contract research organization and is planning to consult with Health Canada for approval to begin recruiting in 2025.

Scientific History - Stimulating the production of hepatalin: the origins of NuPa Renew:

Based on observations in the lab and preclinical work, the Company is developing a drug that, when taken before a meal, causes the liver to produce hepatalin, thereby ensuring that nutrient partitioning is optimal.

Conventional studies characterize type 2 diabetes to be a chronic, long-term disease. Through the lens of hepatalin, the Company views type 2 diabetes as an acute, short-term, lack of hepatalin production following each meal. The Company believes type 2 diabetes is an acute, immediate, biological condition which can be controlled with drugs.

The Company’s science suggests that the key to addressing type 2 diabetes is to activate the body’s hepatalin release after every meal. This is what NuPa Renew is designed to do.

The figure above shows a control group of young rats eating a diet of regular rat chow. Their production of hepatalin is at a healthy level. The group represented by the green bar had access to a 35% mixture of sugar water for nine weeks. By the end of that period, no hepatalin was produced by any rat. In essence, their diet had made them type 2 diabetic. Not only were they not producing any hepatalin, but they were producing excess insulin to metabolize nutrient energy.

This figure shows the response of these diabetic rats to a single pre-meal dose of bethanechol (BE) and N-acetylcysteine (NAC) [BE + NAC], the ingredients that comprise NuPa Renew. When taken before the meal, the BE + NAC fully restored the production of hepatalin and renewed optimal nutrient partitioning.

Testing demonstrated that neither bethanechol nor NAC on their own can elicit the same metabolic response. Hepatalin production was only caused by a carefully calibrated combination of the two ingredients.

Please see Item 5 Risk Factors – subsection 3. Clinical Risks, above, for a discussion of issues and risks pertaining to clinical trials and regulation as they relate to NuPa Renew.

 Product 4: hepatalin-S – preclinical research continues

The Company has produced a synthetic form of the hepatalin hormone (hepatalin-S) and is testing variations of the molecule. The Company is refining the processes used to produce synthetic hepatalin and is collecting data from biological assays and preclinical experiments. In the future, synthetic hepatalin could become a product injected alongside insulin in patients with severe or late-stage Type 2 Diabetes.

The future of the hepatalin paradigm:

As the Company develops, validates, and refines the current suite of commercial products, they are also advancing the preclinical work on hepatalin-S, the synthetic version of the hepatalin hormone.

The Company envisions entering into a commercial relationship with a pharmaceutical industry partner with the capacity to share the risk and expense of early human trials and, once validated, mass produce the synthetic hormone and bring it to market.

3.	Target Market of the Company’s Products: Type 2 Diabetes

According to the international diabetes federation, every 4.7 seconds someone dies from diabetes, 537 million people currently suffer with diabetes world-wide, and the disease caused 6.7 million deaths in 2021. The total world-wide healthcare expenditure due to diabetes in 2021 was $966 Billion USD, and the costs of diabetes are forecasted to reach $1Trillion USD by 2030. The past 50 years of continuous increases in the rates of diabetes confirm the fact that current solutions are unable to slow the growth of the diabetes epidemic.

According to Diabetes Canada, 50% of all young adults in Canada will develop type 2 diabetes in their lifetime and 80% of Canada’s First Nations youth will develop the disease.

According to the American Diabetes Association, 32 million Americans have diabetes and 88 million have prediabetes. Treating diabetes costs the U.S. healthcare system 1 out every 5 dollars and, 1 out of 3 dollars of American Medicare is spent on diabetes.

The Company believes that the underlying metabolic condition causing type 2 diabetes is the result of chronic low hepatalin levels and that this new understanding of hepatalin holds the potential to reverse a global epidemic.

Addressable Market is Large

The Company’s products are patented in regions with over 300 million people living with diabetes.

Pharmaceutical Market Penetration is Rapid

Historically, novel pharmaceutical products in the diabetes category gained market share quickly: comparable diabetes products captured between 1-3% percent of the market after the first year of sales and grew to capture between 12%-18% of the market by year 5.

The Company forecasts lower costs of production for their Products compared to current treatments. Novel drugs sold at a lower cost compared to current therapies can simplify approval processes with healthcare payers and drug formularies and could speed market adoption.

4.	Distinctive Characteristics of Operations

Members of the Company’s scientific team have worked together for over 35 years in an academic research lab to publish over 200 peer-reviewed scientific papers on liver function, with over 60 publications on the hormone and its mechanism of action, pharmacokinetics, and biological activity. Over the past 12 years, the Company has grown and matured with the addition of 14 employees and 30 consultants experienced with international commercialization of regulated medial products.

The Company claims to have discovered a new metabolic “mechanism of action” while researching their discovery of a hormone from the liver that they named “hepatalin.” The Company claims hepatalin controls blood sugar by sending it to muscle, while insulin sends blood sugar to fat.

The Company’s products come from observations made during non-related basic research. Years ago, the science team used specific drugs to protect and restore hepatalin production in every mammal tested (including humans). Years later, the connection between hepatalin and type 2 diabetes was made. Today, the Company is commercializing formulations based on the same drugs used by the science team three decades ago.

The Company is developing a diagnostic product (NuPa Test) to quantify hepatalin action using a standardized test meal and taking blood samples. In healthy test subjects, hepatalin action is strongly detectable during digestion and not detectable between meals. Hepatalin’s short release-window and rapid absorption by muscle cells provide an opportunity to significantly reduce the duration of some clinical trials.

Typically, clinical trials for diabetes are slow and expensive, following large groups of participants for months to measure changes in slowly moving indicators like bodyweight, blood pressure and hemoglobin A1C. The Company claims their product (NuPa Test) will shorten phase II clinical protocols by using hepatalin action as an immediate indicator of a drug efficacy. This approach could require as few as two clinical visits from each participant, days apart, to measure the difference between a placebo and a drug. By placing every participant in both the “control group” and the “experimental group” the trial has a higher “statistical power,” requiring fewer participants for a shorter duration, and the associated benefits to cost and time savings.

Through the Company’s third-party contract research organization, the Company invested the past three years collaborating with regulators to develop the Company’s clinical protocols into organized, modular, and re-useable components needed for future clinical trials. Re-using protocol modules allows the quick creation of high-quality clinical trial applications that have been submitted to and reviewed by local ethics boards and regulators.

The process resulted in measurable improvements including reduced planning time, reduced planning costs, and reduced time to approval and predictable scheduling of clinical staff. The approach was most recently tested during a 2022 clinical study of the Company’s diagnostic product (NuPa Test). The clinical study was approved and launched on-schedule, ran without issue, completed on-time, and spent less than was budgeted.

The Company receives investment from Manitoban First Nation communities. Many local First Nations communities and other Manitobans want to participate in the Company’s clinical trials. Through the Company’s third-party contract research organization, the Company has built and is hosting a secure online database for people asking to participate in one or more of the Company’s future clinical trials.

With these investments and special relationships, the Company has streamlined the top-three most time-consuming, costly, and risk-prone phases of clinical trials: 1) protocol planning 2) regulatory approval 3) participant recruitment.

5.	Distribution of the Company’s Products

Distribution of medical products in Canada:

Canada’s single payer system simplifies billing, logistics and distribution for the Company’s local market. After the required clinical trials are completed, the Company plans to add NuPa Test, NuPa Daily, and NuPa Renew to the “formulary,” an official list of drugs that may be prescribed by doctors.

The Company has convened a local network of professionals working on the frontlines of diabetes care to deliver lifestyle interventions in the areas of fitness, nutrition, healthcare, mental wellness, and social services for a project called the “Wellness Transformation Network” (WTN). The WTN will be the first to use the Company’s diagnostic product (SciMar NuPa Test) to measure hepatalin production before and after lifestyle changes delivered by each type of intervention. The WTN begins as a series of clinical trials comparing the Company’s diagnostic and preventive products with lifestyle interventions. Later studies will also include SciMar’s therapeutic product(s). The WTN will run a final round of clinical trials testing the combination and scalability of proven intervention programs. Using this data, the WTN will pilot a services model to offer community-level diabetes reversal programs to health authorities across Canada. “WTN-as-a-service” could become a significant distribution channel for the Company’s products and a vehicle to promote the Company’s mission.

Distribution of medical products outside of Canada:

The Company holds patents in the USA, Canada, Australia, New Zealand, Japan, China, Hong Kong, and the EU (with specific patents in the UK, Germany, and France).

The Company follows international harmonized regulations, allowing clinical trials conducted in Canada to meet the requirements of the United States FDA, the European Medicines Agency (EMA), the United Kingdom’s Medicines and Healthcare products Regularity Agency (MHRA), the Japanese Pharmaceuticals and Medical Devices Agency (PMDA), the Australian Therapeutic Goods Administration (TGA), New Zealand’s Medicines Safety Authority (Medsafe), the Hong Kong Department of Health (DH), and China’s National Medical Products Administration (NMPA).

The Company plans to “localize” each product within each county using harmonized clinical data from Canada paired with clinical study in each country under the supervision of local regulatory authorities. The Company intends to license distribution of their products to partners with established distribution channels in these various jurisdictions.

6.	Special Characteristics of the Industry

The biotech industry is competitive with many new developments and well-funded competitors and is characterized by rapid technological developments and a high degree of competition. Biotech companies compete with other companies for lab space, clinical suites, qualified personnel, and the attention of acquiring or partnering pharma companies. Biotech products are subject to stringent regulation before, during, and after approval by regulatory agencies.

Regulatory approval processes are lengthy, time-consuming, and inherently unpredictable (see Item 5 Risk Factors - subsection 1. Industry Risk).

The Company is dependent on a third-party contract research organization to conduct clinical trials. Potential for raw material shortages in the short-term could delay clinical trials, and in the long term could impact commercial inventories (see Item 5 Risk Factors - subsection 3. Clinical Risks).

The Company may need a “Big Pharma” partner to gain entrance to international markets and local healthcare payer networks. Successful pharma products are dependent on numerous factors beyond the control of any company (see Item 5 Risk Factors - subsection 4. Business Risks).

The Company depends on a few suppliers of raw materials and active pharmaceutical ingredients and relies on contract manufacturing partners to produce its products (see Item 5 Risk Factors - subsection 5. Third-Party Risks).

7.	Total Number of Employees

 As of the Date of this offering Circular, the Company has a team of over 30 consultants and 14 full-time employees.

8.	Legal Proceedings

The Company is not presently a party to any litigation that would materially impact the Company. Nor is any material litigation known to be threatened against the Company. Furthermore, the Company has no bankruptcies, investigations, or criminal proceedings to disclose.

MANAGEMENT’S DISCUSSION AND ANALYSIS
For the six months ended March 31 for 2023 and 2022
* presented in Canadian dollars

Components of Results of Operations

The following discussion of our financial conditions and results of operations should be read in conjunction with the unaudited financial statements and the related notes for the six months ended March 31, 2023 and 2022 included in this Offering Statement.

Revenues and cost of sales

Revenues

For the six-month period ended March 31, 2023 and 2022, sales equaled $0 and $2,433 respectively. This represents a decrease of $2,433 or 100%. These sales revenues generated in the prior period were from a limited, on-line market test, to determine costs of online customer acquisition for SciMar NuPa Daily and to test online pricing for the product.

Cost of sales

Cost of sales for the interim period ended March 31, 2023, equaled $118,440 as compared to $757 for the period ended March 31, 2022. This represents an increase of $117,683 or 15,646%. In the period, the Company incurred costs associated with an onerous contract that went to arbitration post termination. Costs incurred as a result have been reflected as an increase to Cost of Goods Sold and Professional Fees. In 2022, for the interim period ended March 31, 2022, the Cost of Sales account represents the cost of inventories sold. Subsequent to the prior interim period end, March 31, 2022, all remaining inventory on hand had reached the end of its shelf life and was destroyed.

Operating Expenses

For the interim period 2023 and interim period 2022, the Company believes that the main drivers for its cost and expenses were advertising and promotion, clinical trials and consulting, professional fees and salaries and benefits.

Advertising and promotion

Advertising and promotion for the interim period ended March 31, 2023 equaled $553,739, as compared to $1,174,876 for the six months ended March 31, 2022. This represents a decrease of $621,137 or 53%. Larger expenses incurred in the prior period were attributed to projects such as building out the Company’s media content, used for attracting new equity investment and promoting the Company, and production of the third season of the Company’s podcast. The Company foresees that advertising and promotion costs will increase significantly leading up to and throughout the Regulation A+ capital raise.

Clinical trials and consulting

Clinical trials and consulting for the six months ended March 31, 2023 equaled $1,307,145 as compared to $1,163,495 for the six months ended March 31, 2022. This represents an increase of $143,650 or 11%. The reason for this increase is attributed to warrants that were issued and expensed as part of a program to recognize key third-party individuals for their significant contributions performed in prior years. The costs attributed specifically to clinical trials and consulting, in comparison to the prior period, represents a decrease which is the result of the scheduling of clinical trials and the choice to wait for expanded clinical trials facilities and establishment of an onsite biobanking facility. The Company anticipates that costs attributed to the clinical trials will increase significantly upon a successful Offering.

Professional fees

Professional fees for the interim period ended March 31, 2023 equaled $566,857 as compared to $105,562 for the interim period ended March 31, 2022. This represents an increase of $461,295 or 537%. The reason for this increase is attributed to the increased use of legal services for intellectual property portfolio, arbitration, securities compliance, cybersecurity and privacy laws. Launching a private offering in the United States as a Manitoba Corporation also required additional legal fees in connection with obtaining exemptive relief from securities regulators in Manitoba and will continue to require increased reporting standards resulting in greater auditing costs, legal and accounting fees.

Salaries, wages, and benefits

Expenses from salaries, wages, and benefits for the six months ended March 31, 2023 equaled $1,120,535 as compared to $922,917 for the six months ended March 31, 2022. This represents an increase of $197,618 or 18%. The reason for this increase is that the Company hired two new employees, filling the positions of content director, and a senior business analyst as well as implementing a cost-of-living increase to all employees wages effective January 1, 2023.

Other Income and Expenses

Scientific research and experimental development

Scientific research and experimental development (SR&ED) for the interim period ended March 31, 2023, equaled $297,352 as compared to $344,215 for the interim period ended March 31, 2022. This represents a decrease of $46,863 or 14%. The SR&ED claim recognized in a fiscal period is dependent heavily on costs attributed to the clinical trial milestones and work completed by our CRO in that period. Subsequent to March 31, 2023, the SR&ED refundable tax credit in the amount of $842,727 was received from CRA on April 19, 2023, for the 2022 fiscal claim period.

Finance costs

Finance costs for the interim period ended March 31, 2023 equaled $1,133,120 as compared to $848,670 for the interim period ended March 31, 2022. This represents an increase of $284,487 or 25%. The majority of the increase is due to unpaid cumulative dividends on preferred shares, interest on a new note payable, as well as increased accretion on preferred shares and changes in fair value of warrants and derivative liabilities issued in the year.

Net Loss from Operating Activities

The Company’s operating loss increased to $3,725,144 for the six month’s ended March 31, 2023 from $3,547,494 for the six months ended March 31, 2022. This represents an increase of $177,650 or 5%. The Company expects to see continued losses with the introduction of revenues forecasted for 2025 when NuPa Test and NuPa Daily are projected to be available as a marketed product in Canada and the US.

Liquidity and Capital Resources

Cash

Cash as at March 31, 2023 equaled $219,326 from $170,892 as at September 30, 2022. This represents an increase of $48,434 or 28% (see Note 4 Going Concern -- September 30, 2022 Audited Financial Statements).

Cash used in operating activities

The Company experienced negative cash flows from operations in the interim period ended March 31, 2023 of $2,057,191 compared to $2,489,309 in the interim period ended March 31, 2022.

Indebtedness

As of March 31, 2023 and 2022, the Company has financed its operations through the issuance of Common Stock, Preferred Stock, notes, shareholders loans, debt and government funding.

Amounts due to shareholders, as at the end of the interim period, increased to $932,940 and $86,250 as compared to $872,925 and 86,250 for the year ended September 30, 2022. The shareholders loan bears interest at Bank of Canada prime rate plus 5.00% and the amount of $86,250 bearing interest at 5.25% per annum. Both Loan amounts have no set repayment terms and are secured by promissory notes. Repayment of the loans has been postponed in favor of lenders. Subsequent to the period end, the Company incurred additional shareholder loans in the amount of $812,515, which bears interest at the same terms as above.

MANAGEMENT’S DISCUSSION AND ANALYSIS

Year ended September 30, 2022

The following is a statement by the management regarding the period of October 1, 2021, through September 30, 2022.

This discussion contains forward-looking statements reflecting the Company’s current expectations that involve risks and uncertainties. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “would,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “future,” “intend,” “could,” “hope,” “predict,” “target,” “potential,” or “continue” or variations of these terms, the negative of these terms or other similar expressions. Actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including those discussed in Item 5 “Risk Factors” in this Offering Circular.

The following discussion of the Company’s financial condition and results of operations should be read in conjunction with financial statements and related notes appearing in this Offering Circular.

This item is separated into the following 6 subsections:

1.	Operating Results

2.	Discussion of Uncertainties that Could Impact Future Operations

3.	Analysis of Changes in Profit and Loss Compared to Prior Period

4.	Liquidity and Capital Resources

5.	Plan of Operations

6.	Trend Information

1.	Operating Results

Over the course of the past three years, the Company built a laboratory and hired a team of scientists to research the hepatalin hormone. The Company produced and studied synthetic variations of the hormone. The Company confirmed bioactivity of natural and synthetic hepatalin using bioassays and cell culture.

The Company developed three commercial products (NuPa Test, NuPa Daily and NuPa Renew) and produced multiple commercial-size batches of NuPa Test and NuPa Daily. The Company completed shelf-life protocols (requiring 2-3 years) to select proper packaging materials and manufacturing processes for each product. The Company received product licenses (NHP) from Health Canada approving product labeling and written instructions.

The Company conducted two clinical studies of a diagnostic product (SciMar NuPa Test) and received approval to begin recruiting for a third clinical trial. The Company demonstrated substantial time and cost savings with each clinical trial by applying protocol reuse and previous approvals from the same regulatory agencies and ethics boards. The Company convened the “WTN” a clinical trials outreach program to connect rural, remote, and indigenous communities with lifestyle interventions for people with diabetes. The Company will measure and rank each intervention’s ability to improve hepatalin production under the rigorously controlled scientific conditions of a clinical trial.

The Company created a product brand “NuPa” and built an ecommerce website “NuPa.com” to conduct market testing to verify product pricing and advertising costs for the Company’s preventive product (SciMar NuPa Daily). The Company produced three seasons of a popular podcast “Inside the Breakthrough” and successfully established a substantial online audience of over 500,000 listeners.

The Company qualified for the Province of Manitoba’s Small Business Venture Capital Tax Credit (SBVCTC). This is a program that benefits the Company’s investors, resident in Manitoba, with provincial tax credits and has helped the Company to attract $10 million (Canadian) from local investors. The Company has benefited from support from Canada’s Scientific Research and Experimental Development (SR&ED) program with $2.79 million (Canadian) in tax rebates collected for years 2018 through 2022 (recorded as other income).

2.	Discussion of Uncertainties that could impact future operations

Science is an unpredictable process and clinical trials produce inherently uncertain outcomes. The Company’s business prospects will be materially impacted by the data collected during clinical trials. Data must withstand scientific scrutiny with properly designed protocols executed correctly and executed in compliance with all rules and regulations (see Item 5 Risk Factors - subsection 1. Industry Risk).

Cost overruns, process impediments and scheduling delays are common in clinical trials, product development, raw material supply chains, pharmaceutical-grade manufacturing, and international distribution, billing, and remuneration. The Company has enacted mitigation strategies for each of these uncertainties (see Item 10 Description of the Business subsections: 5. Distinctive Characteristics of Operation, and 6. Distribution of the Company’s Product).

Sources of capital are unpredictable. This Offering may not be successful in raising the capital required and the Company could be forced to pause operation to raise capital from accredited investors (see Item 5 Risk Factors subsections: 2. Capital Risk, and 6. Offering Risks).

Commercial success depends on the Company’s ability to obtain, extend, and maintain patents. The Company must protect its intellectual property rights see Item 10 Target Addressable Market) or risk loss of valuable assets and market share. The Company must also operate without infringing the proprietary rights of others (see Item 5 Risk Factors - subsection 4. Business Risks).

Competitors may independently develop equivalent products and techniques, reverse engineer the Company’s formulation or techniques, or offer a simpler, cheaper, or more effective product (see Item 10 Description of the Business subsection 7. Special Characteristics of the Industry).

3.	Analysis of Changes in Profit and Loss (Compared to Prior Period) *presented in Canadian dollars

Year Ended September 30, 2022 Compared to Year Ended September 30, 2021

Revenues and cost of sales

Revenues

Sales for the fiscal year ended September 30, 2022, equaled $3,028 from $3,814 for the year ended September 30, 2021. This represents a decrease of $786 or 21%. These sales revenues were generated by a limited, on-line market test, to determine costs of online customer acquisition for SciMar NuPa Daily and to test online pricing for the product.

Cost of sales

Cost of sales for the fiscal year ended September 30, 2022, equaled $136,728 from $212,792 for the year ended September 30, 2021. This represents a decrease of $76,064 or 36%. Included in the Cost of Sales account is the cost of inventories sold, a write-down of inventory, as well as a provision to write off pre-paid manufacturing costs for NuPa Daily. The reason for this write-off of inventory was due to the product’s shelf life. The regulatory and commercialization process requires a batch of each product to be produced at the Company’s selected commercial facility and at commercial quantities to establish commercial-scale batch protocols. This results in a large inventory of finished product, some of which can be used for clinical trials and some of which is needed for long-term shelf-life and packaging testing. The remaining inventory was used to conduct a limited, on-line market test, to determine the costs of manufacturing, warehousing, and shipping NuPa Daily to e-commerce customers. In 2022, the remaining inventory on hand had reached the end of its shelf life and was destroyed.

Operating Expenses

For fiscal 2022 and fiscal 2021, the company believes that the main drivers for its cost and expenses were advertising and promotion, clinical trials and consulting, packaging and lab supplies, professional fees and salaries and benefits.

Advertising and promotion

Advertising and promotion for the fiscal year ended September 30, 2022 equaled $2,137,688, from $1,669,840 for the fiscal year ended September 30, 2021. This represents an increase of $467,848 or 28%. This category includes production and promotion cost for the Company’s podcast. During this reporting period, the Company increased spending to begin filming and production for the Company’s online video documentary series to be used to promote the Company and provide timely updates to shareholders.

Clinical trials and consulting

Clinical trials and consulting for the fiscal year ended September 30, 2022 equaled $2,224,290 from $2,068,363 for the fiscal year ended September 30, 2021. This represents an increase of $155,927 or 8%. The reason for this increase was the Company’s completion of the second clinical study of SciMar NuPa Test and costs incurred to receive approvals from regulators and ethics for the Company’s next clinical trial of the diagnostic product in Canada.

Packaging and lab supplies

Packaging and lab supplies expenses for the fiscal year ended September 30, 2022 equaled $248,121 from $377,833 for the fiscal year ended September 30, 2021. This represents a decrease of $129,712 or 34%. The reason for this decrease was due to a large expense allocated to NuPa Daily packaging incurred in the prior year along with a slight reduction of lab supply costs due to volume purchases of supplies in the 2021 fiscal year.

Professional fees

Professional fees for the fiscal year ended September 30, 2022 equaled $493,055 from $194,857 for the fiscal year ended September 30, 2021. This represents an increase of $298,198 or 153%. The reason for this increase is attributed to costs incurred in converting the Company’s accounting standards to International Financial Reporting Standards as well as associated audit costs. The Company also incurred increased legal fees as a consequence of completing more private placement equity offerings, amending the Articles to implement a Stock Split as well as additional work relating to corporate governance.

Salaries, wages, and benefits

Expenses from salaries, wages, and benefits for the fiscal year ended September 30, 2022 equaled $1,705,301 from $1,534,926 for the fiscal year ended September 30, 2021. This represents an increase of $170,375 or 11%. The reason for this increase is that the Company hired two new employees, filling the positions of content writer and community manager, and a senior business analyst.

Other Income and Expenses

Scientific research and experimental development

Scientific research and experimental development (SR&ED) for the fiscal year ended September 30, 2022, equaled $539,222 from $1,611,304 for the fiscal year ended September 30, 2021. This represents a decrease of $1,072,082 or 67%. The reason for this decrease was due to the 2021 fiscal year consisting of SR&ED claims from two reporting periods, September 30, 2020 and September 30, 2021. The SR&ED claim is recognized in the Company’s financial statements when management has reasonable assurance that the claim amount is receivable. The 2022 fiscal year SR&ED revenue includes a reduction for a change in estimate of $204,734 for prior year’s claims to reflect an amount disallowed by Canada Revenue Agency (CRA). Based on reasonable assurance, the SR&ED claimed for the 2022 fiscal year is projected to be approximately $743,956. Subsequent to fiscal year end, the Company received the full amount of the claim as filed for a total of $842,727.

Government subsidy

Government subsidy for the period fiscal year September 30, 2022 equaled $15,000 as compared to $284,085 for the fiscal year ended September 30, 2021. This represents a decrease of $269,085 or 95%. The Company received a grant from the Colleges & Institutes Canada in the amount of $15,000. In the previous year, the Company applied for and received subsidized funding from the Canadian Federal Government eligible to all Canadian businesses impacted by Covid-19. This program was no longer accessible in 2022.

Other revenue

The Company categorized credit card rewards as “Other Revenue”. Other revenue for the fiscal year ended September 30, 2022 equaled $14,898 as compared to $8,373 for the fiscal year ended September 30, 2021. This represents an increase of $6,525 or 78%. Credit card rewards points were cashed in and, and funds were applied to the Company’s credit card balance.

Finance costs

Finance costs for the fiscal year September 30, 2022 equaled $1,896,236 as compared to $919,312 for the fiscal year ended September 30, 2021. This represents an increase of $976,924 or 106%. The majority of the increase is due to unpaid cumulative dividends on preferred shares, an increased balance of bank and other indebtedness, as well as increased accretion on preferred shares and changes in fair value of warrants and derivative liabilities issued in the year.

Net Loss from Operating Activities

As a result of the foregoing, the Company’s operating loss increased to $7,141,089 for the fiscal year ended September 30, 2022 from $4,765,109 for the fiscal year ended September 30, 2021. This represents an increase of $2,375,980 or 50%. The Company is an early developmental stage biotech with nominal revenues. Consequently, losses arise from expenses incurred necessary to progress the science and to attract further capital. All costs incurred are directly attributed to the advancement of the four products on their path to market and in line with the Company’s project pipeline and planned use of proceeds. A significant portion of the increased operating loss is directly attributed to the milestone payments made to the company’s CRO for the successful progression of one clinical trial and the successful launch of another clinical trial during this reporting period.

4.	Liquidity and Capital Resources

Cash

Cash for the fiscal year ended September 30, 2022 equaled $170,892 from $249,037 for the fiscal year ended September 30, 2021. This represents a decrease of $78,145 or 31%. The Company relies on capital raise (private and institutional) to continue business operations. The Company has incurred losses since inception (see Note 4 Going Concern -- September 30, 2022 Audited Financial Statements).

Cash used in operating activities

The Company experienced negative cash flows from operations in the years ended September 30, 2022 of $6,054,051 compared to $6,035,528 in the year ended September 30, 2021.

Cash provided by financing activities

The Company has financed its operations through the issuance of Common Stock, Preferred Stock, notes, debt, and government funding.

Cash used in investing activities

Operations require minimal investment in capital assets or intangible assets. Total purchases of these items were $89,270 and $100,389 in 2022 and 2021, respectively.

Indebtedness

In December 2018 the Company obtained a line of credit with the borrowing capacity of $500,000 from Fusion Credit Union, at a prime interest rate currently at 6.70%. The Line of Credit has a balance of $500,811 as at September 30, 2022 and $499,925 as at September 30, 2021. The line is secured by a Guaranteed Investment Certificate held at Fusion Credit Union.

In June 2021 the Company obtained an operating loan from Venbridge Ltd. with an approved authorized limit of $1,300,000. Interest is charged at 1.40% per month, compounded monthly (or 18.16% per annum). The repayment period is defined as the period commencing on the “closing date” and ending on the date 12 months after the “draw date” for each draw. The operating loan is secured by a General Security Agreement. Balance outstanding is $1,121,274 as at September 30, 2022 and $624,812 as at September 30, 2021. Subsequently, the Venbridge operating loan balance was paid off in full applying proceeds from the SR&ED tax credit. The balance outstanding is and remains at nil subsequent to fiscal year end.

On May 6, 2022, the Company received proceeds in the amount of $500,000 under a promissory note with a minority shareholder. The loan bears interest at 24% per annum and matures on August 6, 2023, including interest payable. Under the Promissory agreement, the lender has the option to acquire shares at any time prior to maturity.

As at the year ended, September 30, 2022, the amounts due to shareholders bearing interest with the amount of $872,925 at Bank of Canada prime rate plus 5.00% and the amount $86,250 bearing interest at 5.25% per annum. These shareholder loans, including principal and interest, have no set repayment terms and are secured by promissory notes. The shareholders have postponed repayment in favor of lenders.

5.	Plan of Operations

The net proceeds of this Offering will fund the delivery of a series of clinical trials to develop three NuPa products (NuPa Test, NuPa Daily and, NuPa Renew). This round of clinical trials are expected to launch in 2024, 2025 and 2026.

The Company will sponsor a 300-person trial of NuPa Test to highlight the prevalence of dangerously low-hepatalin levels in the non-diabetic population. The Company will compare NuPa Test results of people diagnosed with asthma, pre-diabetes, type 2 diabetes, stroke, and heart disease with otherwise healthy individuals.

The Company will sponsor another clinical trial of NuPa Test combined with, or independently of, a clinical trial of NuPa Daily needed for market approval of NuPa Test (in Canada) and to support the claim that NuPa Daily can “support healthy hepatalin production” in the Company’s marketing materials.

The Company will sponsor one or more clinical studies of the active pharmaceutical ingredients used in NuPa Renew. The protocol will invite each participant to visit the clinic, at least twice, to compare NuPa Test results of each participant shortly after ingesting NuPa Renew or a placebo pill. This data is required for the regulatory path to market and part of the Company’s strategy to renew patents with specific formulations supported by this clinical dose timing data.

The Company will also increase manufacturing production of NuPa Daily and NuPa Test to meet the demand of the Company’s own clinical trials and eventually meet the demand for North American markets.

The Company anticipates Health Canada approval to use NuPa Test in Canada by 2026 and projects sales revenues of NuPa Daily to become material late 2027.

The Company anticipates this Plan of Operations will require approximately $55,000,000 USD to execute. The Company anticipates another round of funding in 2024/25 if Management determines additional funding would reduce risk, accelerate the pace of clinical trials in Canada or expand clinical trials to the USA or Europe sooner than planned. Investors considering this Offering should expect future dilution of their equity stake in the Company.

6.	Trend Information

Product and clinical supply chain disruptions and raw materials stoppages are improving, and the Company is now able to access all of the raw materials required to produce products needed for clinical trials. The Company has secured regular shipments over the next two years of a key ingredient needed for commercial scale manufacturing of the Company’s preventive product (SciMar NuPa Daily) and the Company’s diagnostic product (SciMar NuPa Test).

Preclinical laboratory supply chains remain impacted with intermittent disruptions and limited inventories of specialized scientific equipment and specialized rare materials used in the Company’s preclinical research laboratory.

Rising price inflation is apparent in many of the raw materials prices and all shipping costs. The increasing demand for onshore labour is evident in the rising labour costs cited in proposals of contract manufacturers.

Inflation adjustments to current salaries and inflated salary expectations of new employees are an established and continuing trend. Increasing interest rates have direct and indirect effects on the Company.

Volatile public markets and predictions of recession have exposed many future potential investors to losses. Geopolitical events, energy shortages and central bank policies continue to fuel market volatility.

Internally the Company continues to deliver business milestones, clinical data, and research breakthroughs at an accelerating pace. Due largely to past investments in clinical automation and protocol reusability to shorten timelines and reduce costs of clinical trials. With proper funding, the Company plans to continue this trend by expanding the size of its clinic and laboratory to increase the throughput of each, to deliver more science in less time.

DIRECTORS, EXECUTIVE OFFICERS, AND SIGNIFICANT EMPLOYEES

Directors

Name	Position	Age	Term of Office
Kelly Lautt	Director, Chair	52	April 2019 - Present
Melanie Lautt	Director, Secretary and Co-Founder	76	November 2009 – Present
Dr. Wayne Lautt	Director and Co-Founder	77	November 2009 – Present
Paul Vermette	Director	52	May 2019 – Present
Tom Hodgson	Director	50	June 2019 –Present

Officers

Name	Position	Age	Term of Office	Hrs. Per Week
Mick Lautt	Chief Executive Officer (CEO)	50	December 2009 – Present	40
John West	Chief Development Officer (CDO)	48	September 2015 – Present	40
Dr. Wayne Lautt	Chief Scientific Officer (CSO)	77	November 2009 – Present	40
Allison Barsewsky	Chief Financial Officer (CFO)	33	May 2021 – Present	40

Family Relationships

Dr. Wayne Lautt (Director and Officer) and Melanie Lautt (Director) are husband and wife and are the parents of Mick Lautt (Officer) and Kelly Lautt (Director), who are siblings. John West (Officer) is married to Kelly Lautt (Director).

Business Experience of Directors, Officers, and Significant Employees

Kelly Lautt: Director, Chair

Since April 2019, Ms. Lautt has served as a Director of the Company, and Chair of the Board, based out of Vancouver, British Columbia, Canada. The role of the Board’s Chair is to direct and manage the Board, work with the CEO to define strategy and monitor progress, define corporate governance, identify risks, and help determine mitigation strategies, to ensure the Company is run according to its mission and values, and furthers the interests of all shareholders. From May 2014 through April 2021, Ms. Lautt was a Management Consultant and Solution Specialist (KM, ECM, Management Systems) for BC Hydro in Vancouver. Since January 2022, has been a contract Business Strategist, and Director/Executive member of the ME|FM Society of BC, in Vancouver.

Melanie Lautt: Director, Secretary, and Co-Founder

Since November 2009, Mrs. Lautt has served as a Director of the Company and Secretary of the Board, based out of Gibsons, British Columbia, Canada. As a Director, Mrs. Lautt is responsible for Company governance and oversight, shareholder representation and strategic direction. The role of the Board Secretary is to ensure record keeping and records management for the Board. As a retired lawyer, Mrs. Lautt serves as a legal consultant for the Company, working with the Company’s executive team, its corporate legal counsel, its trademark and copyright counsel, and its intellectual property (patents) lawyers.

Dr. Wayne Lautt: Director, Chief Scientific Officer, and Co-Founder

Since November 2009, Dr. Lautt has been the Chief Scientific Officer and Director of the Company. Based out of Gibsons, British Columbia, Canada, Dr. Lautt provides strategic direction and mentorship to all scientific pursuits of the Company. The role of the CSO is to direct research on the hepatalin hormone by isolating the natural version and synthesizing variations of the molecule in the laboratory and to create inexpensive chemical assays to detect the hormone. Dr. Lautt sets the scientific direction for all preclinical research and reviews all scientific aspects of the Company’s clinical trials following his scientific protocols. Dr. Lautt authors publications in scientific journals and submits new patents to protect the Company’s discoveries. As a Director on the Board, Dr. Lautt contributes to the strategy and governance of the Company.

Paul Vermette: Director

Since May 2019, Mr. Vermette has served as a Director of the Company. As a Director, Mr. Vermette provides direction and oversight to the Company; as the “Non-Lautt Group Shareholder Representative” on the Board, Mr. Vermette is elected by all shareholders that are not members of the Lautt Group, thereby acting as the most direct voice and representative of the Company’s shareholders who are not part of the Lautt Group.1. From January 2017 through August 2019, Mr. Vermette was an independent Project Management and Systems Consultant, based out of Winnipeg, Manitoba, Canada. Since September 2019, Mr. Vermette has been the Director of Strategic Initiatives for the Reseau Compassion Network in Winnipeg.

1. The Lautt Group is collectively Dr. Wayne Lautt, Melanie Lautt, the Melanie and Wayne Lautt Trust, the Lautt Towson Family Trust, and the Lautt West Family Trust.

Tom Hodgson: Director

Since June 2019, Mr. Hodgson has served as a Director of the Company, helping to define strategic direction, provide corporate oversight and governance, and represent shareholder interests within the Company. From December 2013 through February 2018, Mr. Hodgson has been the Director of JG Benefits/CINUP Business Development for Johnston Group Inc., in Winnipeg, Manitoba, Canada. Since February 2018, Mr. Hodgson has been Vice President of Business Development with Many Nations Financial Services Ltd. in Winnipeg.

Mick Lautt: Chief Executive Officer and Co-Founder

Since December 2009, Mr. Lautt has been Chief Executive Officer of the Company, based out of Dauphin, Manitoba, Canada. Mr. Lautt sets short-term goals and long-term R&D milestones. The role of the CEO is to work with the Company’s Directors to define vision, values, and mission, and to lead the Executive team in setting and achieving goals. The CEO ensures that employees, consultants, and vendors have the necessary direction, resources, and reporting structures to accomplish their scientific and commercial goals. Mr. Lautt has built teams to support the Company’s growing sophistication and operational maturity. Mr. Lautt has been responsible for identifying and negotiating investment in the Company by 98 accredited investors and speaks with provincial, national, and international media at political and community events. Mr. Lautt is responsible for all corporate finance and capital raising activities, builds partnerships, attracts talent, and accesses strategic communities for the continued success of the Company.

John West: Chief Development Officer

Since September 2015, Mr. West has been Chief Development Officer of the Company, based out of Vancouver, Canada, where he develops the Company’s products, business models, marketing campaigns and investor due diligence materials. The role of the CDO is to increase the Company’s ability to raise capital. Mr. West is responsible for the implementation of four separate business models for each of the Company’s four products. Mr. West develops commercial partnerships and hires specialists to manufacture the Company’s medical products and to conduct the Company’s clinical trials. Mr. West designs new programs like the Wellness Transformation Network: a unique distribution model to deliver the Company’s novel products, services, and lifestyle interventions across Canada.

Allison Barsewsky, CPA: Chief Financial Officer

Since May 2021, Mrs. Barsewsky has been the Chief Financial Officer of the Company, based out of Dauphin, Manitoba, Canada, where she is responsible for financial planning, budgeting, forecasting, cash flow management, capital table management, and SR&ED claims. Mrs. Barsewsky leads financial consultants and accounting staff to deliver financial controls and timely reporting to all stakeholders. Prior to her current position, Mrs. Barsewsky was an accountant with Zaplitny & Zamrykut, Chartered Professional Accountants. Mrs. Barsewsky graduated with a Bachelor of Business Administration; with years of practical experience, she achieved her Chartered Professional Accounting Designation in 2016.

Involvement in Legal Proceedings

There are no legal proceedings involving any of the Directors or Officers that require disclosure, including any bankruptcy, receivership, criminal, or other matters.

COMPENSATION OF DIRECTORS AND EXECUTIVES

Name	Capacities in which Compensation was Received (FY2023)	Cash Compensation Annual Salary	Other Compensation	Total Compensation (FY2023)
Mick Lautt	CEO	$267,221.00*	N/A	$267,221.00*
John West	CDO	$267,221.00*	N/A	$267,221.00*
Dr. Wayne Lautt	CSO	$169,238.00*	N/A	$169,238.00*
Allison Barsewsky	CFO	$145,524.00*	N/A	$145,524.00*
Kelly Lautt	Director, Chair	$30,000*	N/A	$30,000*
Melanie Lautt	Director, Secretary	$10,000*	N/A	$10,000*
Dr. Wayne Lautt	Director	$10,000*	N/A	$10,000*
Paul Vermette	Director	$10,000*	N/A	$10,000*
Tom Hodgson	Director	$10,000*	N/A	$10,000*
*All Compensation figures expressed in Canadian Dollars

Proposed Officer Compensation

In 2021, the Company’s Directors performed a market evaluation for executive positions in equivalent companies (biotech, pre-revenue, etc.) and adjusted compensation into a middle range. Formal performance targets were set with a structured review process – targets were exceeded by the CEO and CDO, and a $50,000* salary increase to each of them was approved by the Board on October 3, 2022.

For the fiscal year ending September 30, 2024, the proposed compensation for each of the CEO, CDO, CSO and CFO may increase by as much as $50,000*.

*All Compensation figures expressed in Canadian Dollars

Employee Stock Option Plan

On February 13, 2023, the Board approved the adoption of an employee stock option plan (the "ESOP") to attract and incentivize key employees of the Company. Pursuant to the terms of the ESOP, the Company may grant options to purchase Common Shares representing up to 5% (2,690,909) of the total issued and outstanding Common Shares of the Company, the price of which will be determined by the Company's Chief Executive Officer. The granting and exercise of these options will not have a dilutive effect, as the Lautt Family Trust has agreed to sell an equivalent number of Common Shares to the Company for repurchase for a nominal cost in order to ensure the ESOP does not result in a dilution to current Shareholders. As a first offering of Options under the plan, the Company granted up to 401,394 Options to eligible employees of the Company. On May 24, 2023, 201,251 Class A Series 4 Common Voting Shares were issued to employees of the Corporation in exchange for Options exercised. As at the date of this current Offering, December 12, 2023, no Options under the ESOP were outstanding. Future employment stock option offerings may be presented to employees at the discretion of the CEO as authorized by the Board.

 SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following table sets out all Shareholders who own or control more than 10% of any class of shares in the capital stock of the Company as of September 30, 2023 :

Title of Class of Voting Securities	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Amount and Nature of Beneficial Ownership Acquirable	Percent of Class * Fully Diluted Basis
Class A Common	Melanie & Wayne Lautt Trust	53,616,931	-	66%
Class A Preferred	Melanie & Wayne Lautt Trust	654,066	-	100%
Class B Preferred	Duncan Family Trust	10,778	14,400	18%
Class B Preferred	Darren Slater	14,445	30,334	38%
Class C Preferred	W. Wayne Lautt	450,000	-	50.0%
Class C Preferred	Melanie Lautt	450,000	-	50.0%
Class F Preferred	-	-	-	-
Class G Preferred	-	-	-	-

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

The Issuer has not engaged in any transaction(s) that require disclosure under Item 13 of the Form 1-A.

SECURITIES BEING OFFERED

The following description summarizes important terms of the Company’s capital stock. This summary does not purport to be a complete reproduction of the terms and is qualified in its entirety by the provisions of the Articles and the Bylaws, copies of which are attached as Exhibits 2A and 2B to the Offering Statement of which this Offering Circular is a part. For a complete description of the Company’s capital stock, you should refer to the Articles and the Bylaws, and applicable provisions of The Corporations Act of Manitoba, Canada.

In this Offering, the Company is offering shares of its Class A Common Voting Shares. Pursuant to Section 18 of the Subscription Agreement, Investors shall have a contractual right to cancel a purchase of Shares by sending notice to the Company by midnight on the second business day after signing the Subscription Agreement (refer to the Subscription Agreement for specifics).

The Company’s authorized capital stock consists of two (2) classes of Common Shares each issuable in an unlimited number of Series and seven (7) classes of Preferred Shares, as follows:

Class	Amount	Par Value
Class A Common Voting Shares	unlimited	none
Class B Common Non-Voting Shares	unlimited	none
Class A Preferred Voting Shares	unlimited	none
Class B Preferred Voting Shares	unlimited	none
Class C Preferred Voting Shares	unlimited	none
Class D Preferred Non-Voting Shares	unlimited	none
Class E Preferred Non-Voting Shares	unlimited	none
Class F Preferred Voting Shares	unlimited	none
Class G Preferred Non-Voting Shares	unlimited	none

All classes of shares are subject to the applicable provisions of The Corporations Act (Manitoba) and the terms and conditions of the Articles. Investors are encouraged to review the complete text of the Articles contained in Exhibit 2A and The Corporations Act (Manitoba).

As of September 30, 2023, the issued and outstanding shares of the Company included:

Shares Outstanding	Class / Series
73,603,273	Class A Common Voting Shares – Series 1
1,579,248	Class A Common Voting Shares – Series 2
-	Class A Common Voting Shares – Series 3
201,251	Class A Common Voting Shares – Series 4
-	Class B Common Non-Voting Shares
654,066	Class A Preferred Voting Shares
42,986	Class B Preferred Voting Shares
900,000	Class C Preferred Voting Shares
-	Class D Preferred Non-Voting Shares
-	Class E Preferred Non-Voting Shares
71,826	Class F Preferred Voting Shares
4,350,000	Class G Preferred Non-Voting Shares

Warrants Outstanding	Class / Series (upon exercise)
2,626,330	Class A Common Voting Shares – Series 1
3,001,561	Class A Common Voting Shares – Series 2
-	Class B Common Non-Voting Shares
-	Class A Preferred Voting Shares
36,112	Class B Preferred Voting Shares
-	Class C Preferred Voting Shares
-	Class D Preferred Non-Voting Shares
-	Class E Preferred Non-Voting Shares
-	Class F Preferred Voting Shares
-	Class G Preferred Non-Voting Shares

Class A Common Voting Shares
Dividend Rights	The holders of the Class A Voting Common Shares shall be entitled to receive dividends as and when declared by the Company, on an equal basis with holders of Class B Common Non-Voting Shares, subject to the prior rights and privileges attaching to every other class of shares of the Company.
Voting Rights	A holder of Class A Common Voting Shares is entitled to one vote per share on all matters to be voted upon generally by the Shareholders, except for matters for which holders of a particular class of shares other than Class A Common Voting Shares or a particular series of Class A Common Voting Shares are entitled to vote on separately as a class or series. Holders of Class A Common Voting Shares are not entitled to cumulative voting for the election of Directors or other matters.
Liquidation Rights	In the event of the liquidation, dissolution or winding-up of the Company, the holders of the Class A Common Voting Shares shall be entitled to receive, equally along with the holders of Class B Common Non-Voting Shares, any remaining property or assets of the Company, if any, after all the holders of the Preferred Shares receive the amounts for which they are entitled.
Preemptive Rights	Class A Common Voting Shares do not include preemptive rights.
Conversion Rights	Class A Common Voting Shares do not include conversion rights.
Redemption Provisions	Class A Common Voting Shares do not include redemption provisions.
Sinking Fund Provisions	Class A Common Voting Shares do not include sinking fund provisions.
Liability to Further Calls or Assessment by Company	Holders of Class A Common Voting Shares are not liable to further calls or assessment by the Company.
Classification of Board of Directors & Impact Where Cumulative Voting Permitted/Required	There is no classification of the Board of Directors.
Restrictions on Alienability	Holders of Class A Common Voting Shares are not entitled to transfer any shares without the approval of the Board of Directors, with limited exceptions.
Provisions Discriminating Against Holder as a Result of Owning a Substantial Amount of Securities	No such provision applies to holders of Class A Common Voting Shares.
Rights That May Be Modified Otherwise Than by a Vote of a Majority or More of Shares Outstanding, Voting as a Class.	No rights of the holders of Class A Common Voting Shares may be modified other than by a vote of a majority or more of the holders of Class A Common Voting Shares, voting as a class.
Rights That May Be Modified Otherwise Than by a Vote of a Majority or More of Shares Outstanding, Voting as a Class.	Current holders of Class A Common Voting Shares are, however, subject to the terms of a shareholders' agreement, but that agreement will not bind the investors who subscribe for Shares.

Class B Common Non-voting Shares issuable in an unlimited number of Series (the "Class B Common Non-Voting Shares")
Class B Common Non-Voting Shares
Dividend Rights	The holders of the Class B Common Non-Voting Shares shall be entitled to receive dividends as and when declared by the Company, on an equal basis with holders of Class A Common Voting Shares, subject to the prior rights and privileges attaching to every other class of shares of the Company.
Voting Rights	Class B Common Non-Voting Shares do not include voting rights.
Liquidation Rights	In the event of the liquidation, dissolution or winding-up of the Company, the holders of the Class B Common Non-Voting Shares shall be entitled to receive, equally along with the holders of Class A Common Voting Shares, any remaining property or assets of the Company, if any, after all the holders of the Preferred Shares receive the amounts for which they are entitled.
Preemptive Rights	Class B Common Non-Voting Shares do not include preemptive rights.
Conversion Rights	Class B Common Non-Voting Shares do not include conversion rights.
Redemption Provisions	Class B Common Non-Voting Shares do not include redemption provisions.
Sinking Fund Provisions	Class B Common Non-Voting Shares do not include sinking fund provisions.
Liability to Further Calls or Assessment by Company	Holders of Class B Common Non-Voting Shares are not liable to further calls or assessment by the Company.
Classification of Board of Directors & Impact Where Cumulative Voting Permitted/Required	There is no classification of the Board of Directors.
Restrictions on Alienability	Holders of Class B Common Non-Voting Shares are not entitled to transfer any shares without the approval of the Board of Directors, with limited exceptions.
Provisions Discriminating Against Holder as a Result of Owning a Substantial Amount of Securities	No such provision applies to holders of Class B Common Non-Voting Shares.
Rights That May Be Modified Otherwise Than by a Vote of a Majority or More of Shares Outstanding, Voting as a Class.	No rights of the holders of Class B Common Non-Voting Shares may be modified other than by a vote of a majority or more of the holders of Class B Common Non-Voting Shares, voting as a class.

Class A Preferred Voting Shares
Dividend Rights	Each fiscal year the holders of Class A Preferred Voting Shares may receive noncumulative dividends in the minimum amount of one percent (1%) of the fair market value (“FMV”) per share (as defined in the Articles), only if declared by the Board of Directors in its sole discretion, and then only to the extent that dividends are actually so declared in respect of the Class A Voting Preferred Shares. The Board has the discretion to declare separate dividends, and in different amounts, for each class of preferred shares, subject to the priority of the Class G Preferred Shares.
Voting Rights	A holder of Class A Preferred Voting Shares is entitled to one vote per share on all matters to be voted upon generally by the Shareholders, except for matters for which holders of a particular class of shares other than Class A Preferred Voting Shares. Holders of Class A Preferred Voting Shares are not entitled to cumulative voting for the election of Directors or other matters.
Liquidation Rights	In the event of the liquidation, dissolution or winding-up of the Company, the holders of the Class A Preferred Voting Shares shall be entitled to receive cash in an amount equal to $1.00 per share, together with all declared but unpaid dividends, in priority to holders of all other classes of Preferred Shares and Common Shares.
Preemptive Rights	Class A Preferred Voting Shares do not include preemptive rights.
Conversion Rights	Class A Preferred Voting Shares do not include conversion rights.
Redemption Provisions	Holders of Class A Preferred Voting Shares may require the Company to redeem some or all of their shares for $1.00 per share, plus all declared but unpaid dividends in accordance with the procedure set out in the Articles. The Company may redeem Class A Preferred Voting Shares for $1.00 per share, plus all declared but unpaid dividends in accordance with the procedure set out in the Articles.
Sinking Fund Provisions	Class A Preferred Voting Shares do not include sinking fund provisions.
Liability to Further Calls or Assessment by Company	Holders of Class A Preferred Voting Shares are not liable to further calls or assessment by the Company.
Classification of Board of Directors & Impact Where Cumulative Voting Permitted/Required	There is no classification of the Board of Directors.
Restrictions on Alienability	Holders of Class A Preferred Voting Shares are not entitled to transfer any shares without the approval of the Board of Directors, with limited exceptions.
Provisions Discriminating Against Holder as a Result of Owning a Substantial Amount of Securities	No such provision applies to holders of Class A Preferred Voting Shares.
Rights That May Be Modified Otherwise Than by a Vote of a Majority or More of Shares Outstanding, Voting as a Class.	No rights of the holders of Class A Preferred Voting Shares may be modified other than by a vote of a majority or more of the holders of Class A Preferred Voting Shares, voting as a class.

Class B Preferred Voting Shares
Dividend Rights

Each fiscal year the holders of Class B Preferred Voting Shares may receive noncumulative dividends in the minimum amount of one percent (1%) of the Redemption Amount per share (as defined in the Articles) based on the fair market value of the consideration received by the Corporation in respect of the issuance thereof and determined in accordance with the Articles, only if declared by the Board of Directors in its sole discretion, and then only to the extent that dividends are actually so declared in respect of the Class B Preferred Voting Shares.

Voting Rights	A holder of Class B Preferred Voting Shares is entitled to one vote per share on all matters to be voted upon generally by the Shareholders, except for matters for which holders of a particular class of shares other than Class B Preferred Voting Shares or a particular series of Class B Preferred Voting Shares are entitled to vote on separately as a class or series. Holders of Class B Preferred Voting Shares are not entitled to cumulative voting for the election of Directors or other matters.
Liquidation Rights	In the event of the liquidation, dissolution or winding-up of the Company, the holders of the Class B Preferred Voting Shares shall be entitled to receive cash in an amount equal to the Redemption Amount per share (as defined in the Articles), together with all declared but unpaid dividends, after payment to the holders of the Class A Preferred Voting Shares, at the same time as payment to the holders of the Class F Preferred Voting Shares, and prior to any payment or distribution to holders of any class of shares ranking junior to the Class F Preferred Voting Shares and the Class B Preferred Voting Shares.
Preemptive Rights	Class B Preferred Shares do not include preemptive rights.
Conversion Rights	Class B Preferred Shares do not include conversion rights.
Redemption Provisions	Holders of Class B Preferred Voting Shares may require the Company to redeem some or all of their shares for the Redemption Amount per share (as defined in the Articles), plus all declared but unpaid dividends in accordance with the procedure set out in the Articles. The Company may redeem Class B Preferred Voting Shares for the Redemption Amount per share (as defined in the Articles), plus all declared but unpaid dividends in accordance with the procedure set out in the Articles.
Sinking Fund Provisions	Class B Preferred Voting Shares do not include sinking fund provisions.
Liability to Further Calls or Assessment by Company	Holders of Class B Preferred Voting Shares are not liable to further calls or assessment by the Company.
Classification of Board of Directors & Impact Where Cumulative Voting Permitted/Required	There is no classification of the Board of Directors.
Restrictions on Alienability	Holders of Class B Preferred Voting Shares are not entitled to transfer any shares without the approval of the Board of Directors, with limited exceptions.
Provisions Discriminating Against Holder as a Result of Owning a Substantial Amount of Securities	No such provision applies to holders of Class B Preferred Voting Shares.
Rights That May Be Modified Otherwise Than by a Vote of a Majority or More of Shares Outstanding, Voting as a Class.	No rights of the holders of Class B Preferred Voting Shares may be modified other than by a vote of a majority or more of the holders of Class B Preferred Voting Shares, voting as a class.

Class C Preferred Voting Shares
Dividend Rights	Each fiscal year the holders of Class C Preferred Voting Shares may receive noncumulative dividends in the minimum amount of 0.75% of the Redemption Amount per share (as defined in the Articles) based on the fair market value of the consideration received by the Corporation in respect of the issuance thereof and determined in accordance with the Articles, only if declared by the Board of Directors in its sole discretion, and then only to the extent that dividends are actually so declared in respect of the Class C Preferred Voting Shares.
Voting Rights	A holder of Class C Preferred Voting Shares is entitled to one vote per share on all matters to be voted upon generally by the Shareholders, except for matters for which holders of a particular class of shares other than Class C Preferred Voting Shares or a particular series of Class C Preferred Voting Shares are entitled to vote on separately as a class or series. Holders of Class C Preferred Voting Shares are not entitled to cumulative voting for the election of Directors or other matters.
Liquidation Rights	In the event of the liquidation, dissolution or winding-up of the Company, the holders of the Class C Preferred Voting Shares shall be entitled to receive cash in an amount equal to the Redemption Amount per share (as defined in the Articles), together with all declared but unpaid dividends, after payment to the holders of the Class A Preferred Voting Shares, Class B Preferred Voting Shares, Class F Preferred Voting Shares, and the Class G Preferred Non-Voting Shares, and prior to any payment to holders of any class of shares ranking junior to the Class C Preferred Voting Shares.
Preemptive Rights	Class C Preferred Voting Shares do not include preemptive rights.
Conversion Rights	Class C Preferred Voting Shares do not include conversion rights.
Redemption Provisions	Holders of Class C Preferred Voting Shares may require the Company to redeem some or all of their shares for the Redemption Amount per share (as defined in the Articles), plus all declared but unpaid dividends in accordance with the procedure set out in the Articles. The Company may redeem Class C Preferred Voting Shares for the Redemption Amount per share (as defined in the Articles), plus all declared but unpaid dividends in accordance with the procedure set out in the Articles.
Sinking Fund Provisions	Class C Preferred Voting Shares do not include sinking fund provisions.
Liability to Further Calls or Assessment by Company	Holders of Class C Preferred Voting Shares are not liable to further calls or assessment by the Company.
Classification of Board of Directors & Impact Where Cumulative Voting Permitted/Required	There is no classification of the Board of Directors.
Restrictions on Alienability	Holders of Class C Preferred Voting Shares are not entitled to transfer any shares without the approval of the Board of Directors, with limited exceptions.
Provisions Discriminating Against Holder as a Result of Owning a Substantial Amount of Securities	No such provision applies to holders of Class C Preferred Voting Shares.
Rights That May Be Modified Otherwise Than by a Vote of a Majority or More of Shares Outstanding, Voting as a Class.	No rights of the holders of Class C Preferred Voting Shares may be modified other than by a vote of a majority or more of the holders of Class C Preferred Voting Shares, voting as a class.

Class D Preferred Non-Voting Shares
Dividend Rights	Each fiscal year the holders of Class D Preferred Non-Voting Shares may receive noncumulative dividends in the minimum amount of 0.5% of the Redemption Amount per share (as defined in the Articles) based on the fair market value of the consideration received by the Corporation in respect of the issuance thereof and determined in accordance with the Articles, only if declared by the Board of Directors in its sole discretion, and then only to the extent that dividends are actually so declared in respect of the Class D Preferred Non-Voting Shares.
Voting Rights	Class D Preferred Non-Voting Shares do not include voting rights.
Liquidation Rights	In the event of the liquidation, dissolution or winding-up of the Company, the holders of the Class D Preferred Non-Voting Shares shall be entitled to receive cash in an amount equal to the Redemption Amount per share (as defined in the Articles), together with all declared but unpaid dividends, after payment to the holders of the Class A Preferred Voting Shares, Class B Preferred Voting Shares, Class F Preferred Voting Shares, Class G Preferred Non-Voting Shares, and the Class C Preferred Voting Shares, and prior to any payment to holders of any class of shares ranking junior to the Class D Preferred Non-Voting Shares.
Preemptive Rights	Class D Preferred Non-Voting Shares do not include preemptive rights.
Conversion Rights	Class D Preferred Non-Voting Shares do not include conversion rights.
Redemption Provisions	Holders of Class D Preferred Non-Voting Shares may require the Company to redeem some or all of their shares for the Redemption Amount per share (as defined in the Articles), plus all declared but unpaid dividends in accordance with the procedure set out in the Articles. The Company may redeem Class D Preferred Non-Voting Shares for the Redemption Amount per share (as defined in the Articles), plus all declared but unpaid dividends in accordance with the procedure set out in the Articles.
Sinking Fund Provisions	Class D Preferred Non-Voting Shares do not include sinking fund provisions.
Liability to Further Calls or Assessment by Company	Holders of Class D Preferred Non-Voting Shares are not liable to further calls or assessment by the Company.
Classification of Board of Directors & Impact Where Cumulative Voting Permitted/Required	There is no classification of the Board of Directors.
Restrictions on Alienability	Holders of Class D Preferred Non-Voting Shares are not entitled to transfer any shares without the approval of the Board of Directors, with limited exceptions.
Provisions Discriminating Against Holder as a Result of Owning a Substantial Amount of Securities	No such provision applies to holders of Class D Preferred Non-Voting Shares.
Rights That May Be Modified Otherwise Than by a Vote of a Majority or More of Shares Outstanding, Voting as a Class.	No rights of the holders of Class D Preferred Non-Voting Shares may be modified other than by a vote of a majority or more of the holders of Class D Preferred Non-Voting Shares, voting as a class.

Class E Preferred Non-Voting Shares
Dividend Rights

Each fiscal year the holders of Class E Preferred Non-Voting Shares may receive noncumulative dividends in the minimum amount of 1.0% of the Redemption Amount per share (as defined in the Articles) based on the fair market value of the consideration received by the Company in respect of the issuance thereof and determined in accordance with the Articles, only if declared by the Board of Directors in its sole discretion, and then only to the extent that dividends are actually so declared in respect of the Class E Preferred Non-Voting Shares.

Voting Rights	Class E Preferred Non-Voting Shares do not include voting rights.
Liquidation Rights	In the event of the liquidation, dissolution or winding-up of the Company, the holders of the Class E Preferred Non-Voting Shares shall be entitled to receive cash in an amount equal to the FMV per share (as defined in the Articles), together with all declared but unpaid dividends, after payment or distribution to the holders of the Class A Preferred Voting Shares, Class B Preferred Voting Shares, Class F Preferred Voting Shares, Class G Preferred Non-Voting Shares, Class C Preferred Voting Shares, and the Class D Preferred Non-Voting Shares, and prior to any payment or distribution to holders of any class of shares ranking junior to the Class E Non-Voting Preferred Shares.
Preemptive Rights	Class E Preferred Non-Voting Shares do not include preemptive rights.
Conversion Rights	Class E Preferred Non-Voting Shares do not include conversion rights.
Redemption Provisions	Holders of Class E Preferred Non-Voting Shares may require the Company to redeem some or all of their shares for the Redemption Amount per share (as defined in the Articles), plus all declared but unpaid dividends in accordance with the procedure set out in the Articles. The Company may redeem Class E Preferred Non-Voting Shares for the Redemption Amount per share (as defined in the Articles), plus all declared but unpaid dividends in accordance with the procedure set out in the Articles.
Sinking Fund Provisions	Class E Preferred Non-Voting Shares do not include sinking fund provisions.
Liability to Further Calls or Assessment by Company	Holders of Class E Preferred Non-Voting Shares are not liable to further calls or assessment by the Company.
Classification of Board of Directors & Impact Where Cumulative Voting Permitted/Required	There is no classification of the Board of Directors.
Restrictions on Alienability	Holders of Class E Preferred Non-Voting Shares are not entitled to transfer any shares without the approval of the Board of Directors, with limited exceptions.
Provisions Discriminating Against Holder as a Result of Owning a Substantial Amount of Securities	No such provision applies to holders of Class E Preferred Non-Voting Shares.
Rights That May Be Modified Otherwise Than by a Vote of a Majority or More of Shares Outstanding, Voting as a Class.	No rights of the holders of Class E Preferred Non-Voting Shares may be modified other than by a vote of a majority or more of the holders of Class E Preferred Non-Voting Shares, voting as a class.

Class F Preferred Voting Shares
Dividend Rights	Each fiscal year the holders of Class F Preferred Voting Shares may receive noncumulative dividends in the minimum amount of 1.0% of the Redemption Amount per share (as defined in the Articles) based on the fair market value of the consideration received by the Company in respect of the issuance thereof and determined in accordance with the Articles, only if declared by the Board of Directors in its sole discretion, and then only to the extent that dividends are actually so declared in respect of the Class F Preferred Voting Shares.
Voting Rights	A holder of Class F Preferred Voting Shares is entitled to one vote per share on all matters to be voted upon generally by the Shareholders, except for matters for which holders of a particular class of shares other than Class F Preferred Voting Shares or a particular series of Class F Preferred Voting Shares are entitled to vote on separately as a class or series. Holders of Class F Preferred Voting Shares are not entitled to cumulative voting for the election of Directors or other matters.
Liquidation Rights	In the event of the liquidation, dissolution or winding-up of the Company, the holders of the Class F Preferred Voting Shares shall be entitled to receive cash in an amount equal to the Redemption Amount per share (as defined in the Articles), together with all declared but unpaid dividends, after payment or distribution to the holders of the Class A Preferred Voting Shares, at the same time as payment or distribution to the holders of the Class B Preferred Voting Shares, and prior to any payment or distribution to holders of any class of shares ranking junior to the Class F Preferred Voting Shares and the Class B Preferred Voting Shares.
Preemptive Rights	Class F Preferred Voting Shares do not include preemptive rights.
Conversion Rights	Class F Preferred Voting Shares do not include conversion rights.
Redemption Provisions	Holders of Class F Preferred Voting Shares may require the Company to redeem some or all of their shares for the Redemption Amount per share (as defined in the Articles), plus all declared but unpaid dividends in accordance with the procedure set out in the Articles, provided however that no such redemption may occur with respect to a given Class F Preferred Voting Share prior to the date that is three (3) years from the date that such Class F Preferred Voting Share was issued by the Company. The Company may, not prior to three (3) years from the date of issuance, redeem Class F Preferred Voting Shares for the Redemption Amount per share (as defined in the Articles), plus all declared but unpaid dividends in accordance with the procedure set out in the Articles, provided however that no such redemption may occur with respect to a given Class F Preferred Voting Share prior to the date that is three (3) years from the date that such Class F Preferred Voting Share was issued by the Company.
Sinking Fund Provisions	Class F Preferred Voting Shares do not include sinking fund provisions.
Liability to Further Calls or Assessment by Company	Holders of Class F Preferred Voting Shares are not liable to further calls or assessment by the Company.
Classification of Board of Directors & Impact Where Cumulative Voting Permitted/Required	There is no classification of the Board of Directors.
Restrictions on Alienability	Holders of Class F Preferred Voting Shares are not entitled to transfer any shares without the approval of the Board of Directors, with limited exceptions.
Provisions Discriminating Against Holder as a Result of Owning a Substantial Amount of Securities	No such provision applies to holders of Class F Preferred Voting Shares.
Rights That May Be Modified Otherwise Than by a Vote of a Majority or More of Shares Outstanding, Voting as a Class.	No rights of the holders of Class F Preferred Voting Shares may be modified other than by a vote of a majority or more of the holders of Class F Preferred Voting Shares, voting as a class.

Class G Preferred Non-Voting Shares
Dividend Rights	Each fiscal year the holders of Class G Preferred Non-Voting Shares receive fixed, cumulative dividends at an annual rate of 10% of $1.00 per share when declared by the Board of Directors at its discretion, in priority to the Class A Preferred Voting Shares, Class B Preferred Voting Shares, Class C Preferred Voting Shares, Class D Preferred Non-Voting Shares, Class E Preferred Non-Voting Shares, Class F Preferred Voting Shares, Class A Common Voting Shares and every series thereof, Class B Common Non-Voting Shares and every series thereof, and any other shares ranking junior to the Class G Preferred Non-Voting Shares.
Voting Rights	Class G Preferred Non-Voting Shares do not include voting rights.
Liquidation Rights	In the event of the liquidation, dissolution or winding-up of the Company, the holders of Class G Preferred Non-Voting Shares shall be entitled to receive an amount equal to the Redemption Amount per share (as defined in the Articles), being $1.00 per Class G Preferred Non-Voting Share together with all cumulative cash dividends accrued and not declared thereon and all declared but unpaid cumulative cash dividends thereon, after payment to the holders of the Class A Preferred Voting Shares, Class B Preferred Voting Shares and Class F Preferred Voting Shares, and prior to any payment to holders of any class of shares ranking junior to the Class G Preferred Non-Voting Shares.
Preemptive Rights	Class G Preferred Non-Voting Shares do not include preemptive rights.
Conversion Rights	Each issued and fully paid Class G Preferred Voting Share shall be convertible at the option of the holder into such number of fully paid and non-assessable Class A Common Voting Shares at the Conversion Ratio (as defined in the Articles and described below) in accordance with the procedure set out in the Articles, provided however that no such conversion may occur with respect to a given Class G Preferred Non-Voting Share prior to the date that is three (3) years from the date on which such Class G Preferred Non-Voting Share was issued by the Company. The “Conversion Ratio” means the Conversion Amount divided by the Conversion Price, where (i) the “Conversion Amount” means the aggregate of $1.00 per share for any Class G Preferred Non-Voting Shares being converted, multiplied by 1.1, plus all cumulative cash dividends accrued and not declared thereon and all declared and unpaid cumulative cash dividends due immediately prior to the Conversion Time (as defined in the Articles), and (ii) the “Conversion Price” shall mean the fair market value of all of the common shares of the Company (regardless of series) immediately prior to the Conversion Time, as determined by the Board of Directors in its sole discretion, divided by the number of common shares of the Company (regardless of series) issued and outstanding immediately prior to the Conversion Time.
Redemption Provisions	Holders of Class G Preferred Non-Voting Shares may require the Company to redeem some or all of their shares for the Redemption Amount per share (as defined in the Articles) in accordance with the procedure set out in the Articles, provided however that no such redemption may occur with respect to a given Class G Preferred Non-Voting Share prior to the date that is three (3) years from the date that such Class G Preferred Non-Voting Share was issued by the Company. The Company may, subject to the Conversion Option (as defined in the Articles) redeem Class G Preferred Non-Voting Shares for $1.00 per share in accordance with the procedure set out in the Articles, provided however that no such redemption may occur with respect to a given Class G Preferred Non-Voting Share prior to the date that is three (3) years from the date that such Class G Preferred Non-Voting Share was issued by the Company.
Sinking Fund Provisions	Class G Preferred Non-Voting Shares do not include sinking fund provisions.
Liability to Further Calls or Assessment by Company	Holders of Class G Preferred Non-Voting Shares are not liable to further calls or assessment by the Company.
Classification of Board of Directors & Impact Where Cumulative Voting Permitted/Required	There is no classification of the Board of Directors.
Restrictions on Alienability	Holders of Class G Preferred Non-Voting Shares are not entitled to transfer any shares without the approval of the Board of Directors, with limited exceptions.
Provisions Discriminating Against Holder as a Result of Owning a Substantial Amount of Securities	No such provision applies to holders of Class G Preferred Non-Voting Shares.
Rights That May Be Modified Otherwise Than by a Vote of a Majority or More of Shares Outstanding, Voting as a Class.	No rights of the holders of Class G Preferred Non-Voting Shares may be modified other than by a vote of a majority or more of the holders of Class G Preferred Non-Voting Shares, voting as a class.

Options and Warrants

In addition to the above securities, the Company has issued certain Class A Voting Common Share warrants which, if all exercised in accordance with their terms, would entitle the holders to subscribe for 3,001,561 Class A Common Voting Shares at an exercise price of CAD $3.25 per share. Additional warrants are outstanding which each entitle the holder to subscribe for a unit comprised of one Class A Voting Common Share and one Class B Voting Preferred Share for a price per unit of CAD $90. If all the unit purchase warrants are exercised, the holders would receive 2,626,330 Class A Voting Common Shares and 36,112 Class B Voting Preferred Shares.

In addition to the warrants, the Company has adopted an employee stock option plan, pursuant to which employees and officers of the Company may be granted options to acquire Class A Common Voting Shares representing up to 5% of the total issued and outstanding Class A Common Voting Shares at a price of CAD $0.10 per share. The Chief Executive Officer of the Company has the authority to determine amount, exercise price and vesting terms for any options granted under this plan.

Part F/S

SciMar Ltd.
Condensed Interim Financial Statements
As at March 31, 2023 and September 30, 2022
(Expressed in Canadian dollars - Unaudited)

SciMar Ltd.
Contents
As at March 31, 2023 and September 30, 2022
(Expressed in Canadian dollars - Unaudited)

Page
Notice of No Auditor Review

Condensed Interim Financial Statements

Condensed Interim Statement of Financial Position	1

Condensed Interim Statement of Loss and Comprehensive Loss	3

Interim Statement of Changes in Equity	4

Interim Statement of Cash Flows	5

Notes to the Condensed Interim Financial Statements	6

Notice of No Auditor Review

NOTICE OF NO AUDITOR REVIEW OF
CONDENSED INTERIM FINANCIAL STATEMENTS

The accompanying unaudited condensed interim financial statements have been prepared by and are the responsibility of management.

The Company's independent auditor has not performed a review of these financial statements in accordance with the standards established by the Chartered Professional Accountants of Canada or United States generally accepted auditing standards for a review of condensed interim financial statements by an entity's auditor.

SciMar Ltd.

Dauphin, Manitoba

SciMar Ltd.
Condensed Interim Statement of Financial Position
As at March 31, 2023 and September 30, 2022
(Expressed in Canadian dollars - Unaudited)

	March 31 2023	September 30 2022
Assets

Current
Cash	$219,326	$170,892
Other receivables (Note 6)	1,134,504	1,750,342
Prepaid expenses	172,755	110,018
	1,526,585	2,031,252
Non-current Property and equipment (Note 8)	229,516	206,486
Intangible assets (Note 9)	474,887	499,347
Investments (Note 10)	501,393	534,916
	1,205,796	1,240,749
Total assets	$2,732,381	$3,272,001

Continued on next page

SciMar Ltd.
Condensed Interim Statement of Financial Position
As at March 31, 2023 and September 30, 2022
(Expressed in Canadian dollars - Unaudited)

	March 31	September 30
	2023	2022
Liabilities Current Bank and other indebtedness (Note 11)	$1,841,996	$2,299,826
Trade and other payables (Note 12)	2,297,775	1,755,798
Dividends payable (Note 14)	433,932	217,027
Liability component of redeemable preferred shares (Note 14)	1,810,616	1,217,905
Derivative liabilities (Note 14)	755,482	500,993
Current portion of lease liabilities	31,914	29,959
	7,171,715	6,021,508
Non-current Long-term debt (Note 16)	40,000	40,000
Lease liabilities	17,535	33,996
Due to shareholders (Note 13)	1,614,373	1,501,747
Due to related parties (Note 17)	143,425	109,300
Liability component of redeemable preferred shares (Note 14)	3,599,825	3,216,038
Class G redeemable preferred shares (Note 14)	4,134,493	4,062,978
	9,549,651	8,964,059
	16,721,366	14,985,567
Going concern (Note 4)
Subsequent events (Note 14)
Commitments and contingencies (Note 15)
Shareholders' deficiency
Common shares (Note 14)	3,421,511	2,233,975
Equity component of redeemable preferred shares (Note 14)	6,993,190	6,993,190
Warrants issued on common shares	6,606,516	580,552
Deficit	(31,010,202)	(21,521,283)
Total shareholders' deficiency	(13,988,985)	(11,713,566)
Total liabilities and equity	$2,732,381	$3,272,001
Approved on behalf of the Board

s//: Kelly Melanie Lautt	s//: Thomas Hodgson
Director	Director

The accompanying notes are an integral part of these financial statements.

SciMar Ltd.
Condensed Interim Statement of Loss and Comprehensive Loss
For the six months ended March 31, 2023 and March 31, 2022
(Expressed in Canadian dollars - Unaudited)
	6 Months Ended March 31 2023	6 Months Ended March 31 2022
Sales	$-	$2,433
Cost of sales	118,440	757
Gross profit (loss)	(118,440)	1,676
Other income Scientific research and experimental development (Note 6)	297,352	344,215
Other revenue	-	25,263
	297,352	369,478
Expenses Advertising and promotion	553,739	1,174,876
Amortization and depreciation	67,981	120,901
Board member fees	35,741	27,664
Clinical trials and consulting	1,307,145	1,163,495
General administration	81,683	150,369
Occupancy costs	105,347	65,795
Packaging and lab supplies	45,532	150,212
Professional fees	566,857	105,562
Salaries, wages and benefits	1,120,535	922,917
Travel	19,496	36,857
	3,904,056	3,918,648
Operating loss	(3,725,144)	(3,547,494)
Finance income (costs) Finance costs (Note 7)	(1,133,120)	(848,633)
Foreign exchange (loss)	(18,190)	(5,422)
Interest income	19,213	11,518
Net finance costs	(1,132,097)	(842,537)
Loss and comprehensive loss for the period	(4,857,241)	(4,390,031)
Loss per share
Basic loss per share for the period (Note 14 (f))	(0.07)	(0.06)
Diluted loss per share for the period (Note 14 (f))	(0.07)	(0.06)

The accompanying notes are an integral part of these financial statements.

SciMar Ltd.
Interim Statement of Changes in Equity
As at March 31, 2023 and September 30, 2022
(Expressed in Canadian dollars - Unaudited)

	Common Shares	Common Shares Warrants	Equity component of preferred shares	Deficit	Total shareholders’ (deficiency) equity
Balance October 1, 2021	$134,517	-	$6,993,190	$(12,487,024)	$(5,359,317)
Net (loss) for the period	-	-	-	(9,034,259)	(9,034,259)
Issuance of common shares (Note 14)	2,099,458	580,552			2,680,010
Warrants issued	-	-	-	-	-

Balance September 30, 2022	2,233,975	580,552	6,993,190	(21,521,283)	(11,713,566)
Net (loss) for the period	-	-	-	(4,857,241)	(4,857,241)
Issuance of common shares (Note 14)	1,187,536	1,394,286	-	-	2,581,822
Warrants modification	-	4,631,678	-	(4,631,678)	-
Balance March 31, 2023	$3,421,511	6,606,516	$6,993,190	$(31,010,202)	$(13,988,985)

The accompanying notes are an integral part of these financial statements.

SciMar Ltd.
Interim Statement of Cash Flow
For the six months ended March 31, 2023 and 2022
(Expressed in Canadian dollars - Unaudited)

	6 Months Ended March 31 2023	6 Months Ended March 31 2022
Cash provided by (used for) the following activities
Operating activities
Cash received from customers	$ -	$ 36,304
Cash received from other income	-	10,263
Cash received from SR&ED claim (Note 6)	740,192	666,378
Cash received from government programs	-	15,000
Cash paid to (received from) government agencies	166,922	97,287
Cash paid to suppliers and employees	(2,953,086)	(3,192,771)
	(2,045,972)	(2,367,539)
Interest received	19,213	11,518
Interest paid	(30,432)	(133,288)
	(2,057,191)	(2,489,309)
Financing activities
Proceeds from bank and other indebtedness (Note 11)	307,479	1,061,327
Repayments of bank and other indebtedness	(900,882)	(754,220)
Amounts advanced from shareholders (Note 17)	60,015	66,129
Amounts advanced from related parties	23,625	-
Repayments to finance leases	(14,506)	(69,444)
Proceeds from issuance of common shares (Note 14)	1,923,455	600,000
Proceeds from issuance of redeemable preferred shares (Note 14)	729,142	2,315,000
Dividends paid (Note 14)	-	(118,164)
	2,128,328	3,100,628
Investing activities
Acquisition of long-term investments	-	(12,508)
Proceeds from disposal of investments	33,135	-
Purchases of property, plant and equipment (Note 8)	(23,030)	(61,727)
Additions to intangible assets (Note 9)	(9,149)	(11,700)
	956	(85,935)
Net effect of translation of foreign currency cash	(23,659)	(5,576)
Increase in cash	48,434	519,808
Cash, beginning of period	170,892	249,037
Cash, end of period	$ 219,326	$ 768,845

The accompanying notes are an integral part of these financial statements.

SciMar Ltd.

Notes to the Consolidated Interim Financial Statements

For the six months ended March 31, 2023 and 2022 (Expressed in Canadian dollars - Unaudited)

1. Reporting entity

SciMar Ltd. (the "Company") is a company incorporated under the Corporations Act in the Province of Manitoba.

The Company is primarily involved in research and development of medical technology. The Company has created 1 MVP “minimal viable product” (NuPa Daily) which was registered to sell in the United States of America and had been granted a NPN (Natural Product Number) in Canada. This product is undergoing further formulation testing to create a novel prototype designed for clinical trial validation. A second prototype product, NuPa Test, has been registered as a “standardized test meal” and was used in a Health Canada regulated “proof of concept” clinical trial. The Company has two other products in the pipeline, both in pre-clinical development.

The Company's registered office address is 1000-330 St. Mary Ave, Winnipeg MB R3C 3Z5. Its business office is at 119 Main St. South, Dauphin MB, R7N 1K4.

2. Statement of compliance

These interim financial statements for the six months ended March 31, 2023 have been prepared in accordance with IAS 34 Interim Financial Reporting, and should be read in conjunction with the Company's last audited annual financial statements as at and for the year ended September 30, 2022. They do not include all of the information required for a complete set of financial statements prepared in accordance with IFRS Accounting Standards. However, selected explanatory notes are included to explain events and transactions that are significant to an understanding of the changes in the Company's financial position and performance since the last annual financial statements.

These interim financial statements were authorized for issue by the Company’s board of directors on November 30, 2023.

3. Basis of preparation of financial statements

Basis of measurement

The financial statements have been prepared on the historical cost basis, except for derivative instruments which are stated at fair value.

Functional and presentation currency

The financial statements are presented in Canadian dollars, which is the Company's functional currency. All financial information presented has been rounded to the nearest dollar except where indicated otherwise.

Use of estimates and judgments

No significant changes to the accounting policies, judgments or estimates.

4. Going concern

These financial statements have been prepared using IFRSs that are applicable to a going concern, which contemplates that SciMar Ltd. will continue in operation for the foreseeable future and will be able to realize its assets and discharge its liabilities and commitments in the normal course of business. There is material uncertainty that exists related to events or conditions that may cast substantial doubt on the Company's ability to continue as a going concern because the Company has experienced operating losses and negative cash flows from operations since inception, current liabilities exceed current assets, has an accumulated deficit and has not reached successful commercialization of its products. Therefore the Company may not be able to realize its assets and discharge its liabilities in the normal course of business.

The Company's future operations are completely dependent upon its ability to secure financing through equity raises, generate product sales, negotiate collaboration or license agreements with up-front payments, obtain research grant funding, or other strategic alternatives, and/or secure additional funds. While the Company is striving to achieve the above plans there is no assurance that such sources of funds will be available or obtained on favourable terms. If the Company cannot generate product sales, negotiate collaboration or license agreements with up-front payments, obtain research grant funding, or if it cannot secure additional financing on terms that would be acceptable to it, the Company will have to consider additional strategic alternatives which may include, among other strategies, exploring the monetization of certain tangible and intangible assets as well as seeking to license assets, reduce the monthly cash expenditures, potential asset divestitures, winding up, dissolution or liquidation of the Company.

The ability of the Company to continue as a going concern and to realize the carrying value of its assets and discharge its liabilities and commitments when due is dependent on the successful completion of the actions taken or planned, some of which are described above, which management believes will mitigate the adverse conditions and events which raise significant doubt about the validity of the going concern assumption used in preparing these financial statements. There is no certainty that these and other strategies will be sufficient to permit the Company to continue as a going concern.

These financial statements do not reflect adjustments in the carrying values of the Company's assets and liabilities, expenses, and the balance sheet classifications used, that would be necessary if the going concern assumption were not appropriate. Such adjustments could be material.

 5. Summary of significant accounting policies

The principal accounting policies applied in these interim financial statements are the same as those applied in the Company's audited financial statements as at and for the year ended September 30, 2022.

(a) New standards and interpretations not yet adopted

A number of new standards, and amendments to standards and interpretations, are not yet effective for the period ended March 31, 2023, and have not been applied in preparing these financial statements.

IAS 8 Accounting Policies, Changes in Accounting Estimates and Errors has been amended for annual reporting periods beginning on or after January 1, 2023 with earlier application permitted. The update is applied in selecting and applying accounting policies, accounting for changes in estimates and reflecting corrections of prior period errors. The standard requires compliance with any specific IFRS applying to a transaction, event or condition, and provides guidance on developing accounting policies for other items that result in relevant and reliable information. Changes in accounting policies and corrections of errors are generally retrospectively accounted for, whereas changes in accounting estimates are generally accounted for on a prospective basis. Effective October 1, 2023, the Company will adopt the Amendment to IAS 8 and is assessing the impact on its financial statements.

On January 23, 2020, the IASB issued amendments to IAS 1 Presentation of Financial Statements (the 2020 amendments), to clarify the classification of liabilities as current or non-current. On October 31, 2022, the IASB issued Non-current Liabilities with Covenants (Amendments to IAS 1) (the 2022 amendments), to improve the information a company provides about long-term debt with covenants. The 2020 amendments and the 2022 amendments (collectively “the Amendments”) are effective for annual periods beginning on or after January 1, 2024. Early adoption is permitted.

IAS 1 and IFRS Practice Statement 2 has been amended for annual reporting periods beginning on or after January 1, 2023 with earlier application permitted. The update sets out the requirements for disclosure of accounting policies, including that an entity should disclose its material accounting policies instead of its significant accounting policies, and how an entity can identify a material accounting policy.

IFRS 16 leases has been amended for specifications on how to recognize, measure, present and disclose leases for annual reporting periods on or after January 1, 2024 with earlier application permitted. The standard provides a single lessee accounting model, requiring the recognition of assets and liabilities for all leases, unless the lease term is 12 months or less or the underlying assets has a low value. Lessor accounting however remains largely unchanged from IAS 17 and the distinction between operating and finance leases retained.

The Company is determining the impact of these new standards on its financial statements.

6. Other receivables

	March 31	September 30
	2023	2022
Scientific research and experimental development credits (SR&ED)	$ 1,041,308	$ 1,484,148
Goods and services tax receivables	91,139	258,061
Interest receivables	2,057	8,133
	$ 1,134,504	$ 1,750,342

The SR&ED amount receivable of $1,041,308 as of March 31, 2023 represents estimated claim of $743,956 for the year ended September 30, 2022 as well as estimated claim of $297,352 for the six months ended March 31, 2023.

Subsequent to period end the Company received the full amount of the 2022 claim for the fiscal year ending September 30, 2022 for a total of $842,727.

 7. Finance costs

Finance costs comprise the following:	6 Months Ended	6 Months Ended
	March 31	March 31
	2023	2022
Interest on short-term debt and lease liabilities	$ 56,011	$ 109,593
Bank and service charges and interest expenses	54,090	28,800
Class G preferred shares cumulative dividends	216,904	162,868
Interest on shareholder loan	52,611	35,773
Interest accretion on preferred shares	615,003	455,930
Interest on note payable	59,836	-
Change in fair value - derivative liabilities	78,665	55,669
	$ 1,133,120	$ 848,633

8. Property and equipment

The following is a summary of property and equipment as at March 31, 2023:

	Computer equipment	Computer software	Equipment	Leasehold improvements	Total
Balance at October 1, 2022	76,585	45,706	466,435	69,447	658,173
Additions	1,499	-	55,905	-	57,404
Balance at March 31, 2023	78,084	45,706	522,340	69,447	715,577

Depreciation and impairment losses

Balance at October 1, 2022	69,696	31,010	298,898	52,083	451,687
Additions	2,101	4,041	19,549	8,683	34,374
Balance at March 31, 2023	71,797	35,051	318,447	60,766	486,061
Net book value Balance at September 30, 2022	6,889	14,696	167,537	17,364	206,486
Balance at March 31, 2023	$ 6,287	$ 10,655	$ 203,893	$ 8,681	$ 229,516

9. Intangible assets

The following is a summary of intangible assets as at March 31, 2023:

	Domain	Trademarks and patents	Right-of-use asset Equipment	Right-of-use asset Building	Total
Cost
Balance October 1, 2022	57,671	679,396	261,577	131,128	1,129,772
Additions	-	9,149	-	-	9,149
Balance at March 31,2023	57,671	688,545	261,577	131,128	1,138,921
Balance at October 1, 2022	22,050	269,009	261,577	77,789	630,425
Additions	2,884	17,390	-	13,335	33,609
Balance at March 31, 2023	24,934	286,399	261,577	91,124	664,034
Carrying amounts
At September 30, 2022	35,621	410,387	-	53,339	499,347
At March 31, 2023	$ 32,737	$ 402,146	$ -	$ 40,004	$ 474,887

10. Investments

	March 31	September 30
	2023	2022
Fusion CU Share	$25	$25
Fusion Surplus Share	1,368	1,368
GIC 60 Month Non-Redeemable	-	533,523
GIC 60 Month Non-Redeemable	500,000	-
	$501,393	$534,916

11. Bank and other indebtedness

	March 31	September 30
	2023	2022
Fusion Credit Union - operating line of credit	$500,396	$500,811
Fusion Credit Union - Collabria credit card	141,179	129,083
Venbridge Ltd. - operating loan	591,928	1,121,274
Note payable	608,493	548,658
	$1,841,996	$2,299,826

The Company has an authorized line of credit with Fusion Credit Union Ltd. in the amount of $500,000. Interest is charged at 6.70% per annum. The line of credit is secured by the GIC held at Fusion Credit Union (Note 10).

On May 6, 2022, the Company received proceeds in the amount of $500,000 under a promissory note with a minority shareholder. The loan bears interest at 24.00% per annum and matures on August 6, 2023, including interest payable. Under the promissory agreement, the lender has the option to acquire shares at any time prior to maturity.

In June 2021, the Company obtained an operating loan from Venbridge Ltd. with an approved authorized limit of $1,300,000. Interest is charged at 1.40% per month, compounded monthly (or 18.16% per annum). The repayment period is defined as the period commencing on the "closing date" and ending on the date 12 months after the "draw date" for each draw. An amount cannot be repaid before three months from the draw date. The operating loan is secured by a General Security Agreement.

During six months ended March 31, 2023 the Company received $170,000 of fund advancements. Interest is accrued on funds advanced from the date withdrawn from the loan. Amounts available to be drawn are based upon eligible Scientific Research and Experimental Development claims with the Canadian federal or provincial governments.

Subsequent to the period ended March 31, 2023, the Company has repaid the Venbridge operating loan in full.

12. Trade and other payables

	March 31	September 30
	2023	2022
Trade accounts payable	$ 2,093,288	$ 1,622,840
Accrued wages payable	204,487	132,958
	$ 2,297,775	$ 1,755,798

13. Due to shareholders

	March 31	September 30
	2023	2022
Wayne and Melanie Lautt	$ 1,614,373	$ 1,501,747

The amounts due to shareholders are interest bearing with the amount of $932,940 at Bank of Canada prime rate plus 5.00% and the amount of $86,250 bearing interest at 5.25% per annum. These shareholder loans, including principal and interest, have no set repayment terms and are secured by promissory notes. The shareholders have postponed repayment in favour of lenders. Accordingly, the advances from shareholders have been classified as a non-current liability.

Subsequent to period end, the Company incurred additional shareholders loans in the amount of $812,515, which bears interest at the same terms as above.

14. Share capital

 (a) Authorized

Unlimited Class "A" Common voting shares in an unlimited number of Series

Unlimited Class "B" Common non-voting shares in an unlimited number of Series

Unlimited Class "A" Preferred voting shares, redeemable and retractable

Unlimited Class "B" Preferred voting shares, redeemable and retractable at $87.4875 per share

Unlimited Class "C" Preferred voting shares, redeemable and retractable at $87.4875 per share

Unlimited Class "D" Preferred non-voting shares, redeemable and retractable

Unlimited Class "E" Preferred non-voting shares, redeemable and retractable

Unlimited Class "F" Preferred voting shares, redeemable and retractable at $87.4875 per share, with a hold period of three years

Unlimited Class "G" Preferred non-voting, cumulative dividends at 10%, redeemable and retractable at $1.00 per share, convertible to Common shares at a premium of 1:1.1, with a hold period of three years

(b) Shares issued and outstanding

Shares issued and outstanding are as follows:

Common shares
	Number of Class A Series 1 Common Voting Shares	Number of Class A Series 2 Common Voting Shares	Amount $
Balance, September 30, 2021	73,198,416	-	$ 134,517
Issued	-	824,618	2,680,010
Less warrants value			(580,552)
Balance, September 30, 2022	73,198,416	824,618	$ 2,233,975
Issued	606,108	585,396	1,923,455
Warrant modification			120,308
Less warrants value			(856,227)
Balance, March 31, 2023	73,804,524	1,410,014	$ 3,421,511

Common shares

During the period from October 1, 2022 to March 31, 2023, the Company closed multiple tranches totaling 585,396 Class A Series 2 Common Voting shares at a price of $3.25 per share.

During the period from October 1, 2022 to March 31, 2023, the Company issued 606,108 Class A Series 1 Common Voting shares in exchange for 606,108 warrants exercised by holders for total proceeds of $20,918.

Preferred shares
			Liability	Equity	Total
Balance, September 30, 2021:	Issued	Class	$ 5,347,039	$ 6,993,190	$ 12,340,229
	2,465,000	G Preferred	$ 2,465,000	-	$ 2,465,000
Conversion option (Note 7)			117,157	-	117,157
Accretion (Note 7)			971,904	-	971,904
Balance, September 30, 2022:			$ 8,901,100	$ 6,993,190	$ 15,894,290
	Issued	Class
	8,334	B Preferred	361,495		$ 361,495
Conversion option (Note 7)			78,665	-	$ 78,665
Accretion (Note 7)			615,003	-	$ 615,003
Balance, March 31, 2023:			$ 9,956,263	$ 6,993,190	$ 16,949,453

	Number and value of shares outstanding as of:
Class	March 31, 2023		September 30, 2022
	Number	Total	Number	Total
B Preferred	42,986	$ 3,760,835	34,652	$ 3,031,703
C Preferred	900,000	25,020	900,000	25,020
F Preferred	71,826	6,283,982	71,826	6,283,982
G Preferred	4,350,000	4,350,000	4,350,000	4,350,000
		$ 14,419,837		$ 13,690,705

During the period from October 1, 2022 to March 31, 2023 the Company issued 8,334 Class B voting preferred shares in exchange for 8,334 of warrants exercised by holders for the total value assigned of $361,495.

 (c) Derivative liabilities

Conversion option

The Class G Preferred shares conversion option has been valued using the discounted cashflow method using a risk-free interest rate of 3.78% (September 30, 2022 - 3.73%) and risk-free rates on issuance dates ranging from 1.04% to 2.08% (September 30, 2022 - 0.77% to 2.47%).

Warrants	March 31, 2023	September 30, 2022
Quantity Common	5,443,273	3,703,209
Quantity Preferred	36,112	44,446
Total Quantity	5,479,385	3,747,655
Valued	$ 3,399,075	$ 628,692

The fair value of warrants was determined at the date of measurement using the Black Scholes option pricing model with the following weighted average assumptions:

Volatility	113% - 133%
Risk Free interest rate	2.89% - 3.61%

During the period the Company cancelled 9,230 Class A Series 2 Common Voting warrants, exercised 606,108 and 8,334 warrants in exchange for Class A Series 1 Common Voting Shares and Class B Preferred Voting Shares, respectively, for a total of $750,060, and issued 2,355,402 Class A Series 2 Common Voting warrants. Each warrant issued in the period entitles the holder to purchase one Class A Series 2 Common Voting Share at a price of $3.25 per share with varying expiration dates.

On November 30, 2022, the Company extended the expiry date of certain unexercised warrants to the date that is ten years from the date of issuance.

(d) Subsequent events

Subsequent to period end, the Company closed multiple tranches of 169,234 Class A Series 2 Common Voting shares for a total aggregate gross proceeds to the Company of $550,011. Coinciding with the Series A offering, the Company has issued 184,618 warrants with an exercise value of $600,009. Each warrant entitles the holder to purchase one Class A Series 2 Common Voting share at a price of $3.25 per share with varying expiration dates.

Subsequent to period end, the Company issued 654,066 Class A Preferred Voting shares at a price of $1.00 per share in exchange for 201,251 Class A Series 1 Common Voting shares of Melanie and Wayne Lautt Trust valued at $3.25 per share.

During the period October 1, 2022 to March 31, 2023, the Board approved the adoption of an Employee Stock Option Plan (ESOP) to attract and incentivize key employees of the Company. Pursuant to the terms of the ESOP, the Company may grant Options to purchase Common Shares representing up to 5% (2,690,909) of the total issued and outstanding Common Shares of the Company. As a first offering of Options under the plan, the Company granted up to 401,394 Options to eligible employees of the Company. Subsequently, on May 24, 2023, the Company issued 201,251 Class A Series 4 Common Voting shares to employees under the new Employee Stock Option Plan.

 (e) Dividends

As at the fiscal period ended March 31, 2023, the Company declared $216,904 dividends on the Class G non-voting preferred shares (September 30, 2022, paid $162,868 and declared $217,028). Dividends on Class G preferred shares are cumulative at 10% annually for three years from the date of issuance.

 (f) Per share amounts

The weighted average number of common voting shares outstanding as of March 31, 2023 and 2022 was 73,804,524 and 73,198,416 respectively.

The loss per share for the six months ended March 31, 2023 and 2022 was $0.07 and $0.06 respectively.

Warrants, conversion option on the note payable (Note 11) and the convertible Class G Preferred shares (Note 14) are anti-dilutive while the Company is in a net loss position. Therefore they have been excluded from the calculation of diluted EPS.

 15. Commitments and contingencies

(a) Commitments

As at March 31, 2023 and in the normal course of business, the Company has obligations to make future payments, representing contracts and other commitments that are known and committed.

The Company has entered into a rental agreement with St. Boniface Hospital on a month to month basis in the amount of $6,800 monthly. The term of the rental agreement continues until terminated by either party. Either party is required to provide the other with 60 days written notice of termination.

(b) Guarantees

The Company periodically enters into research and license agreements with third parties that include indemnification provisions customary in the industry. These guarantees generally require the Company to compensate the other party for certain damages and costs incurred and a result of claims arising from research and development activities undertaken on behalf of the Company. In some cases, the maximum potential amount of future payments that could be required under these indemnification provisions could be unlimited. These indemnification provisions generally survive termination of the underlying agreement. The nature of the indemnification obligations prevents the Company from making a reasonable estimate of the maximum potential amount it could be required to pay. Historically, the Company has not made any indemnification payments under such agreements and no amount has been accrued in the accompanying financial statements with respect to these indemnification obligations.

16. Government and other assistance

Canada Emergency Business Account

In April 2020 in response to the COVID-19 pandemic the Government of Canada announced the Canada Emergency Business Account (CEBA) program to support businesses with financing for expenses that cannot be avoided or deferred as they take steps to safely navigate a period of shutdown. The Government of Canada, through Fusion Credit Union, provided an interest-free loan of $60,000 to the Company. Of the $60,000 CEBA loan, 33% ($20,000) of the principal amount is forgivable in the event that 67% ($40,000) of the principal amount is repaid on or before December 31, 2023. The 33% ($20,000) forgivable portion of the CEBA loan has been recorded as other income in the year ended September 30, 2021.

17. Related party transactions

Key management compensation of the Company

Key management personnel are those persons having authority and responsibility for planning, directing and controlling the activities of the Company. The Board of Directors, Chief Executive Officer, Chief Development Officer, Chief Financial Officer and Chief Scientific Officer are key management personnel of the Company.

The following table details the compensation paid to key management personnel:

	6 Months Ended March 31 2023	6 Months Ended March 31 2022
Employees	$ 398,916	$ 360,405
Directors fees	35,000	27,500
Total remuneration	$ 433,916	$ 387,905

Transactions with key management personnel of the Company

Directors and key management personnel control 87% percent of the voting shares of the Company. The Company accrued $45,000 in consulting fees and $5,000 in board fees to MelWayne Ltd. for the period October 1, 2022 to March 31, 2023 ($45,000 in consulting fees and $3,750 in board fees from October 1, 2021 to March 31, 2022. As disclosed in Note 13, the Company also accrues interest on shareholder loans.

Parent and ultimate controlling party of the Company

The majority of the Company's shares are owned by Melanie and Wayne Lautt and the ultimate controlling party of the Company is the Melanie Wayne Lautt Trust.

Due to related parties of the Company

	March 31 2023	September 30 2022
Due to Lautt Consulting Ltd.	$4,300	$4,300
Due to MelWayne Ltd.	139,125	105,000
	$143,425	$109,300

 18. Financial instruments - risk management and fair values

 (a) Risk management

The Company as part of its operations carries a number of financial instruments. It is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments except as otherwise disclosed.

Credit risk

The Company limits exposure to credit risk by investing only in banks that have a strong credit rating. Accounts receivable are subject to normal credit risk. The maximum exposure to credit risk is equal to the carrying value of the accounts receivable. The Company regularly assesses the accounts receivable and takes action to collect the amounts or provide adequate reserves against doubtful accounts.

Foreign currency risk

The Company has relationships with entities in other countries. Foreign exchange risk arises because of the cost of transactions denominated in foreign currencies may vary due to changes in exchange rates. As at March 31, 2023, the following item is denominated in U.S. dollars:

	2023	2022

Cash	$1,051	$6,014

Fluctuations in the U.S. dollar exchange rates may potentially have a significant impact on the Company's results of operations.

Interest rate risk

The Company is exposed to interest rate risk to the extent that short-term deposits are at a floating short-term rate of interest and their market value will vary with the change in short-term market interest rates. The Company's maximum exposure to interest risk is based on the effective interest rate and the current carrying value of these assets. Loans from shareholders (Note 15) are at floating rates. Note payable (Note 13) is at a fixed rate.

Liquidity risk

Liquidity risk is the risk that the current financial obligations exceed the cash available to satisfy those obligations at any point in time. The Company's objective in managing liquidity risk is to maintain sufficient readily available cash in order to meet its liquidity requirements. The Company achieves this by primarily relying on private placement offerings of common and preferred shares and warrants. See also Note 4 and Note 16(d).

 (b) Measurement of fair values

Several of the Company's accounting policies and disclosures require the determination of fair value, for both financial and non-financial assets and liabilities. Fair values that have been determined for measurement and/or disclosure purposes based on certain models are described below, including their levels in the fair value hierarchy. Fair value information for financial assets and liabilities not measured at fair value where the carrying amount is a reasonable approximation of fair value are excluded.

(i)  Warrants and options - These derivative instruments (level 2 in the fair value hierarchy) have been valued using the Black-Scholes option pricing model, as described in Note 14.

(ii) Preferred shares - These instruments (level 2 in the fair value model) are carried at amortized cost. The liability component of Class B, C, and F redeemable preferred shares was initially recognized at estimated fair value using a discount rate of 25%. The Class G redeemable preferred shares are classified as a liability in their entirety and carried at amortized cost.

Financial assets and liabilities

The Company has determined the estimated fair values of its financial instruments based on appropriate valuation methodologies. The carrying values of current monetary assets and liabilities approximate their fair values due to their relatively short periods to maturity.

 Financial Statements and Independent Auditors’ Report

for

SciMar Ltd.

September 30, 2022 and 2021

INDEPENDENT AUDITORS’ REPORT

SciMar Ltd.

Financial Statements

September 30, 2022

In Canadian $

SciMar Ltd.

Contents

For the year ended September 30

Page

Financial Statements

Statement of Financial Position……………………………………………......…..1

Statement of Loss and Comprehensive Loss…………………………………........3

Statements of Changes in Equity……………………………………….....…….…4

Statement of Cash Flows……………………………………………………..…..5

Notes to the Financial Statements…………………………………………………….6

INDEPENDENT AUDITORS’ REPORT

To the Shareholders and Board of Directors

SciMar Ltd.:

Opinion

We have audited the financial statements of SciMar Ltd. (the “Company”), which comprise the statements of financial position as of September 30, 2022 and 2021, and the related statements of loss and comprehensive loss, changes in equity, and cash flows for the years then ended, and the related notes to the financial statements.

In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of the Company as of September 30, 2022 and 2021, and its financial performance and its cash flows for the years then ended in accordance with International Financial Reporting Standards (IFRS) as issued by the International Accounting Standards Board (IASB).

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditors’ Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Material Uncertainty Related to Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 4 to the financial statements, the Company has experienced operating losses and negative cash flows from operations since inception, current liabilities exceed current assets, has an accumulated deficit and has not reached successful commercialization of its products. As stated in Note 4, these events or conditions, along with other matters as set forth in Note 4, indicate that a material uncertainty exists that may cast significant doubt on the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with IFRS as issued by the IASB, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise significant doubt about the Company’s ability to continue as a going concern for one year after the date that the financial statements are authorized for issuance.

Auditors’ Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditors’ report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with GAAS, we:

• Exercise professional judgment and maintain professional skepticism throughout the audit.

• Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

• Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

• Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

• Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise significant doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

/s/ KPMG LLP

Chartered Professional Accountants

Winnipeg, Manitoba

February 9, 2023

SciMar Ltd.

Statement of Financial Position

As at September 30

	2022	2021
Assets
Current
Cash	$170,892	$249,037
Other receivables (Note 6)	1,750,342	1,876,524
Inventories (Note 7)	-	41,846
Prepaid expenses	110,018	165,923
	2,031,252	2,333,330
Non-current
Property and equipment (Note 9)	206,486	221,918
Intangible assets (Note 10)	499,347	616,720
Investments (Note 11)	534,916	522,022

	1,240,749	1,360,660
Total assets	$3,272,001	$3,693,990

Continued on next page

The accompanying notes are an integral part of these financial statements

SciMar Ltd.

Statement of Financial Position

As at September 30

	2022	2021
Liabilities
Current
Bank and other indebtedness (Note 13)	$2,299,826	$1,152,027
Trade and other payables (Note 14)	1,755,798	873,959
Dividends payable (Note 16)	217,027	52,529
Liability component of redeemable preferred shares (Note 16)	1,217,905	899,853
Derivative liabilities (Note 16)	500,993	238,454
Current portion of lease liabilities (Note 19)	29,959	103,017
	6,021,508	3,319,839
Non-current
Long-term debt (Note 18)	40,000	40,000
Lease liabilities (Note 19)	33,996	63,956
Due to shareholders (Note 15)	1,501,747	1,339,999
Due to related parties (Note 20)	109,300	12,175
Liability component of redeemable preferred shares (Note 16)	3,216,038	2,562,187
Class G redeemable preferred shares (Note 16)	4,062,978	1,715,151
	8,964,059	5,733,468
	14,985,567	9,053,307

Going concern (Note 4)
Subsequent events (Note 16)
Commitments and contingencies (Note 17)

Shareholder’s deficiency

Common shares (Note 16)	2,233,975	134,517
Equity component of redeemable preferred shares (Note 16)	6,993,190	6,993,190
Warrants issued on common shares	580,552	-
Deficit, end of year	(21,521,283)	(12,487,024)

Total shareholders’ deficiency	(11,731,566)	(5,359,317)

Total liabilities and equity	$3,272,001	$3,693,990

Approved on behalf of the Board

s//: Kelly Melanie Lautt	s//: Melanie Lautt
Director	Director

SciMar Ltd.

Statement of Loss and Comprehensive Loss

For the year ended September 30

	2022	2021
Sales	$3,028	$3,814
Cost of sales (Note 7)	136,728	212,792

Gross profit (loss)	(133,700)	(208,978)

Other income
Scientific research and experimental development (Note 6)	539,222	1,611,304
Government subsidy (Note 18)	15,000	284,085
Other revenue	14,898	8,373
	569,120	1,903,762

Expenses
Advertising and promotion	2,137,688	1,669,840
Amortization and depreciation	209,181	260,311
Board member fees	72,967	40,158
Clinical trials and consulting	2,223,915	2,068,363
General administration	273,009	178,085
Occupancy costs	156,236	113,909
Packaging and lab supplies	248,121	377,833
Professional fees	493,055	194,857
Salaries, wages and benefits	1,705,301	1,534,926
Travel	57,036	21,611
	7,576,509	6,459,893
Operating loss	(7,141,089)	(4,765,109)

Finance income (costs)
Finance costs (Note 8)	(1,896,236)	(919,312)
Foreign exchange (loss)	(16,818)	(14,266)
Interest income	19,884	14,665

Net finance costs	(1,893,170)	(918,913)

Loss before income taxes (Note 12)	(9,034,259)	(5,684,022)

Total comprehensive loss for the year	$(9,034,259)	$(5,684,022)

Earnings per share
Basic loss per share for the period (Note 16)	(0.12)	(0.08)
Diluted loss per share for the period (Note 16)	(0.12)	(0.08)

The accompanying notes are an integral part of these financial statements

SciMar Ltd.

Statement of Changes in Equity

For the year ended September 30

	Common Shares	Common Shares Warrants	Equity component of preferred shares	Deficit	Total shareholders’ (deficiency) equity
Balance September 30, 2020	$133,400	-	$5,283,574	$(6,803,002)	$(1,386,028)
Net (loss) for the year	-	-	-	(5,684,022)	(5,684,022)
Issuance of common shares (Note 16)	69,718	-	-	-	69,718
Issuance of preferred shares (Note 16)	-	-	1,709,616	-	1,709,616
Warrants issued	(68,601)	-	-	-	(68,601)

Balance September 30, 2021	134,517	-	6,993,190	(12,487,024)	(5,359,317)
Net (loss) for the year	-	-	-	(9,034,259)	(9,034,259)
Issuance of common shares (Note 16)	2,099,458	580,552	-	-	2,680,010

Balance September 30, 2022	$2,233,975	580,552	$6,993,190	$(21,521,283)	$(11,713,566)

The accompanying notes are an integral part of these financial statements

SciMar Ltd.

Statements of Cash Flows

For the year ended September 30

	2022	2021
Cash provided by (used for) the following activities
Operating activities
Cash received from customers	$3,028	$3,814
Cash received from other income	47,968	-
Cash received from SR&ED claim (Note 6)	666,378	-
Cash received from government programs	15,000	284,086
Cash paid to government agencies	(34,043)	(154,077)
Cash paid to suppliers and employees	(6,523,643)	(6,095,383)

	(5,825,312)	(5,961,560)
Interest received	19,884	14,323
Interest paid	(248,623)	(88,291)
	(6,054,051)	(6,035,528)
Financing activities
Proceeds from bank and other indebtedness (Note 13)	2,037,363	1,109,315
Repayments of bank and other indebtedness	(1,003,494)	-
Proceeds from borrowings	-	40,000
Amounts advanced from shareholders (Note 20)	66,000	-
Amounts advanced from related parties	97,125	-
Repayments to related parties (Note 20)	-	(22,375)
Repayment to finance leases	(103,018)	(123,406)
Proceeds from issuance of common shares (Note 16)	2,680,010	69,718
Proceeds from issuance of redeemable preferred shares (Note 16)	2,465,000	4,340,316
Dividends paid (Note 16)	(162,868)	-
	6,076,118	5,413,568
Investing activities
Increase to long-term investments	(12,895)	(11,934)
Purchases of property, plant and equipment (Note 9)	(61,728)	(73,175)
Additions to intangible assets (Note 10)	(14,647)	(15,280)
	(89,270)	(100,389)
Net effect of translation of foreign currency cash	(10,942)	(14,266)

Decrease in cash	(78,145)	(736,615)

Cash, beginning of year	249,037	985,652
Cash, end of year	$170,892	$249,037

The accompanying notes are an integral part of these financial statements

SciMar Ltd.

Notes to the Financial Statements

For the year ended September 30

1. Reporting entity

SciMar Ltd. (the "Company") is a company incorporated under the Corporations Act in the Province of Manitoba.

The Company is primarily involved in research and development of medical technology. The Company has created 1 MVP “minimal viable product” (NuPa Daily) which was registered to sell in the United States of America and had been granted a NPN (Natural Product Number) in Canada. This product is undergoing further formulation testing to create a novel prototype designed for clinical trial validation. A second prototype product, NuPa Test, has been registered as a “standardized test meal” and was used in a Health Canada regulated “proof of concept” clinical trial. The Company has two other products in the pipeline, both in pre-clinical development.

The Company's registered office address is 1000-330 St. Mary Ave, Winnipeg MB R3C 3Z5. Its business office is at 119 Main St. South, Dauphin MB, R7N 1K4.

2. Statement of compliance

The financial statements have been prepared in accordance with the International Financial Reporting Standards (IFRSs) as issued by the International Accounting Standards Board (IASB). The financial statements were authorized for issue by the Board of Directors on February 6, 2023.

3. Basis of preparation of financial statements

Basis of measurement

The financial statements have been prepared on the historical cost basis, except for derivative instruments which are stated at fair value.

Functional and presentation currency

The financial statements are presented in Canadian dollars, which is the Company's functional currency. All financial information presented has been rounded to the nearest dollar except where indicated otherwise.

Use of estimates and judgments

The preparation of these financial statements in conformity with IFRSs requires management to make judgments, estimates and assumptions that affect the application of accounting policies and the reported amounts of assets, liabilities, income and expenses. Actual results may differ from these estimates.

Estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized in the period in which the estimates are revised and in any future periods affected.

Information about critical judgments in applying accounting policies that have the most significant effect on the amounts recognized in the financial statements and information about assumptions and estimation uncertainties that have a significant risk of resulting in a material adjustment within the next financial year is included in the following notes:

• Note 5 Patents and trademarks

• Note 5 Impairment of non-financial assets

• Note 16 Valuation of derivatives and preferred shares

• Note 16 Share capital

• Note 19 Leases

4. Going concern

These financial statements have been prepared using IFRSs that are applicable to a going concern, which contemplates that SciMar Ltd. will continue in operation for the foreseeable future and will be able to realize its assets and discharge its liabilities and commitments in the normal course of business. There is material uncertainty that exists related to events or conditions that may cast substantial doubt on the Company's ability to continue as a going concern because the Company has experienced operating losses and negative cash flows from operations since inception, current liabilities exceed current assets, has an accumulated deficit and has not reached successful commercialization of its products. Therefore the Company may not be able to realise its assets and discharge its liabilities in the normal course of business.

The Company's future operations are completely dependent upon its ability to generate product sales, negotiate collaboration or licence agreements with up-front payments, obtain research grant funding, or other strategic alternatives, and/or secure additional funds. While the Company is striving to achieve the above plans there is no assurance that such sources of funds will be available or obtained on favourable terms. If the Company cannot generate product sales, negotiate collaboration or licence agreements with up-front payments, obtain research grant funding, or if it cannot secure additional financing on terms that would be acceptable to it, the Company will have to consider additional strategic alternatives which may include, among other strategies, exploring the monetization of certain tangible and intangible assets as well as seeking to license assets, reduce the monthly cash expenditures, potential asset divestitures, winding up, dissolution or liquidation of the Company.

The ability of the Company to continue as a going concern and to realize the carrying value of its assets and discharge its liabilities and commitments when due is dependent on the successful completion of the actions taken or planned, some of which are described above, which management believes will mitigate the adverse conditions and events which raise significant doubt about the validity of the going concern assumption used in preparing these financial statements. There is no certainty that these and other strategies will be sufficient to permit the Company to continue as a going concern.

These financial statements do not reflect adjustments in the carrying values of the Company's assets and liabilities, expenses, and the balance sheet classifications used, that would be necessary if the going concern assumption were not appropriate. Such adjustments could be material.

5. Summary of significant accounting policies

The principal accounting policies adopted in the preparation of the financial statements are set out below. The policies have been consistently applied to all the years presented, unless otherwise stated.

(a) New standards and interpretations not yet adopted

A number of new standards, and amendments to standards and interpretations, are not yet effective for the year ended September 30, 2022, and have not been applied in preparing these financial statements.

On January 23, 2020, the IASB issued amendments to IAS 1 Presentation of Financial Statements (the 2020 amendments), to clarify the classification of liabilities as current or non-current. On October 31, 2022, the IASB issued Non-current Liabilities with Covenants (Amendments to IAS 1) (the 2022 amendments), to improve the information a company provides about long-term debt with covenants. The 2020 amendments and the 2022 amendments (collectively “the Amendments”) are effective for annual periods beginning on or after January 1, 2024. Early adoption is permitted.

IAS 8 Accounting Policies, Changes in Accounting Estimates and Errors has been amended for annual reporting periods on or after January 1, 2023 with earlier application permitted. The amendments introduce a new definition for accounting estimates, clarifying that they are monetary amounts in the financial statements that are subject to measurement uncertainty. The amendments also clarify the relationship between accounting policies and accounting estimates by specifying that a company develops an accounting estimate to achieve the objective set out by an accounting policy.

IAS 1 and IFRS Practice Statement 2 has been amended for annual reporting periods beginning on or after January 1, 2023 with earlier application permitted. The update sets out the requirements for disclosure of accounting policies, including that an entity should disclose its material accounting policies instead of its significant accounting policies, and how an entity can identify a material accounting policy.

The Company is determining the impact on its financial statements.

(b) Foreign currency translation

Transactions in foreign currencies are translated at exchange rates at the dates of the transactions. Monetary assets and liabilities denominated in foreign currencies at the reporting date are re-translated at the exchange rate at that date. Nonmonetary items that are measured in terms of historical costs in a foreign currency are translated using the exchange rate at the date of the transaction.

(c) Financial instruments

i. Non-derivative financial assets

The Company initially recognizes loans and receivables and deposits on the date that they are originated. All other financial assets are recognized initially on the trade date at which the Company becomes a party to the contractual provisions of the instrument.

The Company derecognizes a financial asset when the contractual rights to the cash flows from the asset expire, or it transfers the rights to receive the contractual cash flows on the financial asset in a transaction in which substantially all the risks and rewards of ownership of the financial asset are transferred.

Financial assets and liabilities are offset and the net amount presented in the statement of financial position when and only when, the Company has a legal right to offset the amounts and intends either to settle on a net basis or to realize the asset and settle the liability simultaneously.

The Company classifies non-derivative financial assets into the following categories: loans and receivables. The Company has not classified any assets or liabilities as held-to-maturity or as available-for-sale. The Company had no "other comprehensive income or loss" transactions during the year ended September 30, 2022 or 2021 and no opening or closing balances for accumulated other comprehensive income or loss.

Loans and receivables

Loans and receivables are financial assets with fixed or determinable payments that are not quoted in an active market. Such assets are recognized initially at fair value plus any directly attributable transaction costs. Subsequent to initial recognition loans and receivables are measured at amortized cost using the effective interest method, less any impairment losses. Loans and receivables comprise other receivables.

Cash and cash equivalents

Cash and cash equivalents comprise cash balances and call deposits with original maturities of three months or less.

ii. Non-derivative financial liabilities

Financial liabilities are classified as measured at amortized cost or fair value through profit or loss (FVTPL).

A financial liability is classified as at FVTPL if it is classified as held-for-trading, it is a derivative or it is designated as such on initial recognition. Financial liabilities at FVTPL are measured at fair value and net gains and losses, including any interest expense, are recognized in earnings. Other financial liabilities are subsequently measured at amortized cost using the effective interest method.

The Company has the following financial liabilities measured at amortized cost: bank and other indebtedness, trade and other payables, long-term debt, and liability component of redeemable preferred shares.

iii. Share capital

Common shares - Common voting shares are classified as equity. Incremental costs directly attributable to the issue of common voting shares are recognized as a deduction from equity, net of any tax effects.

Preferred shares – Redeemable preferred shares are classified as financial liabilities if they are redeemable in cash at the option of the holders. Non-discretionary dividends thereon are recognized as interest expense in profit or loss.

Class B, C, and F redeemable preferred shares are compound financial instruments. The liability component is initially recognized at the fair value of a similar liability that does not have an equity component. The equity component is initially recognized at the difference between the fair value of the compound financial instrument as a whole and the fair value of the liability component. Subsequent to initial recognition, the liability component is measured at amortized cost using the effective interest method. The equity component is not remeasured.

The liability component of redeemable preferred shares that are not subject to a hold period are classified as a current liability. In fiscal 2022, it was identified that such preferred shares were incorrectly classified as a non-current liability in the prior period. As a result, the statement of financial position as at September 30, 2021 has been adjusted for this immaterial correction to increase liability component of preferred shares (current liabilities) and decrease liability component of preferred shares (non-current liabilities) by $899,853.

On February 10, 2022 the Company effected a 72.72:1 stock split on its Class A Common - Series 1 and 2 Voting shares. Unless otherwise noted, impacted amounts and share information included in the financial statements and notes thereto have been retroactively adjusted for the stock split as if such stock split occurred on the first day of the first year presented.

iv. Warrants

Warrants that are exercisable to acquire preferred shares are classified as derivative liabilities. They are initially recognized at fair value with subsequent changes in fair value recognized in earnings. The fair value is estimated and measured using the Black-Scholes model. Warrants that are issued in connection with common share issuances are recorded in equity.

(d) Property and equipment

Items of property and equipment are measured at cost less accumulated depreciation and impairment losses. Cost includes expenditures that are directly attributable to the acquisition of the asset. When parts of an item of property and equipment have different useful lives, they are accounted for as separate items of property and equipment. The costs of day to day servicing of property and equipment are recognized in the statement of loss and comprehensive loss in the period in which they are incurred.

All assets having limited useful lives are depreciated using the diminishing balance method over their estimated useful lives. Assets are depreciated from the date of acquisition. Internally constructed assets are depreciated from the time an asset is available for use. Leased assets are depreciated over the shorter of the lease term and their useful lives.

Depreciation is recognized in profit or loss over the estimated useful lives of each part of an item of property and equipment in a manner which most closely reflects the expected pattern of consumption of the future economic benefits embodied in the asset. The estimated useful lives for the current and comparative periods are as follows:

	Method	Rate
Computer equipment	Declining balance	55%
Computer software	Declining balance	55%
Equipment	Declining balance	20%
Leasehold improvements	Straight-line	5 years

Depreciation methods, useful lives and residual values are reviewed at each financial year-end and adjusted if appropriate.

(e) Intangible assets

i. Research and development

Expenditure on research activities, undertaken with the prospect of gaining new scientific or technical knowledge and understanding, is recognized in profit or loss or as incurred.

Development activities involve a plan or design for the production of new or substantially improved products and processes. Development expenditure is capitalized only if development costs can be measured reliably, the product or process is technically and commercially feasible, future economic benefits are probable, and the Company intends to and has sufficient resources to complete development and to use or sell the asset. No development costs have been capitalized to date.

ii. Patents and trademarks

Costs incurred in obtaining a patent are capitalized and amortized on a straight-line basis over the legal life of the respective patent or trademark, being approximately 20 years, or its economic life, if shorter.

Average remaining useful life of the patents currently recognized on the statement of financial position is 5 years.

Trademarks have an indefinite life. Costs incurred in successfully obtaining a patent or trademark are measured at cost less accumulated amortization and accumulated impairment losses. The cost of servicing the Company's patents and trademarks is expensed as incurred.

iii. Subsequent expenditure

Subsequent expenditure is capitalized only when it increases the future economic benefits embodied in the specific asset to which it relates. All other expenditures are recognized in profit or loss as incurred.

(f) Impairment

i. Financial assets

At each reporting date, the Company assesses whether there is objective evidence that a financial asset is impaired.

If such evidence exists, the Company recognizes an impairment loss for financial assets carried at amortized cost.

Impairment losses on financial assets carried at amortized cost are reversed in subsequent periods if the amount of the loss decreases and the decrease can be related objectively to an event occurring after the impairment was recognized.

ii. Non-financial assets

The carrying amount of long-lived non-financial assets, including intangible assets and property and equipment, is reviewed at each reporting date to determine whether there is any indication of impairment. If any such indication exists, then the asset's recoverable amount is estimated. Intangible assets with indefinite lives and intangible assets not yet put into use are evaluated for impairment at least annually.

An impairment exists when the carrying value of an asset exceeds its recoverable amount, which is the higher of its fair value less costs to sell or its value in use. The fair value less costs to sell calculation is based on available data from observable market prices, less incremental costs. The value in use calculation is based on a discounted cash flow model. These calculations require the use of estimates and forecasts of future cash flows. Qualitative factors, including market size and market growth trends, strength of customer demand and degree of variability in cash flows, as well as other factors, are considered when making assumptions with regard to future cash flows and the appropriate discount rate. A change in any of the significant assumptions of estimates used to evaluate the underlying assets could result in a material change to the results of operations.

Impairment losses recognized in prior periods are assessed at each reporting date for any indications that the loss has decreased or no longer exists. An impairment loss is reversed, to the extent that the asset's carrying amount does not exceed the carrying amount that would have been determined, net of amortization, if no impairment had been recognized. Write-downs as a result of impairment are recognized in research expense in the statement of loss and comprehensive loss.

(g) Employee benefits

i. Short-term employee benefits

Short term employee benefit obligations are measured on an undiscounted basis and are expensed as the related service is provided.

(h) Government grants

An unconditional government grant related to research and development activities is recognized in profit or loss as other income when there is reasonable assurance that the grant will be received. Grants that compensate the Company for the cost of an asset are recognized in profit or loss on a systematic basis over the useful life of the asset.

Government assistance

The Company recognizes government assistance when there is reasonable assurance that it will comply with the conditions required to qualify for the assistance, and that the assistance will be received.

COVID related programs

The Company recognizes government assistance in the form of forgivable loan as other income in the year the forgivable loan is receivable, when there is reasonable assurance that the Company will comply with all conditions of said loan.

The Company recognizes government assistance for Canada Emergency Wage Subsidy (CEWS) as other income.

The Company recognizes government assistance toward current expenses for the Canada Emergency Rent Subsidy (CERS) in income for the period as other income.

(i) Finance income and finance costs

Finance income comprises interest income on funds invested which is recognized as it accrues in profit or loss, using the effective interest method. Finance costs comprise interest expense on borrowings and accretion on preferred shares and are recognized in profit or loss using the effective interest method.

Foreign currency gains and losses are reported on a net basis.

(j) Income taxes

Taxation on the profit or loss for the year comprised of current and deferred tax. Current tax and deferred tax are recognized in profit or loss except to the extent that it relates to a business combination, or items recognized directly in equity or in other comprehensive income.

Current tax is the expected tax payable on the taxable income for the year using rates enacted or substantially enacted at the year end, and includes any adjustments to tax payable in respect of previous years.

(k) Deferred taxes

Deferred income taxes are calculated using the liability method on temporary differences between the carrying amounts of assets and liabilities and their tax bases. Deferred tax is not provided on the initial recognition of goodwill or on the initial recognition of an asset or liability unless the related transaction is a business combination or affects tax or accounting profit. Where an asset has no deductible or depreciable amount for income tax purposes, but has a deductible amount on sale or abandonment for capital gains purposes, the amount is included in the determination of temporary differences.

Deferred tax assets and liabilities are calculated at tax rates that are expected to apply to their respective period of realization, provided they are enacted or substantially enacted by the end of the reporting period.

Deferred tax assets are recognized to the extent that it is probable that they will be able to be utilized against future taxable income. Deferred tax assets are reviewed at each statement of financial position and adjusted to the extent that it is no longer probable that the related tax benefit will be realized.

Deferred tax assets and liabilities are offset when: (a) the Company has a legally enforceable right to set off; and (b) the deferred tax assets and the deferred tax liabilities relate to income taxes levied by the same taxation authority on either: (i) the same taxable entity; or (ii) different taxable entities which intend either to settle current tax liabilities and assets on a net basis, or to realize the assets and settle the liabilities simultaneously, in each future period in which significant amounts of deferred tax liabilities or assets are expected to be settled or recovered.

Any changes in deferred tax assets or liabilities are recognized as part of tax expense or income in profit or loss, except where they relate to items that are recognized in other comprehensive loss or directly in equity, in which case the related deferred tax is also recognized in other comprehensive loss or equity, respectively.

Scientific research and development tax credits, which are earned as a result of incurring qualifying research and development expenditures, are recorded as income or cost of the asset acquired when there is reasonable assurance that they will be realized.

(l) Leases

The Company assesses at inception of a contract, whether the contract is, or contains a lease. A contract is, or contains, a lease if the contract conveys the right to control the use of an identified asset for a period of time in exchange for consideration. To assess whether a contract conveys the right to control the use of an identified asset for a period of time, the Company assesses whether it has the following through the period of use:

• The right to obtain substantially all of the economic benefits from use of the identified asset; and

• The right to direct the use of the identified asset.

This policy is applied to contracts entered into, or changed, as of or after October 1, 2019.

Where the Company is a lessee in a contract that contains a lease component, the Company allocates the consideration in the contract to each lease component on the basis of the relative stand-alone price of the lease component and the aggregate stand-alone price of the non-lease components.

At the lease commencement date, the Company recognizes a right-of-use asset and a lease liability. The right-of-use asset is initially measured at cost. The cost of the right-of-use asset is comprised of the initial amount of the lease liability, any lease payments made at or before the commencement date less any lease incentives received, initial direct costs incurred by the Company, and an estimate of the costs to be incurred by the Company in dismantling and removing the underlying asset and restoring the site on which it is located or restoring the underlying asset to the condition required by the terms and conditions of the lease.

The lease liability is initially measured at the present value of the lease payments not paid at the lease commencement date, discounted using the interest rate implicit in the lease or the Company's incremental borrowing rate, if the interest rate implicit in the lease cannot be readily determined. The lease payments included in the measurement of the lease liability comprise of fixed payments (including in-substance fixed payments) less any lease incentives receivable, variable lease payments that depend on an index or rate, amounts expected to be payable by the Company under a residual value guarantee, the exercise price of a purchase option that the Company is reasonably certain to exercise, and payment of penalties for terminating the lease if the lease term reflects the Company exercising an option to terminate the lease. After the commencement date, the Company measures the lease liability at amortized cost using the effective interest method.

The Company remeasures the lease liability when there is a change in the lease term, a change in the Company's assessment of an option to purchase the underlying asset, a change in the Company's estimate of amounts expected to be payable under a residual value guarantee, or a change in future lease payments resulting from a change in an index or a rate used to determine those payments. On remeasurement of the lease liability, a corresponding adjustment is made to the carrying amount of the right-of-use asset, or is recorded in profit or loss if the carrying amount of the right-of-use asset has been reduced to zero.

(m) Inventories

Inventories are measured at the lower of cost and net realizable value. The cost of inventories is based on the first-in, first-out principle.

(n) Provisions

A provision is recognized, if, as a result of a past event, the Company has a legal or constructive obligation that can be estimated reliably and it is probable that a future outflow of economic benefits will be required to settle the obligation.

(o) Earnings (loss) per share

The Company presents basic earnings per share (EPS) data for its Common Voting Series 1 and 2 shares. Basic EPS is calculated by dividing the profit or loss attributable to common voting shareholders of the Company by the weighted average number of common voting Series 1 and 2 shares outstanding during the period, adjusted for own shares held. Common voting share equivalents such as the note payable (Note 13) and the convertible Class G Preferred Shares (Note 16) are anti-dilutive while the Company is in a net loss position. Therefore, these equivalents have been excluded from the calculation of diluted loss per share as their effect is anti-dilutive.

6. Other receivables

	2022	2021
Scientific research and experimental development credits (SR&ED)	$1,484,148	$1,611,304
Goods and services tax receivables	258,061	224,018
Interest receivables	8,133	7,331
Other receivables	-	33,871
	$1,750,342	$1,876,524

The SR&ED amount receivable of $1,611,304 as of September 30, 2021 represent a combined amount from two claims: $666,378 for the year ended September 30, 2020 that was collected during 2022 fiscal year, and $944,926 for the year ended September 30, 2021.

The SR&ED amount receivable of $1,484,148 as of September 30, 2022 represents an amount for the claim for the year ended September 30, 2021 that was received subsequent to the year-end as well as $743,956 claimed for the year ended September 30, 2022.

7. Inventories

	2022	2021
Finished Goods – NuPa Daily	$ -	$41,846

The cost of inventories recognized as an expense and included in cost of sales amounted to $826 (2021 – $1,728).

During the as at, inventory was written down from its carrying amount of $41,846 (2021 – $267,563) to its net realizable value of nil (2021 – $41,846).The resulting write-down of $41,020 (2021 – $211,064) has been recorded in cost of sales in profit or loss.

8. Finance Costs

	2022	2021
Interest on short-term debt and lease liabilities	$221,092	$70,808
Bank and service charges and interest expenses	33,574	17,483
Class G preferred shares cumulative dividends	379,896	52,529
Interest on shareholder loan	95,748	60,116
Interest accretion on preferred shares	971,904	718,376
Interest on note payable	48,657	-
Warrants fair value revaluation	28,208	-
Change in fair value – derivative liabilities	117,157	-

	$1,896,236	$919,312

9. Property and Equipment

The following is a summary of property and equipment as at September 30, 2022:

	Computer equipment	Computer software	Equipment	Leasehold improvements	Total
Cost
Balance at October 1, 2020	$64,083	$659	$389,081	$69,447	$523,270
Additions	10,955	45,047	17,173	-	73,175
Balance at September 30, 2021	75,038	45,706	406,254	69,447	596,445
Balance at October 1, 2021	75,038	45,706	406,254	69,447	596,445
Additions	1,547	-	60,181	-	61,728
Balance at September 30, 2022	76,585	45,706	466,435	69,447	658,173

Depreciation and impairment losses

Balance at October 1, 2020	53,215	659	206,794	17,362	278,030
Depreciation charge for the year	9,006	12,388	57,742	17,360	96,496
Balance at September 30, 2021	62,221	13,047	264,536	34,722	374,526

Balance at October 1, 2021	62,221	13,047	264,536	34,722	374,526
Depreciation charge for the year	7,475	17,963	34,362	17,361	77,161
Balance at September 30, 2022	69,696	31,010	298,898	52,083	451,687

Net book value
Balance at September 30, 2021	12,817	32,659	141,717	34,725	$221,918
Balance at September 30, 2022	$6,889	$14,696	$167,537	$17,364	$206,486

10. Intangible assets

The following is a summary of intangible assets as at September 30, 2022:

	Domain	Trademarks and patents	Right-of-use asset Equipment	Right-of-use asset building	Total
Cost
Balance October 1, 2020	$53,597	$653,543	$261,577	$131,128	$1,099,845
Additions	4,074	11,206	-	-	15,280
Balance at September 30, 2021	57,671	664,749	261,577	131,128	1,115,125

Balance at October 1, 2021	57,671	664,749	261,577	131,128	1,115,125
Additions	-	14,647	-	-	14,647
Balance at September 30, 2022	57,671	679,396	261,577	131,128	1,129,772

Authorization and impairment losses
Balance at October 1, 2020	10,720	201,331	98,091	24,448	334,590
Amortization for the year	5,563	33,491	98,091	26,670	163,815
Balance at September 30, 2021	16,283	234,822	196,182	51,118	498,405

Balance at October 1, 2021	16,283	234,822	196,182	51,118	498,405
Amortization for the year	5,767	34,187	65,395	26,671	132,020
Balance at September 30, 2022	22,050	269,009	261,577	77,789	630,425

Carrying amounts
At September 30, 2021	41,388	429,927	65,395	80,010	616,720
At September 30, 2022	$35,621	$410,387	$ -	$53,339	$499,347

11. Investments

	2022	2021
Fusion CU Share	$25	$25
Fusion Surplus Share	1,368	981
GIC 60 Month Non-Redeemable	533,523	521,016

	$534,916	$522,022

12. Income Tax

(a) Income tax provision

The reconciliation of the income tax provision using statutory income tax rates prevailing in Canada with the income tax expense reported in the financial statements is as follows:

	2022	2021
Accounting loss before tax from continuing operations	$(9,034,259)	$(5,684,022)
Income tax recovery calculated at 9%	(813,083)	(511,562)
Non-deductible expenses	834	329
Non-deductible interest on preferred shares and warrants	134,757	69,382
Other changes	16,831	(34,179)
	(660,661)	(476,030)
Changes in unrecognized deferred tax asset	660,661	476,030
Income tax recovery reported in profit (loss)	$ -	$ -

(b) Unrecognized tax asset based on temporary differences not recognized were as follows:

As at September 30, 2021 and 2022, deferred tax differences for which no deferred tax asset was recognized were as follows.

	2022	2021

Property and equipment	$39,330	$32,172
Intangible assets	25,146	21,550
Right-of-use assets	955	1,941
Non-capital losses	1,194,143	633,154
Scientific research and experimental development costs	346,383	256,479

	$1,605,957	$945,296

Given the Company’s past losses, management does not believe that it is probable that the Company can utilize its deferred tax assets and therefore it has not recognized any amount in the statement of financial position. The deferred tax liability for temporary differences have been offset by sufficient deductible temporary differences from above which are available to reverse in the same period as the taxable temporary differences.

12. Income tax (continued from previous page)

(c) The Company has the following available for application in future years

	2022	2021
Unutilized scientific research and development expenditures without time limitation	$4,685,743	$2,849,767

Unutilized non-capital loss carried forward balances

2023	11,422
2033	42,980
2034	46,165
2036	500
2038	270,079
2039	685,649
2040	1,689,132
2041	4,256,975
2042	6,265,357

13. Bank and other indebtedness

	2022	2021
Fusion Credit Union – operating line of credit	$500,811	$499,925
Fusion Credit Union – Collabria credit card	129,083	27,290
Venbridge Ltd. – operating loan	1,121,274	624,812
Note payable	548,658	-

	$2,299,826	$1,152,027

The Company has an authorized line of credit with Fusion Credit Union Ltd. in the amount of $500,000. Interest is charged at 5.45% per annum. The line of credit is secured by the GIC held at Fusion Credit Union (Note 11).

In June 2021, the Company obtained an operating loan from Venbridge Ltd. with an approved authorized limit of $1,300,000. Interest is charged at 1.40% per month, compounded monthly (or 18.16% per annum). The repayment period is defined as the period commencing on the "closing date" and ending on the date 12 months after the "draw date" for each draw. An amount cannot be repaid before three months from the draw date. The operating loan is secured by a General Security Agreement.

During the year ended September 30, 2022 the Company received an aggregate of $1,002,000 of fund advancements (2021 - $600,000) and conducted $670,810 (2021 - nil) of fund repayments. Interest is accrued on funds advanced from the date withdrawn from the loan. Amounts available to be drawn are based upon eligible Scientific Research and Experimental Development claims with the Canadian federal or provincial governments.

On May 6, 2022, the Company received proceeds in the amount of $500,000 under a promissory note with a minority shareholder. The loan bears interest at 24.00% per annum and matures on August 6, 2023, including interest payable. Under the promissory agreement, the lender has the option to acquire shares at any time prior to maturity.

14. Trade and other payables

	2022	2021
Trade accounts payable	$1,622,840	$749,880
Accrued wages payable	132,958	124,079
	$1,755,798	$873,959

15. Due to shareholders

	2022	2021
Wayne and Melanie Lautt	$1,501,747	$1,339,999

The amounts due to shareholders are interest bearing with the amount of $872,925 at Bank of Canada prime rate plus 5.00% and the amount of $86,250 bearing interest at 5.25% per annum. These shareholder loans, including principal and interest, have no set repayment terms and are secured by promissory notes. The shareholders have postponed repayment in favour of lenders. Accordingly, the advances from shareholders have been classified as a non-current liability.

16. Share capital

(a) Authorized

Unlimited Class "A" Common Voting Shares in an unlimited number of Series

Unlimited Class "B" Common non-Voting Shares in an unlimited number of Series

Unlimited Class "A" Preferred voting shares, redeemable and retractable

Unlimited Class "B" Preferred voting shares, redeemable and retractable at $87.4875 per share

Unlimited Class "C" Preferred voting shares, redeemable and retractable at $87.4875 per share

Unlimited Class "D" Preferred non-voting shares, redeemable and retractable

Unlimited Class "E" Preferred non-voting shares, redeemable and retractable

Unlimited Class "F" Preferred voting shares, redeemable and retractable at $87.4875 per share, with a hold period of three years

Unlimited Class "G" Preferred non-voting, cumulative dividends at 10%, redeemable and retractable at $1.00 per share, convertible to Common shares at a premium of 1:1.1, with a hold period of three years

(b) Shares issued and outstanding

Shares issued and outstanding are as follows:

Common Shares
	Number of Class A Series 1 Common Voting Shares	Number of Class A Series 2 Common Voting Shares	Amount $
Balance, September 30, 2020	71,178,196	-	$133,400
Issued	2,020,220	-	69,718
Less warrants value			(68,601)
Balance, September 30, 2021	73,198,416	-	$134,517
Issued	-	824,618	2,680,010
Less warrants value			(580,552)
Balance, September 30, 2022	73,198,416	824,618	$2,233,975

On February 10, 2022, the company Directors passed a resolution to restate the certificate of incorporation as follows:

(1) to create and authorize an unlimited number of Class A Common Voting shares issuable in an unlimited number of series of Class A Common Voting Shares;

(2) to create and authorize an unlimited number of class B Common Non-Voting Shares issuable in an unlimited number of series of Class B Common Non-Voting Shares;

(3) To re-designate and reclassify existing 1,006,478 issued and outstanding Class A Common Voting Shares of the Company as Class A, Series 1 Common Voting Shares;

(4) to cancel the authorized and unissued Class A Common Voting Shares, Class B Common Voting Shares, Class C Common Voting Shares, Class D Common non-voting shares, and Class E Common Non-voting Shares; and

(5) to effect a stock split on its issued and outstanding Class A Series 1 Common Voting Shares on a 72.72 for 1 basis. The stock split has been reflected in these financial statements on a retroactive basis.

Common shares

During the period from October 1, 2021 to September 30, 2022, the Company closed multiple tranches totalling 824,618

Class A Series 2 Common Voting shares at a price of $3.25 per share.

Preferred Shares
		Liability	Equity	Total
Balance, September 30, 2020:		$1,997,963	$5,283,574	$7,281,537
	Issued Class
	17,223 B Preferred	$459,921	$1,046,932	$1,506,853
	C Preferred	3,922	21,078	25,000
	10,555 F Preferred	281,857	641,606	923,463
	1,885,000 G Preferred	1,885,000	-	1,885,000
Total issued:		$2,630,700	$1,709,616	$4,340,316
Accretion (Note 8)		718,376	-	718,376
Balance, September 30, 2021:		$5,347,039	$6,993,190	$12,340,229
	Issued Class
	2,465,000 G Preferred	$2,465,000	-	$2,465,000
Conversion option (Note 8)		117,157	-	117,157
Accretion (Note 8)		971,904	-	971,904
Balance, September 30, 2022:		$8,901,000	$6,993,190	$15,894,290

Number and value of shares outstanding as of:

Class	September 30, 2022	September 30, 2022	September 30, 2021	September 30, 2021
	Number	Total	Number	Total
B Preferred	34,652	$3,031,703	34,652	$3,031,703
C Preferred	900,000	25,020	900,000	25,020
F Preferred	71,826	6,283,982	71,826	6,283,982
G Preferred	4,350,000	4,350,000	1,885,000	1,885,000
		$13,690,705		$11,225,705

During the period from October 1, 2021 to September 30, 2022 the Company closed multiple tranches totaling 2,465,000 Class G non-voting preferred shares at a price $1.00 per share.

(c) Derivative Liabilities

Conversion option

The Class G Preferred Shares conversion option has been valued using the discounted cashflow method using a risk-free interest rate of 3.73% (2021 - 0.5%) and risk-free rates on issuance dates ranging from 0.77% to 2.47%.

Warrants		September 30, 2022	September 30, 2021
	Quantity	515,217	444,446
	Valued	$628,692	$68,606

The fair value of warrants was determined at the date of measurement using the Black Scholes option pricing model with the following weighted average assumptions:

Volatility	86% - 94%
Risk Free interest rate	2.36% - 2.85%

During the year the Company issued 470,771 warrants. Each warrant entitles the holder to purchase one Class A Series 2 Common Voting share at a price of $3.25 per share with various expiration dates.

As of September 30, 2022 The Company revalued 44,446 warrants outstanding from the prior year to its fair market value, resulting in a loss of $28,208. The increase is recorded as a liability on the statement of financial position through profit and loss. The fair value of these warrants is $96,814 as at September 30, 2022 (2021 - $68,406).

(d) Subsequent events

Subsequent to year end, the Company closed three additional tranches of 400,778 Class A Series 2 Common Voting shares for a total aggregate gross proceeds to the Company of $1,302,528. Coinciding with the Series A offering, the Company has issued 1,770,785 warrants with an exercise value of $5,755,050. Each warrant entitles the holder to purchase one Class A Series 2 Common Voting share at a price of $3.25 per share with varying expiration dates.

Holders have exercised warrants for 606,108 Class A Series 1 Common Voting shares and 8,300 Class B Preferred Voting shares for a total aggregate proceeds to the Company of $750,000. Subsequent to year end, the Company cancelled 9,230 non-transferrable Class A, Series 2 Common Voting warrants, and has issued 184,615 non-transferrable replacement warrants for one Class A, Series 2 Common Voting Share each. In December 2022, the Company has established and implemented a warrant program to grant up to a maximum of 323,078 non-transferrable warrants for one Class A Series 2 Common Voting Share each, exercisable at a price of $3.25 per warrant program share and expiring May 4, 2030.

(e) Dividends

As at the fiscal year ended September 30, 2022, the Company paid $162,868 and declared $217,028 dividends on the Class G non-voting preferred shares (2021, declared $52,529). Dividends on Class G Preferred Shares are cumulative at 10% annually.

(f) Per share amounts

The weighted average number of common voting shares outstanding as of September 30, 2022 and 2021 was 73,453,253 and 72,744,558 respectively.

The loss per share for the years ended September 30, 2022 and 2021 was $0.12 and $0.08 respectively. Warrants, conversion option on the note payable (Note 13) and the convertible Class G Preferred Shares (Note 16) are anti-dilutive while the Company is in a net loss position. Therefore they have been excluded from the calculation of diluted EPS.

17. Commitments and contingencies

(a) Commitments

As at September 30, 2022 and in the normal course of business, the Company has obligations to make future payments, representing contracts and other commitments that are known and committed.

The Company has entered into a rental agreement with St. Boniface Hospital on a month to month basis in the amount of $6,800 monthly. The term of the rental agreement continues until terminated by either party. Either party is required to provide the other with 60 days written notice of termination.

(b) Guarantees

The Company periodically enters into research and licence agreements with third parties that include indemnification provisions customary in the industry. These guarantees generally require the Company to compensate the other party for certain damages and costs incurred and a result of claims arising from research and development activities undertaken on behalf of the Company. In some cases, the maximum potential amount of future payments that could be required under these indemnification provisions could be unlimited. These indemnification provisions generally survive termination of the underlying agreement. The nature of the indemnification obligations prevents the Company from making a reasonable estimate of the maximum potential amount it could be required to pay. Historically, the Company has not made any indemnification payments under such agreements and no amount has been accrued in the accompanying financial statements with respect to these indemnification obligations.

18. Government and other assistance

During the year ended September 30, 2022, the Company received and recognized nil (September 30, 2021 - $284,085) in government and other assistance under the Canada Emergency Wage Subsidy, Canada Emergency Rent Subsidy and Canada Emergency Business Account programs. Government and other assistance has been recorded as other income received in the prior year.

Canada Emergency Business Account

In April 2020 in response to the COVID-19 pandemic the Government of Canada announced the Canada Emergency Business Account (CEBA) program to support businesses with financing for expenses that cannot be avoided or deferred as they take steps to safely navigate a period of shutdown. The Government of Canada, through Fusion Credit Union, provided an interest-free loan of $60,000 to the Company. Of the $60,000 CEBA loan, 33% ($20,000) of the principal amount is forgivable in the event that 67% ($40,000) of the principal amount is repaid on or before December 31, 2023. The 33% ($20,000) forgivable portion of the CEBA loan has been recorded as other income in the year ended September 30, 2021.

19. Leases

Right-of-use assets

The following table illustrates the right-of-use asset balances during the period included in Intangible assets (Note 10).

	Building	Equipment	Total
Carrying Amount
Balance at October 1, 2020	$106,680	$163,486	$270,166
Amortization	(26,670)	(98,091)	(124,761)
Balance at September 30, 2021	80,010	65,395	145,405
Amortization	(26,671)	(65,395)	(92,066)
Balance at September 30, 2022	$53,339	$ -	$53,339

Additions to right-of-use assets during 2022 were nil (2021 – nil).

Lease liabilities

Minimum lease payments related to the obligations are as follows:

	2022	2021
Less than one year	$36,000	$116,376
One to five years	36,000	72,000
Total undiscounted lease liabilities	72,000	188,376
Less: Discounting	(8,045)	(21,403)
Total discounted lease liabilities	63,955	166,973
Current	29,959	103,017
Non-current	$33,996	$63,956

The Company has entered a long term lease agreement on September 16, 2019 that commence November 1, 2019 and expires on September 15, 2024. Under the lease, the company is required to pay a base rent of $3,000 per month for the first four-year term. In addition to the above base rent, the company must pay for its proportionate share of utilities, property taxes, maintenance and other related costs for the leased premises.

20. Related party transactions

Key management compensation of the Company

Key management personnel are those persons having authority and responsibility for planning, directing and controlling the activities of the Company. The Board of Directors, Chief Executive Officer, Chief Development Officer, Chief Financial Officer and Chief Scientific Officer are key management personnel of the Company.

The following table details the compensation paid to key management personnel:

	2022	2021
Employees	$780,452	$840,079
Directors Fees	72,500	40,000

Total remuneration	$852,952	$880,079

Other transactions with key management personnel of the Company

Directors and key management personnel control 89% percent of the voting shares of the Company. The Company accrued $90,000 in consulting fees and $10,000 in board fees to MelWayne Ltd. in 2022 (2021 - $82,500 and $5,000). As disclosed in Note 15, the Company also accrues interest on shareholder loans. The Company has accrued $6,000 (2021 - $15,000) in consulting fees to Kelly Lautt.

Parent and ultimate controlling party of the Company

The majority of the Company's shares are owned by Melanie and Wayne Lautt and the ultimate controlling party of the Company is Melanie Wayne Lautt Trust.

Due to related parties of the Company

	2022	2021
Due to Lautt Consulting Ltd.	$4,300	$4,300
Due to MelWayne Ltd.	105,000	7,875
	$109,300	$12,175

21. Capital management

The Company's primary objective when managing capital, defined as common shares, preferred shares and warrants, is to ensure that is has sufficient cash resources to fund its development and commercialization activities and to maintain its ongoing operations.

To fund its activities, the Company relied on private placements of its common and preferred shares. To secure the additional capital the Company may attempt to raise additional funds through the issuance of equity or by securing strategic partners.

The Company is not subject to externally imposed capital requirements and there has been no change with respect to the overall capital management strategy during the year ended September 30, 2022.

22. Financial instruments - risk management and fair values

(a) Risk management

The Company as part of its operations carries a number of financial instruments. It is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments except as otherwise disclosed.

Credit Risk

The Company limits exposure to credit risk by investing only in banks that have a strong credit rating. Accounts receivable are subject to normal credit risk. The maximum exposure to credit risk is equal to the carrying value of the accounts receivable. The Company regularly assesses the accounts receivable and takes action to collect the amounts or provide adequate reserves against doubtful accounts.

Foreign Currency Risk

The Company has relationships with entities in other countries. Foreign exchange risk arises because of the cost of transactions denominated in foreign currencies may vary due to changes in exchange rates. As at September 30, 2022, the following items are denominated in U.S. dollars:

	2022	2021
Cash	$877	$3,665
Prepaid expenses	67,704	46,849

	$68,581	$50,514

Fluctuations in the U.S. dollar exchange rates may potentially have a significant impact on the Company's results of operations.

Interest rate risk

The Company is exposed to interest rate risk to the extent that short-term deposits are at a floating short-term rate of interest and their market value will vary with the change in short-term market interest rates. The Company's maximum exposure to interest risk is based on the effective interest rate and the current carrying value of these assets. Loans from shareholders (Note 15) are at floating rates. Note payable (Note 13) is at a fixed rate.

Liquidity risk

Liquidity risk is the risk that the current financial obligations exceed the cash available to satisfy those obligations at any point in time. The Company's objective in managing liquidity risk is to maintain sufficient readily available cash in order to meet its liquidity requirements. The Company achieves this by primarily relying on private placement offerings of common and preferred shares and warrants. See also Note 4 and Note 16(d).

The following are the remaining contractual maturities of financial liabilities at the reporting date. The amounts are undiscounted, and include contractual interest payments:

		Contractual cash flows ($)	Contractual cash flows ($)
	Carrying amount ($)	< 1 year	1-2 years	2-5 years
Fusion Credit Union	629,894	629,894	-	-
Venbridge Ltd. – operating loan	1,121,274	-	1,121,274	-
Note Payable	548,658	-	650,000	-
Trade and other payables	1,755,798	1,755,798	-	-
Long-Term Debt	40,000	-	40,000	-
Series B preferred shares	1,211,372	3,031,693	-	-
Series C preferred shares	6,533	25,020	-	-
Series F preferred shares	3,216,038	-	-	6,283,988
Series G preferred shares	4,062,978	-	-	4,350,000

In addition, as described in note 15 and note 20, the Company has liabilities to shareholders with no set repayment terms.

22. Financial instruments - risk management and fair values (Continued from previous page)

(b) Measurement of fair values

Several of the Company's accounting policies and disclosures require the determination of fair value, for both financial and non-financial assets and liabilities. Fair values that have been determined for measurement and/or disclosure purposes based on certain models are described below, including their levels in the fair value hierarchy. Fair value information for financial assets and liabilities not measured at fair value where the carrying amount is a reasonable approximation of fair value are excluded.

(i) Warrants and options - These derivative instruments (level 2 in the fair value hierarchy) have been valued using the Black-Scholes option pricing model, as described in Note 16.

(ii) Preferred shares - These instruments (level 2 in the fair value model) are carried at amortized cost. The liability component of Class B, C, and F redeemable preferred shares was initially recognized at estimated fair value using a discount rate of 25%. The Class G redeemable preferred shares are classified as a liability in their entirety and carried at amortized cost.

Financial assets and liabilities

The Company has determined the estimated fair values of its financial instruments based on appropriate valuation methodologies. The carrying values of current monetary assets and liabilities approximate their fair values due to their relatively short periods to maturity.

EXHIBIT INDEX

Exhibit 2A.1: Articles of Incorporation – December 8, 2009*

Exhibit 2A.2: Certificate of Amendment – March 11, 2022*

Exhibit 2B: Bylaws – General*

Exhibit 3: Shareholders Agreement*

Exhibit 4: Subscription Agreement

Exhibit 8: Escrow Agreement

Exhibit 11: Accountant’s Consent

Exhibit 12: Attorney Letter Certifying Legality*

Exhibit 99: Canadian Offering Memorandum Wrapper

*Previously filed on April 3, 2023.

SIGNATURE PAGE

Pursuant to the requirements of Regulation A, the Issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A/A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dauphin, Manitoba on December 12, 2023.

ISSUER COMPANY LEGAL NAME AND ADDRESS:

SciMar Ltd.

119 Main St., S.

Dauphin, Manitoba R7N 1K4 CANADA

s/Mick Lautt

Mick Lautt

Chief Executive Officer

(Date): December 12, 2023

Location Signed: Dauphin, Manitoba

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated:

s/Allison Barsewsky

Allison Barsewsky, Chief Financial Officer

(Date): December 12, 2023

Location Signed: Dauphin, Manitoba

s/Kelly Lautt

Kelly Lautt, Director and Chair of Board

(Date): December 12, 2023

Location Signed: Gibsons, BC

s/Melanie Lautt

Melanie Lautt, Director and Secretary of Board

(Date): December 12, 2023

Location Signed: Gibsons, BC

s/Dr. Wayne Lautt

Dr. Wayne Lautt, Director

(Date): December 12, 2023

Location Signed: Gibsons, BC

s/Paul Vermette

Paul Vermette, Director

(Date): December 12, 2023

Location Signed: Winnipeg, Manitoba

s/Thomas Hodgson

Thomas Hodgson, Director

(Date): December 12, 2023

Location Signed: Winnipeg, Manitoba